FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE LOANS HEREUNDER ARE BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. REQUESTS FOR INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT ON THE LOANS MAY BE DIRECTED TO ADVANCED EMISSIONS SOLUTIONS, INC., 640 PLAZA DRIVE, SUITE 270, HIGHLANDS RANCH, CO 80129.

TERM LOAN AND SECURITY AGREEMENT
among
ADVANCED EMISSIONS SOLUTIONS, INC.,
as Debtor,
CERTAIN SUBSIDIARIES OF DEBTOR,
as Guarantors,
THE BANK OF NEW YORK MELLON,
as Administrative Agent,
and
the Lenders from time to time parties hereto
DATED
December 7, 2018

1

i

SCHEDULES AND EXHIBITS

SCHEDULE 1 – LIST OF GUARANTORS
SCHEDULE 2 – LENDERS AND TERM LOAN COMMITMENTS
SCHEDULE 3 – REAL PROPERTY
SCHEDULE 4 – IMMATERIAL SUBSIDIARIES
SCHEDULE 4.1(b) – NAMES
SCHEDULE 4.1(c) – PERMITTED LIENS
SCHEDULE 4.1(f)(iii)(A) – PLEDGED EQUITY
SCHEDULE 4.1(f)(iii)(B) – PLEDGED INSTRUMENTS, ETC.
SCHEDULE 4.1(f)(v) – COMMERCIAL TORT CLAIMS
SCHEDULE 4.1(l)(ii) – EMPLOYEE PLANS
SCHEDULE 4.1(o) - SUBSIDIARIES
SCHEDULE 4.1(p) – INTELLECTUAL PROPERTY
SCHEDULE 4.2(r) – POST-CLOSING OBLIGATIONS
SCHEDULE 4.3(c) – TRANSACTIONS WITH AFFILIATES
SCHEDULE 4.3(e) – PERMITTED INDEBTEDNESS
SCHEDULE 4.3(k) – PERMITTED INVESTMENTS

EXHIBIT A – FORM OF TERM NOTE
EXHIBIT B – FORM OF COMPLIANCE CERTIFICATE
EXHIBIT C – FORM OF JOINDER AGREEMENT

EXHIBIT D – FORM OF ASSIGNMENT AND ACCEPTANCE

TERM LOAN AND SECURITY AGREEMENT
This TERM LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of December 7, 2018, by and between ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation (“Debtor”), certain subsidiaries of Debtor from time to time party hereto, as Guarantors, the several financial institutions from time to time party hereto, as Lenders and THE BANK OF NEW YORK MELLON, as Administrative Agent (“Administrative Agent”).
RECITALS
WHEREAS, Debtor has requested that the Lenders make available on the Closing Date (as defined herein) a secured term loan to Debtor in the principal amount of SEVENTY MILLION AND NO/DOLLARS ($70,000,000.00); and
WHEREAS, the Lenders are willing to make such secured term loan available to Debtor upon the terms and conditions set forth herein.
NOW THEREFORE, the Loan Parties, the Administrative Agent and the Lenders hereby agree as follows:
ARTICLE I
DEFINITIONS AND REFERENCES
Section 1.1    General Definitions.
As used herein, the terms “Agreement,” “Debtor” and “Administrative Agent” shall have the meanings indicated above, and the following terms shall have the meanings specified below:
“ADA-ES” means ADA–ES, Inc., a Colorado corporation.
“Administrative Agent’s Account” means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.
“Affiliate” means with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.
“Anti-Money Laundering and Anti-Terrorism Laws” means any Requirement of Law relating to terrorism, economic sanctions or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Bank Secrecy Act of 1970 (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), and the implementing regulations promulgated thereunder, (c) the USA PATRIOT Act and the implementing regulations promulgated thereunder, (d) the laws, regulations and Executive Orders administered under any Sanctions Programs, (e) any law prohibiting or directed against terrorist activities or the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), and (f) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws have been, or shall hereafter be, amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.
“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Administrative Agent, in accordance with Section 9.7 hereof and substantially in the form of Exhibit D hereto or such other form acceptable to the Administrative Agent.
“Authorized Officer” means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer or other financial officer performing similar functions, president or executive vice president of such Person.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the IRC or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the IRC) the assets of any such “employee benefit plan” or “plan”.
“Blocked Person” means any Person: (a) that (i) is identified on the list of “Specially Designated Nationals and Blocked Persons” published by OFAC; (ii) resides, is organized or chartered in a country, region or territory that is the target of comprehensive sanctions under any Sanctions Program (a “Sanctioned Country”); or (iii) a Person listed in any economic or financial sanctions-related or trade embargoes-related list of designated Persons maintained under any of the Anti-Money Laundering and Anti-Terrorism Laws; and (b) that is owned or controlled by or that is acting for or on behalf of, any Person described in clause (a) above.
“BNYM” means The Bank of New York Mellon, a New York banking corporation.
“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Business Day” means a day other than a Saturday, Sunday or legal holiday for commercial banks in New York, and, if such day relates to any determination of the LIBOR Rate, means any such day on which dealings in United States dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment”, “intangible assets” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease Obligations, obligations under synthetic leases and capitalized software costs that are paid or due and payable during such period and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Equity Interests of, any other Person.
“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.
“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Balance” means an amount equal to the aggregate unrestricted cash and cash equivalents of Debtor and its Subsidiaries, on the applicable measurement day, measured on a consolidated basis for Debtor and its Subsidiaries.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” (other than the Lenders or any of their respective Affiliates) or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any employee benefit plan of such person or its subsidiaries, (ii) any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (iii) any “group” of which the Lenders or their Affiliates constitute a majority in interest) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange

Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of Debtor entitled to vote for members of the board of directors or equivalent governing body of Debtor on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or
(b)    the consummation of any transaction or series of transactions (including a merger or consolidation), the result of which is that Loan Parties are no longer record or beneficial owners of at least 42.5% of the equity interests of Tinuum Group; or
(c)    the consummation of any transaction or series of transactions (including a merger or consolidation), the result of which is that Loan Parties are no longer the record or beneficial owners of at least 50% of the equity interests of Tinuum Services; or
(d)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Debtor, Tinuum Group or Tinuum Services, as applicable, cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing.
“Closing Date” means December 7, 2018.
“Closing Date Acquisition” means the acquisition by Debtor consummated on the Closing Date pursuant to the Purchase Agreement.
“CoBiz Bank” means CoBiz Bank, a Colorado Corporation, d/b/a Colorado Business Bank.
"CoBiz Collateral" means the Collateral as defined in that certain 2013 Loan and Security Agreement by and among ADA-ES, as Borrower, Debtor as Guarantor, and CoBiz Bank, as Lender, as amended.
“CoBiz Debt” shall have the meaning set forth in Schedule 4.3(e).
“Collateral” shall have the meaning set forth in Section 3.1.
“Company Documents” means the articles of organization of each Loan Party, as amended, the bylaws or operating agreement, as applicable, of each Loan Party, as amended, and any other organizational documents of each Loan Party.

“Control Agreement” means any control agreement required by the Required Lenders to properly perfect their security interest in the Pledged Accounts and in form and substance reasonably satisfactory to the Administrative Agent.
“Copyright License” means any agreement now or hereafter in existence, providing for the grant by, or to, any rights (including, without limitation, the grant of rights for a party to be designated as an author or owner and/or to enforce, defend, use, display, copy, manufacture, distribute, exploit and sell, make derivative works, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Copyright.
“Copyrights” means, collectively, all of the following of any Loan Party: (i) all copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, (ii) all derivative works, counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.
“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.
“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Default Interest” shall have the meaning set forth in Section 2.3(c).
“Disbursement Letter” means a disbursement letter, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, by and between Debtor and the Administrative Agent, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Closing Date.
“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor), sublicenses (as sublicensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of this Agreement and the other Loan Documents, “Disposition” shall include any issuance of Equity Interests by any Subsidiary of Debtor to any Person other than Subsidiaries of Debtor.
“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Employee Plan” means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the 6 calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliate.
“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations by any Loan Party of Environmental Laws or Releases of Hazardous Materials (a) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (b) from adjoining properties or businesses; or (c) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.
“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other Requirement of Law, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment, other government restrictions relating to the protection of the environment or handling, storage, manufacture, labeling, transport, Release, deposit or migration of any Hazardous Materials into the environment or human health and safety as it relates to exposure to Hazardous Materials, in each case, as applicable to the Loan Parties.
“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred by any Loan Party as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any actual or alleged noncompliance with or liability pursuant to any Environmental Law.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.
“Equipment” shall have the meaning set forth in Section 3.1(c).
“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the IRC.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning set forth in Section 6.1.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest on a Loan or Term Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Term Loan Commitment (other than pursuant to an assignment request by Debtor under Section 2.15(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Expected Future Net Cash Flows from the Refined Coal Business” means expected refined coal business cash flows to Debtor through the end of the IRC Section 45 tax credit period, which includes the impact of all expected future Tinuum Group and Tinuum Services distributions and Tinuum Group M-45 royalty payments, offset by Debtor's expected federal and state tax payments as well as expected 453A interest payments, in each case, calculated in good faith, as of any date of determination, in a manner consistent with (i) Debtor’s calculation thereof, and its public disclosures related thereto, on and prior to the Closing Date and (ii) Debtor’s calculations thereof provided to the Lenders prior to the Closing Date.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC.
“Fee Letters” means (a) that certain letter agreement dated as of the Closing Date by and among Debtor and the Lenders and (b) that certain Fee Schedule dated as of November 15, 2018, between Apollo Capital Management, L.P. on behalf of the Lenders and the Administrative Agent.
“Foreign Subsidiary” means any Subsidiary of Debtor that is not a Domestic Subsidiary.
“GAAP” means the generally accepted accounting principles as in effect from time to time in the United States.
“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and having jurisdiction over the Loan Parties.
“Guarantors” means, collectively, the Subsidiaries of Debtor as are or may from time to time become parties to this Agreement pursuant to Section 4.2(j). As of the Closing Date, all Guarantors are listed on Schedule 1 hereto.
“Guaranty” means, collectively, the guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Sections 4.2(j) or 4.2(h).
“GWN LLC Agreement” means that certain Limited Liability Company Operating Agreement of GWN Manager, LLC dated as of July 27, 2017, as amended from time to time prior to the Closing Date.
“Hazardous Material” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.
“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.
“Immaterial Subsidiary” means, as of any date, any Subsidiary of Debtor (a) that does not have assets in excess of one percent (1.00%) of consolidated total assets of Debtor and its Subsidiaries and (b) that does not contribute consolidated revenues in excess of one percent (1.00%) of the consolidated total revenues of Debtor and its Subsidiaries, in each case, as of the last day of the most recently ended fiscal quarter; provided, that the consolidated total assets and consolidated revenues (as so determined) of all Immaterial Subsidiaries shall not exceed two percent (2.00%) of consolidated total assets or two percent (2.00%) of consolidated total revenues, in each case, of Debtor and its Subsidiaries for the relevant fiscal period. As of the Closing Date, all Immaterial Subsidiaries are listed on Schedule 4 hereto.
“Indebtedness” means any and all amounts and/or liabilities owing from time to time by any Loan Party to any Person, including a Lender, direct or indirect, liquidated or contingent, now existing or hereafter arising, in respect of: (a) all liabilities, obligations and indebtedness for borrowed money; (b) obligations with respect to capital leases or other capitalized agreements that are properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of any Loan Party evidenced by bonds, debentures, promissory notes or other similar instruments representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services of any Loan Party, except trade payables arising in the Ordinary Course of Business and outstanding not more than ninety (90) days after such obligation is due; (e) all obligations created or arising under any conditional sale or other title retention agreement; (f) all indebtedness secured by any Lien on any property or asset owned or held by any Loan Party except indebtedness that is nonrecourse to the credit of any Loan Party, but only to the extent of the fair value of such property or asset; (g) all obligations of any Loan Party under take-or-pay or similar arrangements or under commodities agreements; (h) all direct and contingent obligations of any Loan Party arising under any letters of credit or bankers’ acceptance facilities or similar instrument and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); (i) obligations under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product or arrangement; (j) obligations with respect to principal under contingent obligations for the repayment of money or the deferred purchase price of property, whether or not then due and payable (calculated as the maximum amount of such principal); (k) all net obligations and liabilities, calculated on a basis satisfactory to the Required Lenders and in accordance with accepted practice, of such Person under Hedging Agreements; and (l) all guaranty obligations of any Loan Party with respect to Indebtedness of any other Person.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.
“Intellectual Property” means, collectively, all of the following of any Loan Party: (i) all systems software and applications software (including source code and object code), all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing, (ii) concepts, discoveries, improvements and ideas, know-how, technology, reports, design information, trade secrets, practices, specifications, test procedures, maintenance manuals, research and development, inventions (whether or not patentable), blueprints, drawings, data, customer lists, catalogs, and all physical embodiments of any of the foregoing, (iii) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses and (iv) other agreements with respect to any rights in any of the items described in the foregoing clauses (i), (ii), and (iii).
“Interest Rate” shall have the meaning set forth in Section 2.3.
“Inventory” shall have the meaning set forth in Section 3.1(e).
“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding accounts arising in the Ordinary Course of Business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.
“IRC” means the Internal Revenue Code of 1986, as amended.
“Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit C, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 4.2(j).
“Lenders” means the lenders named on Schedule 2 and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 9.7.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, servitudes, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, Debtor shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.
“Liquidation” means, with respect to any Loan Party, (i) any voluntary or involuntary liquidation, dissolution or winding up; (ii) any sale of assets of such Loan Party in connection with a bankruptcy or insolvency proceeding; or (iii) any sale or transfer of all or substantially all of the assets of such Loan Party in order to satisfy obligations under the terms of the Loan Documents.
“Loan” shall have the meaning set forth in Section 2.1.
“Loan Documents” means this Agreement, the Notes, each Guaranty, the Control Agreements, each Mortgage, each Joinder Agreement, the Fee Letters and all other documents, agreements, supplements and instruments executed and delivered by Debtor or Guarantor (or any other Person) to the Administrative Agent and/or the Lenders in connection with this Agreement or the transactions contemplated hereby.
“Loan Parties” means, collectively, Debtor and each Guarantor.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Debtor, (b) the validity or enforceability of this Agreement, any of the other Loan Documents or the rights or remedies of the Administrative Agent or any Lender hereunder or thereunder, or (c) the ability of Debtor or the Guarantors to perform any of its or their obligations under this Agreement or any of the other Loan Documents.
“Material Subsidiary” means (i) any Loan Party (other than Debtor) or (ii) any other Subsidiary of Debtor that is not an Immaterial Subsidiary.
“Maturity Date” means the earlier of (i) December 7, 2021 and (ii) the date that the Loan, and interest and any other fees thereon shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, made by a Loan Party in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, securing the Obligations and delivered to the Administrative Agent.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding 6 years.

“Obligations” means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Administrative Agent and the Lenders arising under or in connection with this Agreement or any other Loan Document in each case, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.1. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.
“Ordinary Course of Business” means with respect to any transaction, the ordinary course of business of the Loan Parties, as conducted by the Loan Parties in accordance with past practices and undertaken by the Loan Parties in good faith and not for the purpose of evading any covenant or restriction in any Loan Document. For the avoidance of doubt, any transaction by a Loan Party in furtherance of the expansion of the activated carbon business shall be deemed a transaction conducted in the Ordinary Course of Business of the Loan Party.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Liable Party” shall have the meaning set forth in Section 7.5.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Patent License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Loan Party of any rights (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, make, have made, make improvements, manufacture, use, sell, import, export, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Patent.
“Patents” means collectively, all of the following of any Loan Party: (i) all patents, all inventions and patent applications anywhere in the world, (ii) all improvements, counterparts, reissues, divisional, re-examinations, extensions, continuations (in whole or in part) and renewals of any of the foregoing and improvements thereon, (iii) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.
“Payment Office” means the Administrative Agent’s office located at 2001 Bryan Street, Suite 1000, Dallas, Texas 75201, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Lenders and Debtor.
“Permitted Indebtedness” means:
(a)    Debtor’s Indebtedness to the Administrative Agent and the Lenders under the Loan Documents, as each may be extended, refinanced, modified, amended or restated;
(b)    unsecured Indebtedness of the Loan Parties described in clause (d) of the definition of Indebtedness;
(c)    [reserved];
(d)    Indebtedness of the Loan Parties as of the Closing Date set forth in Schedule 4.3(e) attached hereto and made a part hereof, and any refinancing thereof; and
(e)    Permitted Purchase Money Indebtedness.
“Permitted Intercompany Investments” means Investments made by (a) a Loan Party to or in another Loan Party (other than Debtor), (b) a Loan Party in Tinuum Group or Tinuum Services as a result of a capital call in the Ordinary Course of Business under the terms of the Tinuum LLC Agreements as in effect on the Closing Date, (c) a Loan Party in GWN Manager, LLC as a result of a capital call in the Ordinary Course of Business under the terms of the GWN LLC Agreement as in effect on the Closing Date, (d) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party, (e) a Subsidiary that is not a Loan Party to or in a Loan Party, and (f) a Loan Party to or in a Subsidiary that is not a Loan Party so long as (i) the aggregate amount of all such Investments made by the Loan Parties to or in Subsidiaries that are not Loan Parties does not exceed an amount at any time outstanding such that any such Subsidiary that is not a Loan Party ceases to qualify as an Immaterial Subsidiary and (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment.
“Permitted Investments” means:
(a)    Investments in cash and cash equivalents;
(b)    Investments in negotiable instruments deposited or to be deposited for collection in the Ordinary Course of Business;
(c)    advances made in connection with purchases of goods or services in the Ordinary Course of Business;

(d)    Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the Ordinary Course of Business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;
(e)    Investments existing on the date hereof, as set forth on Schedule 4.3(k) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;
(f)    Permitted Intercompany Investments;
(g)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business;
(h)    Investments in Hedging Agreements permitted under Section 4.3(e);
(i)    loans and advances to officers, directors and employees for business related travel expenses, moving expenses and other similar expenses, in each case incurred in the Ordinary Course of Business and in an aggregate amount not to exceed $200,000 at any time outstanding;
(j)    extensions of trade credit in the Ordinary Course of Business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors in the Ordinary Course of Business; and
(k)    Investments in the Ordinary Course of Business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices.
“Permitted Liens” means:
(a)    Liens arising under this Agreement and the Loan Documents, as each may be extended, refinanced, modified, amended or restated;
(b)    Liens set forth on Schedule 4.1(c) hereto;
(c)    Liens for taxes, fees, assessments or other government charges or levies, either (i) not delinquent or (ii) being contested in good faith and for which any Loan Party maintains adequate reserves on its books and records, provided that no notice of any such Lien has been filed or recorded under the IRC, and the Treasury Regulations adopted thereunder;
(d)    purchase money Liens (i) on Equipment acquired or held by any Loan Party incurred for financing the acquisition of the Equipment to the extent such financing constitutes Permitted Indebtedness, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;
(e)    [reserved];

(f)    Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Two hundred thousand dollars ($200,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(g)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA); and Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Section 6.1(g).
“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (d) of the definition of “Permitted Liens”; provided that (a) such Indebtedness is incurred within 20 days after such acquisition, (b) such Indebtedness when incurred shall not exceed the purchase price of the asset financed and (c) the aggregate principal amount of all such Indebtedness shall not exceed $15,000,000 at any time outstanding
“Person” means an individual, corporation, partnership of any kind, limited liability company, association, joint stock company, trust, unincorporated organization or joint venture, or a court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.
“Plan” means any Employee Plan or Multiemployer Plan.
“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding.
“Pledged Accounts” shall have the meaning set forth in Section 3.1(i).
“Pledged Equity” means, with respect to each Loan Party, 100% of the issued and outstanding Equity Interests of each Subsidiary of such Loan Party that is directly owned by such Loan Party, including the Equity Interests of the Subsidiaries owned by such Debtor as set forth on Schedule 4.1(f)(iii)(A) (as updated from time to time in accordance with the terms hereof), in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:
(a)     all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(b)    in the event of any consolidation or merger involving any issuer of Equity Interests and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Loan Party.
“Pro Rata Share” means, with respect to any Lender at any time, the percentage obtained by dividing (a) the sum of (i) such Lender’s Term Loan Commitment at such time and (ii) the aggregate outstanding principal amount of such Lender’s portion of the Loan at such time by (b) the sum of (i) the Total Term Loan Commitment at such time and (ii) the aggregate outstanding principal amount of the Loan at such time.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Agreement” means that certain Purchase and Sale Agreement dated as of November 15, 2018 by and among Debtor, as Purchaser and Energy Capital Partners I, L.P., Energy Capital Partners I-A, L.P., Energy Capital Partners I-B IP, L.P., Energy Capital Partners I (Crowfoot IP), L.P., and Carbon Solutions Management, LLC, as Sellers.
“Real Property” means (a) on the Closing Date, the fee-owned real properties, non-mineral ground leaseholds, and mineral leaseholds listed on Schedule 3 and (b) any fee-owned real property, non-mineral ground leaseholds or mineral leasehold acquired by any Loan Party after the Closing Date.
“Real Property Deliverables” means, to the extent under the control of a Loan Party or otherwise readily available to a Loan Party without expense, each of the following agreements, instruments and other documents in respect of a parcel of Real Property:
(a)    a current ALTA survey and a surveyor’s certificate, in form and substance satisfactory to the Required Lenders, certified to the Administrative Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Real Property is located and satisfactory to the Required Lenders;
(b)    a satisfactory ASTM E1527-13 Phase I Environmental Site Assessment (“Phase I ESA”) (and, if requested by the Required Lenders based upon the results of such Phase I ESA, an ASTM E1903-11 Phase II Environmental Site Assessment) of each Real Property, in form and substance and by an independent firm satisfactory to the Required Lenders; and
(c)    such other agreements, instruments and other documents (including guarantees and opinions of counsel) as the Administrative Agent or the Required Lenders may reasonably require.
“Real Property Security Documents” means, with respect to any Real Property:
(a)    a Mortgage duly executed by the applicable Loan Party;

(b)    evidence of the recording of the Mortgage in such office or offices as may be necessary or, in the opinion of the Required Lenders, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Administrative Agent and the Lenders thereunder; and
(c)    unless otherwise waived by the Administrative Agent or the Required Lenders, a Title Insurance Policy with respect to a Mortgage of property other than mineral leaseholds.
“Receivables” shall have the meaning set forth in Section 3.1(a).
“Recipient” means the Administrative Agent and any Lender, as applicable.
“Register” has the meaning specified therefor in Section 9.7(f).
“Regulation U” means Regulation U of the Board as in effect from time to time.
“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys and representatives of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property, in each case, in such quantity or state that contravenes, or requires any Remedial Action pursuant to, applicable Environmental Law.
“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; or (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment.
“Remedy” or “Remedies” shall have the meaning set forth in Section 7.6(a).
“Reportable Event” shall have the meaning set forth in Title III of ERISA.
“Required Lenders” means, on any date of determination, those lenders who collectively hold more than fifty percent (50%) of the then aggregate outstanding balance of the Loan.
“Requirements of Law” means all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses,

authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers.
“Resignation Effective Date” has the meaning specified therefor in Section 8.6(a).
“Responsible Officer” shall mean when used with respect to the Administrative Agent (a) any officer within the department of the Administrative Agent including any vice president, assistant vice president, treasurer, associate, trust officer or any other officer of the Administrative Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any such matter is referred because of such person's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Agreement.
“Sanctions Programs” means any of the sanctions programs and related Requirements of Law administered by (a) the U.S. government, including those administered by the Treasury Department’s Office of Foreign Assets Control or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, in each case, as renewed, extended, amended, or replaced.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Party” means the Administrative Agent and each Lender.
“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.
“Subsidiary” means as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors, managers or other management of such corporation, limited liability company, partnership or other entity, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Debtor. For the avoidance of doubt, in no event shall Tinuum Group, Tinuum Services or GWN Manager, LLC be considered Subsidiaries of Debtor.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Event” means (a) a Reportable Event with respect to any Employee Plan, (b) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the IRC, (c) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the PBGC to terminate an Employee Plan, or (e) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.
“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Loan to Debtor on the Closing Date in the amount set forth in Schedule 2 hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.
“Three-Month LIBOR Rate” means the rate per annum equal to the London Interbank Offered Rate, as published on the applicable Bloomberg screen page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to each Interest Payment Date for Dollar deposits with a term of three (3) months commencing on such Interest Payment Date; provided that if the Three-Month LIBOR Rate shall be less than 1.50%, such rate shall be deemed 1.50% for purposes of this Agreement.
“Tinuum Group” means Tinuum Group, LLC, a Colorado limited liability company.
“Tinuum LLC Agreements” means that certain (i) Second Amended and Restated Operating Agreement of Clean Coal Solutions, LLC dated as of May 27, 2011, as amended from time to time prior to the Closing Date and (ii) Amended and Restated Limited Liability Company Operating Agreement of Clean Coal Solutions Services, LLC dated as of November 20, 2014, as amended from time to time prior to the Closing Date.
“Tinuum Services” means Tinuum Services, LLC, a Colorado limited liability company.
“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance reasonably satisfactory to the Required Lenders, together with all endorsements made from time to time thereto, issued to the Administrative Agent by or on behalf of a title insurance company selected by or otherwise reasonably satisfactory to the Required Lenders, insuring the Lien created by a Mortgage in an amount and on terms and with such endorsements reasonably satisfactory to the Required Lenders, delivered to the Administrative Agent.
“Total Term Loan Commitment” means the sum of the amounts of the Lenders’ Term Loan Commitments.

“Trademark License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Loan Party of any rights in (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, use, mark, police, and require joinder in suit and/or receive assistance from another party) covered in whole, or in part, by a Trademark.
“Trademarks” means, collectively, all of the following of any Loan Party: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each United States application to register any trademark or service mark prior to the filing under applicable Requirements of Law of a verified statement of use for such trademark or service mark) anywhere in the world, (ii) all counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing, (iv) the right to sue for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.
“Transfer” means to convey, sell, lease, transfer, assign, or otherwise dispose of assets or other property. For the avoidance of doubt, the expenditure of cash in the Ordinary Course of Business shall not be deemed a "Transfer".
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any Lien on any Collateral or the remedies available to a secured party is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for the limited purposes of such perfection or the effect of perfection or non-perfection or available remedies. References to sections of the UCC shall be construed to refer to any successor sections of the UCC.
“USPTO” means the United States Patent and Trademark Office.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2    Accounting Terms. Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP; provided that if Debtor notifies the Administrative Agent, in writing, that it wishes to amend any covenant, definition or other provision of this Agreement to eliminate the effect of any change in GAAP on the operation of such covenant, definition or provision (or if the Administrative Agent (acting at the written direction of the Required Lenders) notifies Debtor that it wishes to amend any covenant, definition or other provision for such purpose), then Debtor’s compliance with such covenant, definition or other provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant, definition or other provision is amended in a manner satisfactory to the Required Lenders. Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 on the definitions and covenants herein, GAAP as in effect on the Closing Date shall be applied and (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Debtor and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
Section 1.3    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. Capitalized terms used herein and not otherwise defined shall have the definitions set forth in the UCC.
Section 1.4    Certain Matters of Construction. References in this Agreement to “determination” by the Required Lenders include good faith estimates by such Lenders (in the case of quantitative determinations) and good faith beliefs by such Lenders (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of the Administrative Agent, any agreement entered into by the Administrative Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by the Administrative Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by the Administrative Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Administrative Agent and the Lenders. Wherever

the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.
Section 1.5    Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day.
Section 1.6    Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
ARTICLE II
TERM LOAN
Section 2.1    Loan.
(a)    Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make its portion of a term loan (the “Loan”) to Debtor on the Closing Date in the aggregate principal amount not to exceed such Lender’s Term Loan Commitment. Notwithstanding the foregoing, the aggregate principal amount of the Loan made on the Closing Date shall not exceed the Total Term Loan Commitment. Any principal amount of the Loan which is repaid or prepaid may not be reborrowed.

(b)    Except as otherwise provided in this Section 2.1(b), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Term Loan Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Loan requested hereunder, nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender. Subject to satisfaction of the conditions precedent in Section 5.1, not later than 11:00 a.m., on the Closing Date, each Lender shall make available to the Administrative Agent to the Administrative Agent’s Account an amount in immediately available funds equal to the Loan to be made by such Lender; provided, that the Loan shall be issued on the Closing Date with original issue discount (“OID”) of 3.00%.
(c)    Upon receipt of all requested funds, the Administrative Agent shall deliver to the account of Debtor specified in the notice of borrowing the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds.
Section 2.2    Repayment of Loans; Evidence of Debt.
(a)    The outstanding principal amount of the Loan shall be repaid in consecutive quarterly installments commencing on March 1, 2019 and continuing on each June 1st, September 1st, December 1st, and March 1st thereafter, each in an amount equal to $6,000,000 (as such amount may be adjusted pursuant to Sections 2.5, 2.6(d) or 2.6(e); provided, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Loan. Any principal payment to be made on the Maturity Date shall be an installment. The outstanding unpaid principal amount of the Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (i) the Maturity Date and (ii) the date on which the Loan is declared due and payable pursuant to the terms of this Agreement.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Debtor to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain the Register in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Debtor to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the registers maintained pursuant to Section 2.2(b) or Section 2.2(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Debtor to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.2(b) and the accounts maintained pursuant to Section 2.2(c), the accounts maintained pursuant to Section 2.2(c) shall govern and control.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit A hereto. In such event, Debtor shall execute and deliver to such Lender a promissory note payable to such Lender (or to such Lender and its registered assigns) in the form of Exhibit A hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.7) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).
Section 2.3    Interest Rate.
(a)    The Loan shall bear interest at a rate equal to the Three-Month LIBOR Rate plus 4.75 percent (4.75%) per annum (“Interest Rate”) from the Closing Date to March 1, 2019.
(b)    Beginning on March 2, 2019 and on the first day of each fiscal quarter thereafter, the Interest Rate shall be adjusted to then current Three-Month LIBOR Rate plus 4.75 percent (4.75%).
(c)    To the extent permitted by law and notwithstanding anything to the contrary in this Section 2.3, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal to two percent (2.00%) in excess of the Interest Rate (“Default Interest”).
(d)    (i) Interest on the Loan shall be payable quarterly in arrears commencing on March 1, 2019 and continuing on each June 1st, September 1st, December 1st, and March 1st thereafter (each, an “Interest Payment Date”), in cash and (ii) any accrued and unpaid interest on the Loan shall be payable in full in cash on the Maturity Date (whether upon demand, by acceleration or otherwise). Default Interest shall be payable on demand in cash.
(e)    All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.
Section 2.4    [Reserved].
Section 2.5    Voluntary Prepayments. Debtor may, at any time and from time to time, upon at least 5 Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Loan, in whole or in part, without premium or penalty subject to Section 2.13. Each prepayment made pursuant to this Section 2.5 shall be irrevocable (except that such notice may be conditioned on the closing of a replacement financing facility or a purchase and sale transaction in which the Obligations will be paid in full) and accompanied by the payment of accrued interest to the date of such payment on the aggregate principal amount prepaid. Each such prepayment shall be applied against the remaining installments of principal due on the Loan in the direct order of maturity.
Section 2.6    Mandatory Prepayments.
(a)    [Reserved].
(b)    Within ten (10) Business Days after any Disposition (other than Inventory in the Ordinary Course of Business), Debtor shall repay the Loan in an amount equal to 100% of the net cash proceeds of such Disposition, and until the date of such payment, such proceeds shall be held in trust for the Lenders; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, if such net cash proceeds do not exceed $5,000,000, then such repayment shall not be required to be so applied to the extent such Loan Party reinvests all or any portion of such net cash proceeds within one hundred eighty (180) days after the receipt of such net cash proceeds; provided, further, that if such net cash proceeds shall not have been so reinvested, then such net cash proceeds shall be immediately applied to prepay the Loan. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.
(c)    Debtor shall repay the Loan in an amount equal to insurance proceeds that are not applied to the restoration or repair of damaged Collateral within one hundred eighty (180) days of the receipt of such insurance proceeds.
(d)    Each prepayment made pursuant to this Section 2.6 shall be applied against the remaining installments of principal of the Loan, including, without limitation, the final principal repayment installment on the Maturity Date, in inverse order of maturity.
(e)    Any prepayment made pursuant to this Section 2.6 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.
(f)    Except as otherwise expressly provided in this Section 2.6, payments with respect to any subsection of this Section 2.6 are in addition to payments made or required to be made under any other subsection of this Section 2.6.
(g)    Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 2.13; provided that, so long as no Default or Event of Default shall have occurred and be continuing, if any prepayment is required to be made under this Section 2.6 on a date other than an Interest Payment Date, in lieu of making any payment pursuant to this Section 2.6 in respect of any such Loan on a date other than an Interest Payment Date, Debtor may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made hereunder together with accrued interest to the next Interest Payment Date into an account held at, and subject to the sole control of, the Administrative Agent until the next Interest Payment Date, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from Debtor or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.6.  Upon the occurrence and during the continuance of any Default or Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from Debtor or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.6.
Section 2.7    Business Days. If the date for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement the payment shall be due on the following Business Day.
Section 2.8    Payments.
(a)    Debtor will make each payment under this Agreement not later than 12:00 noon on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s Account. All payments received by the Administrative Agent after 12:00 noon on any Business Day will be credited to the Register on the next succeeding Business Day. All payments shall be made by Debtor without set-off, counterclaim, recoupment, deduction or other defense to the Administrative Agent and the Lenders. After receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.
(b)    The Administrative Agent shall provide Debtor, promptly after the end of each calendar month in which there is activity on the Loan, a summary statement (in the form from time to time used by the Administrative Agent) of the amounts and dates of all Loans made to Debtor during such month, the amounts and dates of all payments on account of the Loan to Debtor during such month and the Loans to which such payments were applied, and the amount of interest accrued on the Loan to Debtor during such month. All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error.
(c)    If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (i) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (A) the amount of such Lender’s required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by Debtor pursuant to and in accordance with the express terms of this Agreement, or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). Debtor agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.8(c) may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Debtor in the amount of such participation.
(d)    All payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.
(e)    (i) After the occurrence and during the continuance of an Event of Default described in Section 6.1(a), (f) or (m), (ii) after the acceleration of the Loans pursuant to Article VII, (iii) after the exercise of enforcement remedies by the Administrative Agent (acting at the written direction of Required Lenders) pursuant to the Loan Documents or (iv) otherwise upon the written direction of the Required Lenders, after the occurrence and during the continuance of an Event of Default, in each case, the Administrative Agent shall apply all payments in respect of any Obligations, including, without limitation, proceeds of the Collateral and any amounts received on account of the Obligations (whether received as a consequence of the exercise of any remedies under Article VII hereof or any Loan Document or as a distribution out of any proceeding in respect of or commenced under any Insolvency Proceeding including payments in respect of “adequate protection” for the use of Collateral during such proceeding or under any Plan of Reorganization or on account of any liquidation of any Loan Party), subject to the provisions of this Agreement, (A) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Administrative Agent and its agents and attorneys until paid in full; (B) second, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full; (C) third, ratably to pay interest then due and payable in respect of the Loan until paid in full; (D) fourth, ratably to pay principal of the Loan until paid in full; and (E) fifth, to the ratable payment of all other Obligations then due and payable.
(f)    For purposes of Section 2.8(e) (other than clause (v) thereof), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest, fees and expenses accrued after the commencement of any Insolvency Proceeding, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding; provided, however, that for the purposes of clause (v), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(g)    In the event of a conflict between the priority provisions of Sections 2.8(e) and 2.8(f) and other provisions contained in any other Loan Document, the terms and provisions of such Sections shall control and govern.
Section 2.9    Maturity Date. The Loan will terminate on the Maturity Date unless terminated earlier pursuant to this Agreement, and all principal and interest then outstanding under the Loan shall be due and payable on such date.
Section 2.10    Use of Proceeds. Debtor shall use the proceeds of the Loan (i) to purchase 100% of the equity interests of ADA Carbon Solutions, LLC pursuant to the Purchase Agreement, (ii) to pay fees and expenses in connection with the transactions contemplated by the Purchase Agreement, (iii) to pay the fees, costs and expenses of the Administrative Agent and the Lenders pursuant to this Agreement, and (iv) for general corporate purposes.
Section 2.11    Taxes.
(a)    Any and all payments by or on account of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all Taxes, except as required by applicable law. If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Secured Party (or any transferee or assignee thereof, including a participation holder (any such entity, a “Transferee”)), (i) the applicable Withholding Agent shall make such deductions and (ii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount necessary such that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Secured Party (or such Transferee) receives the amount equal to the sum it would have received had no such deductions been made.
(b)    In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes. Each Loan Party shall deliver to each Secured Party official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.
(c)    The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.11) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

(d)    Each Lender (or Transferee) shall, at such times as are reasonably requested by Debtor or the Administrative Agent, provide Debtor and the Administrative Agent with any documentation prescribed by law or reasonably requested by Debtor or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. In addition, any Lender (or Transferee), if reasonably requested by Debtor or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Debtor or the Administrative Agent as will enable Debtor or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender (or Transferee) shall, whenever a change in circumstances renders such documentation inaccurate in any material respect, deliver promptly to Debtor and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by Debtor or the Administrative Agent) or promptly notify Debtor and the Administrative Agent in writing of its inability to do so. Unless the applicable Withholding Agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender (or Transferee) are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the applicable Withholding Agent shall withhold amounts required to be withheld by applicable law from such payments at the applicable statutory rate and such Withholding Agent shall have no liability for doing so. Notwithstanding any other provision of this Section 2.11(d), a Lender (or Transferee) shall not be required to provide or deliver any document or form pursuant to this Section 2.11(d) (x) that such Lender (or Transferee) is not legally able to deliver or (y) (other than such documentation set forth in Section 2.11(d)(i), Section 2.11(d)(ii), Section 2.11(d)(iv) and Section 2.11(d)(v) below) if in the such Lender’s (or Transferee’s) judgment such provision or delivery would subject such Lender (or Transferee) to any unreimbursed cost or expense or would otherwise prejudice the legal or commercial position of such Lender (or Transferee). Without limiting the foregoing:
(i)    Each Lender (or Transferee) that is a United States person (as defined in Section 7701(a)(30) of the IRC) shall deliver to Debtor and the Administrative Agent, on or before the date on which it becomes a party to this Agreement, two properly completed and duly signed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.
(ii)    Each Lender (or Transferee) that is not a United States person (as defined in Section 7701(a)(30) of the IRC) (a “Non-U.S. Lender”) shall deliver to Debtor and the Administrative Agent, on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of Debtor or the Administrative Agent), whichever of the following is applicable:
(A)    two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the IRC,
(B)    two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)    in the case of a Lender (or Transferee) claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (1) a certificate (any such certificate a “Certificate Regarding Non-Bank Status”) certifying that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, (B) a “10 percent shareholder” of Debtor, within the meaning of Section 881(c)(3)(B) of the IRC or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC, and that no interest payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (2) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms), or
(D)    to the extent a Lender (or Transferee) is not the beneficial owner, Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender (or Transferee), accompanied by a Form W-8ECI, Form W-8BEN, Form W-8BEN-E, a Certificate Regarding Non-Bank Status, or Form W-9, or Form W-8IMY.
(iii)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Debtor or the Administrative Agent to determine the withholding or deduction required to be made.
(iv)    In addition, the Administrative Agent shall deliver to Debtor (x)(I) prior to the date on which the first payment by Debtor is due hereunder or (II) prior to the first date on or after the date on which the Administrative Agent becomes a successor Administrative Agent pursuant to Article VIII on which payment by Debtor is due hereunder, as applicable, two copies of whichever of the following is applicable: (A) a properly completed and executed IRS Form W-9 certifying its exemption from U.S. federal backup withholding or (B) a properly completed and executed IRS Form W-8IMY certifying that the Administrative Agent is a U.S. branch and intends to be treated as a U.S. person for purposes of withholding under Chapter 3 of the IRC pursuant to Section 1.1441-1(b)(2)(iv) of the Treasury Regulations and (y) on or before the date on which any such previously delivered documentation becomes inaccurate in any respect, updated documentation. Notwithstanding anything to the contrary in this Section 2.11(d)(iv), the Administrative Agent shall not be required to deliver any documentation that the Administrative Agent is not legally eligible to deliver as a result of a Change in Law.
(v)    If a payment made to a Lender (or Transferee) or the Administrative Agent under any Loan Document would be subject to U.S. federal withholding Tax imposed under FATCA if such Lender (or Transferee) or Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender (or Transferee) or Administrative Agent shall deliver to Debtor and the Administrative Agent at the time or times prescribed by laws and at such time or times reasonably requested by Debtor and the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Debtor or the Administrative Agent as may be necessary for Debtor and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender (or Transferee) or Administrative Agent has or has not

complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.11(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(e)    Each Lender (or Transferee) hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender (or Transferee) to the Administrative Agent pursuant to Section 2.11(d).
(f)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)    Notwithstanding anything herein to the contrary, Debtor and each Lender hereby agrees that the Administrative Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with FATCA for which the Administrative Agent shall not have liability and to provide to the Administrative Agent sufficient information about Lenders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Administrative Agent can determine whether it has tax related obligations under applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time. Debtor agrees to indemnify and hold harmless the Administrative Agent for any losses it may suffer due to actions it takes to comply with FATCA, except to the extent that there has been a final non-appealable judicial determination that such losses resulted from the Administrative Agent’s gross negligence or willful misconduct.
(h)    The obligations of the Loan Parties under this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.12    Increased Costs and Reduced Return.
(a)    If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party to any Tax with respect to this Agreement or any Loan made by such Lender, or change the basis of taxation of payments to such Secured Party or any Person controlling such Secured Party of any amounts payable hereunder (except for Indemnified Taxes and Excluded Taxes), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Lender of making any Loan or agreeing to make any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, Debtor shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount.
(b)    If any Secured Party shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained hereunder, or such Secured Party’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party’s or such other controlling Person’s capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans or such Secured Party’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Secured Party’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Secured Party, Debtor shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party’s or such other controlling Person’s capital, but only to the extent that such cost or reduction in return is caused solely as a result of its Loan made or maintained hereunder.
(c)    All amounts payable under this Section 2.12 shall bear interest from the date that is 10 days after the date of demand by any Secured Party until payment in full to such Secured Party at a rate equal to 4.75% per annum. A certificate of such Secured Party claiming compensation under this Section 2.12, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to Debtor, setting forth the additional amount due and an explanation of the calculation thereof, and such Secured Party’s reasons for invoking the provisions of this Section 2.12, and shall be final and conclusive absent manifest error.
(d)    Failure or delay on the part of any Secured Party to demand compensation pursuant to the foregoing provisions of this Section 2.12 shall not constitute a waiver of such Secured Party’s right to demand such compensation; provided that Debtor shall not be required to compensate a Secured Party pursuant to the foregoing provisions of this Section 2.12 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Secured Party notifies Debtor of the Change in Law giving rise to such increased costs or reductions and of such Secured Party’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Subject to the provisions of Section 2.12(d), the obligations of the Loan Parties under this Section 2.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.13    Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, Debtor shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:
(a)    any payment or prepayment of any Loan on a day other than on an Interest Payment Date (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by Debtor (for a reason other than the failure of such Lender to make a Loan) to prepay any Loan on the date or in the amount notified by Debtor; or
(c)    any mandatory assignment, or assignment at the request of Debtor, of such Lender’s Loans pursuant to Section 2.15 on a day other than an Interest Payment Date;
including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Debtor shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by Debtor to the Lenders under this Section 2.13, each Lender shall be deemed to have funded each Loan made by it by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.
Section 2.14    Alternate Rate of Interest.
(a)    If at least two Business Days prior to the end of any calendar quarter:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate; or
(ii)    the Administrative Agent is advised, in writing, by the Required Lenders that the LIBOR Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans;

then, the Administrative Agent shall promptly give notice thereof to Debtor and the Lenders by telephone or facsimile as promptly as practicable thereafter. The Administrative Agent, with the agreement of Debtor and the Required Lenders, may establish an alternative interest rate for the Loans, in which case, such alternative rate of interest shall apply with respect to such Loans until (1) the Administrative Agent revokes the notice delivered with respect to such Loans under clause (a)(i) of this Section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and Debtor that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding such Loans, or (3) any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and Debtor written notice thereof.
(b)    (i) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) the circumstance set forth in Section 2.14(a)(i) above has arisen and such circumstance is unlikely to be temporary or (B) the circumstance set forth in Section 2.14(a)(i) has not arisen but the supervisor for the administrator of the LIBOR Rate, or the administrator of the LIBOR Rate, or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be published or used for determining interest rates for loans, then the Administrative Agent will use as directed by Debtor and the Required Lenders, as a substitute for the LIBOR Rate and for each future interest determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice (the “Alternative Rate”). As part of such substitution, the Administrative Agent will, as directed by Debtor and the Required Lenders, make such adjustments to the Alternative Rate or the spread thereon, as well as the Business Day convention, interest determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with accepted market practice for the use of such Alternative Rate for Obligations similar to the Loans. The Administrative Agent and the Loan Parties shall enter into an amendment to this Agreement to reflect such Alternative Rate and such other related changes to this Agreement as may be applicable (and such amendment shall, notwithstanding anything to the contrary in Section 9.2, become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and Debtor unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent notice that such Required Lenders do not accept such amendment in which case Debtor and the Required Lenders shall negotiate an acceptable Alternative Rate).
(ii)    If there is no clear market consensus as to whether any rate has replaced the LIBOR Rate in customary market usage, Debtor will appoint in its sole discretion an independent financial advisor (the “IFA”) to determine an appropriate Alternative Rate, and any Adjustments, and the decision of the IFA will be binding on Debtor, the Administrative Agent and the Lenders. The Administrative Agent, the Required Lenders and Debtor shall enter into an amendment to this Agreement to reflect the Alternative Rate determined by the IFA and such other related changes to this Agreement as may be applicable. Notwithstanding the foregoing, in each case of clause (i) and (ii) above, if such Alternative Rate as so determined would be less than 1.50%, such rate shall be deemed to be 1.50% for the purposes of this Agreement.
Section 2.15    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requires Debtor to pay any additional amount under Section 2.11 or requests compensation under Sections 2.12 or 2.13, then such Lender shall (at the request of Debtor) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to such Sections in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Debtor hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requires Debtor to pay any additional amounts under Section 2.11 or requests compensation under Sections 2.12 or 2.13 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with clause (a) above, then Debtor may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    Debtor shall have paid to the Administrative Agent any assignment fees specified in Section 9.7;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.11) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Debtor (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from payments required to be made pursuant to Section 2.11 or a claim for compensation under Sections 2.12 or 2.13, such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)    such assignment does not conflict with applicable Requirements of Law.
Prior to the effective date of such assignment, the assigning Lender shall execute and deliver an Assignment and Acceptance, subject only to the conditions set forth above. If the assigning Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such assignment, the assigning Lender shall be deemed to have executed and delivered such

Assignment and Acceptance. Any such assignment shall be made in accordance with the terms of Section 9.7.
(c)    A Lender shall not be required to make any such assignment or delegation pursuant to clause (b) above, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Debtor to require such assignment and delegation cease to apply.
ARTICLE III
SECURITY INTEREST
Section 3.1    Grant of Security Interest. As collateral security for all of the Obligations, Debtor and each Guarantor does hereby collaterally assign, and grant to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, a first priority lien upon, collateral assignment of, and a right of set-off against all of Debtor’s and each Guarantor’s right, title and interest in and to all assets of Debtor and each Guarantor, including, without limitation, the following (collectively, the “Collateral”):
(a)    Receivables. All of the following, whether now or hereafter existing, that are owned by any Loan Party or in which any Loan Party otherwise has any rights: (i) all accounts of any kind, including, but not limited, to any and all and Debtor’s and any Guarantor’s rights to payment of amounts derived from the contracts and agreements of Debtor and any Guarantor, whether now or hereafter existing, (ii) all chattel paper, documents and instruments of any kind, whether now or hereafter existing, relating to such accounts or arising out of or in connection with the sale or lease of goods or the rendering of services and (iii) all rights now or hereafter existing in, to or under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, chattel paper, documents or instruments (any and all such accounts, chattel paper, documents, instruments, security agreements, leases and other contracts being referred to herein collectively as the “Receivables”);
(b)    Contract Rights, General Intangibles, Etc. All of the following, whether now or hereafter existing, that are owned by any Loan Party or in which any Loan Party otherwise has any rights: all contract rights and general intangibles of any kind (including, but not limited to, all causes of action, tax refunds and insurance proceeds) and all chattel paper, documents, instruments, security agreements, payment intangibles, other contracts and money, and all other rights of any Loan Party (except those constituting Receivables) to receive payments of money or the ownership of property;
(c)    Equipment. All equipment in all of its forms, wherever located and whether now or hereafter existing, that is owned by any Loan Party or in which any Loan Party otherwise has any rights (including, without limiting the foregoing in any respect, all fixtures, motor vehicles, trailers, tools, machinery and furniture of any type, kind or nature owned by any Loan Party), all parts thereof and all accessions and additions thereto (collectively, the “Equipment”);
(d)    Intellectual Property. All Intellectual Property;
(e)    Inventory. All inventory in all of its forms, wherever located and whether now or hereafter existing, that is owned by any Loan Party or in which any Loan Party otherwise has any rights (including, but not limited to, all (i) inventory and raw materials and work in progress therefor, finished goods thereof and materials used or consumed in the manufacture or production thereof, (ii) goods in which any Loan Party has an interest in mass or a joint or other interest or right of any kind and (iii) goods that are returned to or repossessed by any Loan Party), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being referred to herein collectively as the “Inventory”);
(f)    Instruments. All of the following, whether now or hereafter existing, that are owned by any Loan Party or in which any Loan Party otherwise has any rights: all instruments, chattel paper, certificates of deposit and other instruments evidencing any deposit issued by any financial institution to any Loan Party, in all forms and all interest, cash and other writings and property from time to time received, receivable or otherwise distributed in respect of or in exchange for or in renewal or extension of any or all of such instruments, chattel paper, and certificates of deposit;
(g)    Investment Property. All present and future investment property of any Loan Party, including, without limitation, all certificated and uncertificated securities, all security entitlements and securities accounts, all commodity contracts and commodity accounts, and all interests of any Loan Party in each thereof;
(h)    Letter of Credit Rights. All Letter of Credit Rights;
(i)    Pledged Accounts. All present and future deposit accounts of any Loan Party including, without limitation, any demand, time savings, passbook, certificates of deposit, or like account maintained by any Loan Party with any bank, savings and loan association, credit union or other organization, all money, cash, cash equivalents, checks, drafts, notes, bills, bills of exchange and bonds or other instruments, writings or property of any Loan Party from time to time received, receivable or otherwise distributed in respect thereof, in renewal or extension thereof, or in exchange therefore, whether or not deposited in any such deposit account, including specifically the accounts resulting from Debtor’s ownership of Tinuum Group and Tinuum Services and covered by the Control Agreements (collectively, the “Pledged Accounts”);
(j)    Equity Interests. All Pledged Equity;
(k)    Commercial Tort Claims. All Commercial Tort Claims;
(l)    Goods. All Goods;
(m)    Software. All Software;
(n)    Supporting Obligations. All Supporting Obligations;
(o)    Related Collateral and Proceeds. All parts of, all accessions to, all replacements for, all products of, all payments of any type in lieu of or in respect of and all documents and general intangibles covering or relating to any or all of the foregoing Collateral; all books and records related to any and all of the foregoing Collateral, including any and all books of account, customer lists and other records relating in any way to the foregoing Collateral; all proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof) or under any indemnity, warranty or guaranty by reason of loss to or otherwise with respect to any of the foregoing Collateral.
The Administrative Agent shall have a first priority lien on all of the Collateral, subject to the Permitted Indebtedness and Permitted Liens. In each case, the foregoing shall be covered by this Agreement whether Debtor’s or Guarantors’ ownership or other rights therein are presently held or hereafter acquired and howsoever Debtor’s or Guarantors’ interests therein may arise or appear (whether by ownership, security interest, claim or otherwise). Notwithstanding anything to the contrary herein, the “Collateral” shall not include and shall exclude (i) any contract, instrument or chattel paper in which Debtor or any Guarantor has any right, title or interest if and to the extent such contract, instrument or chattel paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Debtor or any Guarantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, instrument or chattel paper to enforce any remedy with respect thereto, (ii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which the grant of a security interest therein would impair the validity or enforceability of or render void or result in the cancellation of, any registration issued as a result of such intent-to-use trademark applications under applicable Requirements of Law; provided that upon submission and acceptance by the USPTO of an amendment to allege pursuant to 15 U.S.C. Section 1060(a) or any successor provision), such intent-to-use trademark application shall be considered Collateral, (iii) certain Equipment subject to the leases set forth on Schedule 4.3(e), (iv) any treasury stock of Debtor, (v) the Equity Interests owned by ADA-ES in Tinuum Group and Tinuum Services and (vi) so long as such assets are subject to the lien of CoBiz Bank (or any financial institution providing a refinancing of the CoBiz Debt on substantially the same terms, including Liens on only the CoBiz Collateral (other than as permitted by Item 1 on Schedule 4.3(e)), the CoBiz Collateral.
Section 3.2    Obligations Secured. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the Obligations, including, without limitation, the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred: (a) Debtor’s obligations under the Loan Documents; (b) each Guarantor’s obligations under its respective Guaranty; (c) the payment by Debtor, as and when due and payable, of all amounts from time to time owing by Debtor under or with respect to this Agreement; and (d) all renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing. Notwithstanding the foregoing, the Loan Parties and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral is not to be construed as an assignment of any Intellectual Property.
Section 3.3    Disposition of Collateral. Each Loan Party will safeguard and protect all Collateral for the Administrative Agent’s general account and make no Transfers thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the Ordinary Course of Business, (b) the Transfer of obsolete and worn-out Equipment so long as (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to the Administrative Agent’s security interest, or (ii) the proceeds of which are remitted to the Administrative Agent to be applied pursuant to Section 2.6(b), (c) termination or other disposition of any Patent to the extent Debtor or any Subsidiary has an alternate Patent in place, or (d) any other Dispositions (including Dispositions of Equipment other than as described in clause (b) above) resulting in proceeds of less than $5,000,000 in the aggregate in any fiscal year so long as the proceeds of which are remitted to the Administrative Agent to the extent required pursuant to Section 2.6(b).
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 4.1    Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that:
(a)    Existence; Compliance with Law.
(i)    Each Loan Party and each of their Subsidiaries is duly formed, legally existing and in good standing under the laws of its state of formation, and is duly qualified as a foreign entity in all jurisdictions where the property it owns or the business it transacts make such qualification necessary. Each Loan Party and each of their Subsidiaries has obtained all permits, licenses and other governmental permits necessary to conduct the business it transacts, except those that the failure to obtain would not reasonably be expected to cause a Material Adverse Effect. Each Loan Party and each of their Subsidiaries is in compliance with all Requirements of Law and orders of any governmental authority applicable to it or its property in all material respects and all indentures, agreements and other instruments binding upon it or its property in all material respects.
(b)    Name, Principal Place of Business; Taxpayer Identification Number. Set forth on Schedule 4.1(b) is a complete and accurate list of all Loan Parties, showing as of the Closing Date, or as of the last date such Schedule was required to be updated in accordance with the terms hereof, (as to each Loan Party) (i) the exact legal name, (ii) any former legal names of such Loan Party in the four (4) months prior to the Closing Date, (iii) the jurisdiction of its incorporation or organization, as applicable, (iv) the type of organization, (v) the jurisdictions in which such Loan Party is qualified to do business, (vi) the address of its chief executive office, (vii) the address of its principal place of business, (viii) its U.S. federal taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization, (ix) the organization identification number, (x) ownership information (e.g. publicly held or if private or partnership, the owners and partners of each of the Loan Parties) and (xi) the industry or nature of business of such Loan Party
(c)    Ownership and Liens. The Loan Parties are the sole owners of the Collateral, and have good and marketable title to it, free and clear of all Liens or adverse claims, except for Permitted Liens. No chattel mortgage, collateral chattel mortgage, statement of assignment, notice of assignment, notice of security interest or effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as may have been filed to perfect or protect any Permitted Lien. There are no effective pledges or collateral assignments affecting all or any part of the Collateral other than those in favor of the Administrative Agent and the holders of Permitted Liens.
(d)    No Conflicts. Neither the ownership or the intended use of the Collateral by the Loan Parties, nor the grant of the security interest by the Loan Parties to the Administrative Agent herein, nor any Loan Party’s obligations under the Loan Documents, nor the exercise by the Lenders of their rights or remedies hereunder, will (i) conflict with any provision of (A) a Requirement of Law, (B) any Company Document, (C) any agreement, judgment, license, order or permit applicable to or binding upon any Loan Party, or (ii) result in or require the creation of any Lien upon any assets or properties of any Loan Party (other than the security interest granted by Loan Parties to the Administrative Agent hereunder).
(e)    No Consents. No consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority or third party is required in connection with (i) the grant by the Loan Parties of the security interest herein, (ii) the exercise by the Lenders of their rights and remedies hereunder or (iii) the Loan Parties’ execution, delivery and performance of the Loan Documents, including, without limitation, the borrowing of the Loan, other than those that have been obtained as of the Closing Date.
(f)    Collateral.
(i)    This Agreement and the other Loan Documents create a valid and binding security interest in favor of the Administrative Agent in the Collateral securing the Obligations. The Collateral and the Administrative Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses, except with respect to Permitted Liens. All of the Obligations of Loan Parties will, at the time from and after the execution and delivery of each of the Loan Documents, be entitled to the benefits of and be secured by each of the Loan Documents.
(ii)    All Pledged Equity (i) is duly authorized and validly issued, (ii) is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person, (iii) is beneficially owned as of record by a Loan Party and (iv) constitute all the issued and outstanding shares of all classes of the equity of such issuer issued to such Loan Party.
(iii)    As of the Closing Date, (A) no Loan Party owns any Equity Interests in any Material Subsidiary that are required to be pledged to the Administrative Agent hereunder except as set forth on Schedule 4.1(f)(iii)(A) (as updated from time to time in accordance with the terms hereof), and (B) no Loan Party holds any Instruments, Documents or Tangible Chattel Paper required to be pledged and delivered to the Administrative Agent pursuant to Loan Documents other than as set forth on Schedule 4.1(f)(iii)(B) (as updated from time to time in accordance with the terms hereof). All such certificated securities, Instruments, Documents and Tangible Chattel Paper have been delivered to the Administrative Agent to the extent (A) requested by the Required Lenders or (B) as required by the terms of this Agreement and the other Loan Documents.
(iv)    Except as previously disclosed to the Administrative Agent, none of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.
(v)    As of the Closing Date, no Loan Party has any Commercial Tort Claims seeking damages in excess of $100,000 other than as set forth on Schedule 4.1(f)(v) (as updated from time to time in accordance with the terms hereof).
(g)    Power; Authorization; Enforceable Obligations. Each Loan Party (i) has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party; (ii) has taken all necessary corporate or limited liability company action to authorize the borrowings on the terms and conditions of this Agreement and the other Loan Documents; and (iii) has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. This Agreement and each other Loan Document to which any Loan Party is a party have been duly executed and delivered on behalf of each applicable Loan Party. This Agreement and each other Loan Document to which any Loan Party is a party constitute legal, valid and binding obligations of such Loan Party, enforceable against each Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(h)    Financial Information. Each Loan Party represents that all financial statements (other than internally prepared financial statements) of any Loan Party delivered to the Administrative Agent are and were prepared in accordance with GAAP and fairly present the Loan Parties’ financial condition as of the date or dates thereof and the results of operations for the fiscal period then ended (other than unaudited financial statements which are subject to customary year-end adjustments and do not contain the footnotes required by GAAP). Except as set forth in such financial statements, there are no contingent obligations or liabilities of any Loan Party other than those incurred in the Ordinary Course of Business which are not material either individually or in the aggregate. Since December 31, 2017, there has been no change (either individually or in the aggregate) in any Loan Party’s financial condition or business that has had or would be reasonably expected to result in a Material Adverse Effect. No Loan Party has any outstanding Indebtedness other than Permitted Indebtedness.
(i)    No Litigation. No litigation, investigation or proceeding of or before any arbitrator or governmental authority has occurred in the last three years, is pending or, to the knowledge of Debtor, is threatened by or against any Loan Party or against any of its properties or revenues that would reasonably be expected to cause a Material Adverse Effect.
(j)    No Default. No Loan Party is in default under or with respect to any of its material Permitted Indebtedness. No Default or Event of Default has occurred and is continuing.
(k)    Taxes. Each Loan Party has filed all tax returns that are required to be filed (or timely extensions therefore) and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Loan Parties); and no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge other than Permitted Liens.
(l)    Employee Matters; ERISA.
(i)    No Loan Party is engaged in any unfair labor practice. No Loan Party, nor any employees of any of them is subject to any collective bargaining agreement. No petition for certification or union election is pending with respect to the employees of the Loan Parties and their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to such employees. There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Debtor, threatened by any employees of any Loan Party or any Subsidiary thereof. Each Loan Party and each Subsidiary thereof has complied with all labor and employment Requirements of Law in all material respects.
(ii)    (A) Except as set forth on Schedule 4.1(l)(ii), each Employee Plan is in substantial compliance with ERISA and the IRC, (B) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (C) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Administrative Agent, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (D) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Administrative Agent, (E) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the IRC at any time during the previous 60 months, and (F) no Lien imposed under the IRC or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the IRC. No Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. Except as would not be material, no Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the IRC, (ii) failed to pay any required installment or other payment required under Section 412 of the IRC on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Except as would not be material, there are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or (iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by

Section 4980B of the IRC or any other applicable law or as would not be material, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant’s termination of employment
(iii)    Each Loan Party represents and warrants as of the Closing Date that such Loan Party is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Loan Parties’ entrance into, participation in, administration of and performance of the Loans or this Agreement.
(m)    Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
(n)    No Assumption of Liability. The Administrative Agent shall not be deemed by Loan Party to have assumed any obligation or liability under the Collateral by reason of or arising out of this Agreement.
(o)    Subsidiaries. On the Closing Date, after giving effect to the transactions contemplated hereby to occur on the Closing Date, the authorized Equity Interests of Debtor and each of its Subsidiaries and the issued and outstanding Equity Interests of Debtor and each of its Subsidiaries are listed on Schedule 4.1(o).
(p)    Intellectual Property. To the knowledge of any Loan Parties, all Intellectual Property of such Loan Party is valid, subsisting, unexpired, enforceable and has not been abandoned. Except as to pending patent, trademark, or copyright applications and registrations, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Intellectual Property of any Loan Party. All applications that any Loan Party has filed or registered pertaining to the Copyrights, Patents and Trademarks of each Loan Party have been duly and properly filed, and all resulting registrations or letters pertaining to such Copyrights, Patents and Trademarks have to the knowledge of any Loan Parties been duly and properly filed and issued. No Loan Party has made any assignment or agreement in conflict with the security interest in the Intellectual Property of any Loan Party hereunder. To the knowledge of any Loan Parties, each Loan Party and each of its Subsidiaries, own, or possess the right to use, all of the Intellectual Property that is used in the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of any Loan Parties, neither the operation of the business of any of the Loan Parties or any of their Subsidiaries, nor any slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person. Except as disclosed to the Administrative Agent and Lenders, no proceeding, claim or litigation regarding any of the foregoing is pending or, to the knowledge of such Loan Party, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 4.1(p) is a complete and accurate list as of the Closing Date of all registered or issued Intellectual Property (including all applications for registration and issuance) owned by each of the Loan Parties or that each of the Loan Parties has the right to (including the name/title, current owner, registration or application number, and registration or application date and such other information as reasonably requested by the Required Lenders).
(q)    Broker. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Loan Party.
(r)    Federal Regulations. No part of the proceeds of the Loan, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. If requested by the Administrative Agent (acting at the written direction of the Required Lenders), Debtor will furnish to each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U.
(s)    Investment Company Act; Other Regulations. No Loan Party nor any Subsidiary is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party nor any Subsidiary is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur or suffer to exist Indebtedness.
(t)    Environmental Matters. (i) The operations of each Loan Party are in material compliance with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or, to the knowledge of each Loan Party, a predecessor in interest, or, to the knowledge of each Loan Party, at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest in each case except as would not reasonably be expected (either individually or in the aggregate) to result in material Environmental Liabilities and Costs; (iii) no Environmental Action has been asserted against any Loan Party or, to the knowledge of each Loan Party, any predecessor in interest, nor does any Loan Party have knowledge or written notice of any threatened or pending Environmental Action against any Loan Party except as would not reasonably be expected (either individually or in the aggregate) to result in material Environmental Liabilities and Costs; (iv) to the knowledge of each Loan Party, no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest in either case except as would not reasonably be expected (either individually or in the aggregate) to result in material Environmental Liabilities and Costs; (v) no property now or, to the knowledge of each Loan Party, formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material by such Loan Party or, to the knowledge of any Loan Party, an other Person, in a manner which violates the Environmental Laws in any material respect or would reasonably be expected to result in a material Environmental Action, material Environmental Liabilities and Costs, or an material obligation to conduct a Remedial Action; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws except as would not reasonably be expected (either individually or in the aggregate) to result in material Environmental Liabilities and Costs; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party’s failure to hold or maintain would not reasonably be expected (either individually or in the aggregate) to result in material Environmental Liabilities and Costs; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as would not reasonably be expected (either individually or in the aggregate) to result in material Environmental Liabilities and Costs.
(u)    Anti-Money Laundering and Anti-Terrorism Laws.
(i)    None of the Loan Parties, any of their respective Subsidiaries, their respective directors, officers or employees nor to the knowledge of Debtor, their respective agents, has violated or is in violation of any of the Anti-Money Laundering and Anti-Terrorism Laws in any material respect or has engaged in or conspired to engage in any transaction that has the purpose of evading or avoiding any of the Anti-Money Laundering and Anti-Terrorism Laws.
(ii)    None of the Loan Parties, nor any Subsidiary of any of the Loan Parties, nor any officer, director, employees or principal shareholder or owner of any of the Loan Parties or any of their Subsidiaries, nor, to the knowledge of Debtor, any of the Loan Parties’ or any of their Subsidiaries’ respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is a Blocked Person.
(iii)    None of the Loan Parties, nor any Subsidiary of any of the Loan Parties, nor, to the knowledge of Debtor, any of their respective agents acting in any capacity in connection with the Loans or other transactions hereunder, (A) conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any Sanctions Programs.
(iv)    Debtor will not request any Loan hereunder, and Debtor shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan hereunder (A) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Blocked Person, or in any Sanctioned Country, or (B) in any manner that would result in the violation of Anti-Money Laundering and Anti-Terrorism Laws applicable to any by any Person (including any Lender or the Administrative Agent).
(v)    The Loan Parties have adopted, implemented and maintain policies and procedures that are reasonably designed to ensure compliance with the Anti-Money Laundering and Anti-Terrorism Laws by the Loan Parties, their respective Subsidiaries and their respective directors, officers, employees and agents.
(v)    Anti-Bribery and Anti-Corruption Laws.
(i)    The Loan Parties, their respective Subsidiaries, their respective directors, officers and employees and to the knowledge of Debtor, their respective agents, are in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the anti-bribery and anti-corruption laws, rules and regulations of any jurisdictions applicable to the Loan Parties or their Subsidiaries from time to time (collectively, the “Anti-Corruption Laws”).
(ii)    None of the Loan Parties has at any time:
(A)    offered, promised, paid, given, or authorized the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any employee, official, or other person acting on behalf of any foreign (i.e., non-U.S.) Governmental Authority, or of any public international organization, or any foreign political party or official thereof, or candidate for foreign political office (collectively, “Foreign Official”), for the purpose of: (1) improperly influencing any act or decision of such Foreign Official in his, her, or its official capacity; or (2) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official, or (3) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or
(B)    acted or attempted to act in any manner which would subject any of the Loan Parties to liability under any Anti-Corruption Law.
(iii)    There are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Corruption Law by any of the Loan Parties or any of their respective current or former directors, officers, employees, stockholders or agents, or other persons acting on their behalf.
(iv)    The Loan Parties have adopted, implemented and maintain anti-bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws by the Loan Parties, their respective Subsidiaries and their respective directors, officers, employees and agents.
(v)    Debtor will not request any Loan hereunder, and Debtor shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan hereunder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.
(w)    Full Disclosure. Each Loan Party has disclosed to the Administrative Agent and each Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender (other than forward-looking information and projections and information of a general economic nature and general information about Debtor’s industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.
Section 4.2    Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than contingent indemnification obligations for which no claim has been made) or any Lender shall have any outstanding Term Loan Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:
(a)    Ownership and Liens. Each Loan Party will maintain all Collateral owned by it free and clear of all Liens or adverse claims, except for the Permitted Liens. Each Loan Party will defend the Collateral owned by it against any party other than the Administrative Agent or a holder of a Permitted Lien claiming an interest therein.
(b)    Existence; Compliance with Law. Each Loan Party will, and will cause its Material Subsidiaries to, maintain its organization and legally existence under the laws of its state of formation, and continue to be duly qualified as a foreign company in all jurisdictions where the property it owns or the business it transacts make such qualification necessary. Each Loan Party will, and will cause its Subsidiaries to, maintain all permits, licenses and other governmental approvals necessary to conduct the business it transacts unless the failure to obtain such permits, licenses and other governmental approvals would not reasonably be expected to have a Material Adverse Effect. Each Loan Party will, and will cause its Subsidiaries to, (i) comply with all Requirements of Law and all orders of any governmental authority applicable to it or its property in all material respects and (ii) perform in all material respects its obligations under material contracts to which it is a party.
(c)    Financial Statements and Reports. Debtor will promptly furnish to the Administrative Agent or cause to be furnished to the Administrative Agent:
(i)    as soon as available, but in any event within 90 days after the end of each fiscal year of Debtor, a consolidated balance sheet of Debtor and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
(ii)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Debtor, a consolidated balance sheet of Debtor and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of Debtor’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Debtor as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Debtor and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(d)    Certificates; Other Information:
(i)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Debtor, and copies of all annual, regular, periodic and special reports and registration statements which Debtor may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(ii)    as soon as available, but in any event within 30 days after the end of each fiscal year of Debtor, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for Debtor and its Subsidiaries and containing such additional information as the Administrative Agent (acting at the written direction of the Required Lenders) may reasonably request;
(iii)    concurrently with the delivery of the financial statements referred to in Sections 4.2(c)(i) and (ii), a certificate of an Authorized Officer of Debtor in the form of Exhibit B hereto (a “Compliance Certificate”):
(A)     stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of Debtor and its Subsidiaries during the period covered by such financial statements with a view to determining whether Debtor and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which Debtor and its Subsidiaries propose to take or have taken with respect thereto,
(B)    attaching a schedule showing the calculation of the financial covenants set forth in Section 4.4, and
(C)    in the case of the delivery of the financial statements of Debtor and its Subsidiaries required by Section 4.2(c)(i), attaching confirmation that there have been no changes to the information contained in schedules to this Agreement delivered on the Closing Date or the date of the most recently updated schedules delivered pursuant to this Section 4.2(d)(iii) and/or attaching updated schedules identifying any such changes to the information contained therein; and
(iv)    promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party, or compliance with the terms of the Loan Documents, as the Administrative Agent (acting at the written direction of the Required Lenders) may from time to time reasonably request.
Documents required to be delivered pursuant to Section 4.2(c) or 4.2(d)(i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Debtor posts such documents, or provides a link thereto on Debtor’s website on the Internet at the website address listed in Section 9.1; provided that: (i) Debtor shall deliver paper copies of such documents to the Administrative Agent upon its request to Debtor to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) Debtor shall notify the Administrative Agent (by electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. All such financial statements, reports and certificates referred to above shall be in such detail as the Administrative Agent (acting at the written direction of the Required Lenders) may reasonably request and shall conform to GAAP applied on a basis consistent with those of the financial statements described in Section 4.2(c) hereof, except only for such changes in accounting principles or practice with which the independent certified public accountants concur. Notwithstanding anything herein to the contrary, Debtor (i) agrees that it will notify the Lenders prior to disclosing any material non-public information with respect to Debtor or its securities (“MNPI”) to any Lender or any of their respective Representatives and afford the Lenders an opportunity to decline the receipt of any such information prior to its disclosure, (ii) represents, on each date on which materials or information are disclosed to any of Lender or any of their respective Representatives (other than any disclosure of MNPI made with the consent of the Lenders pursuant to clause (i) above), that the materials or information being disclosed do not contain any MNPI, (iii) authorizes the Lenders and their respective Representatives to treat any materials or information disclosed to the Lenders or their respective Representatives (other than any disclosure of MNPI made with the consent of the Lenders pursuant to clause (i) above) as not containing any MNPI, and (iv) authorizes the Lenders and their respective Representatives to disclose any such materials or information in connection with any exercise of their rights or remedies under the Loan Documents. For the purposes of this Section 4.2(d), the term “Representative” means, with respect to any Person, any officer, director, partner, manager, employee, agent, consultant, affiliate, professional advisor or other representative of such Person.
(e)    Books and Records; Inspection Discussions. Each Loan Party and their Subsidiaries shall keep proper books of records and accounts in conformity with GAAP and satisfy all Requirements of Law in respect of all dealings and transactions in relation to its business and activities and permit representatives of the Administrative Agent, at the direction of the Required Lenders, to visit and inspect its properties and examine and make abstracts from its books and records at any reasonable time and to discuss the business, operations, properties and financial and other condition of the Loan Parties and their Subsidiaries with officers and designated employees of the Loan Parties and their Subsidiaries and with their independent certified public accountants; provided, however, that such visitation and inspection rights may only be exercised by the Administrative Agent twice in any consecutive twelve-month period, unless an Event of Default has occurred, in which case, the Administrative Agent (acting at the written direction of the Required Lenders) may exercise such rights as often as may reasonably be desired.
(f)    Notices. Promptly, and in any event within ten (10) Business Days of the occurrence of any event described in subsections (i) through (v) below, Debtor shall give notice to the Administrative Agent in writing of:
(i)    the occurrence of any Event of Default;
(ii)    any event of default of any Indebtedness of Loan Party;
(iii)    any material setoff, claims, withholdings or other defenses to which any of the Collateral, or the Administrative Agent’s rights with respect to the Collateral are subject;
(iv)    any single litigation matter or proceeding affecting Loan Party in which (A) the amount claimed from such single entity is $5,000,000 or more and not covered by insurance or (B) injunctive or similar relief is sought which if granted could be expected to have a Material Adverse Effect; and
(v)    any other development or event which could be expected to have a Material Adverse Effect.
Each notice pursuant to subsections (i) through (v) above shall be accompanied by a statement of an officer of Debtor setting forth details of the occurrence referred to therein and stating what action Debtor proposes to take with respect thereto.
(g)    Taxes. Debtor will, and will cause each Subsidiary to, file all tax returns required by law before the due date thereof (as validly extended) and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any of the Collateral; provided, however, Debtor or the applicable Subsidiary shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under GAAP.
(h)    Further Assurances. Each Loan Party will at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest created or purported to be created hereby and the current priority of such security interest; (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; (iii) cooperate with the Required Lenders in the event the Required Lenders engage a third party to verify the calculations of Expected Future Net Cash Flows from the Refined Coal Business; or (iv) to perform all other actions necessary or desirable to effect the purposes of the Loan Documents.
(i)    Insurance. Each Loan Party shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent, worker’s compensation and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Required Lenders. All policies covering the Collateral are to be made payable to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, as its interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Required Lenders may require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Administrative Agent, with the loss payable and additional insured endorsement in favor of the Administrative Agent and such other Persons as the Administrative Agent (acting at the written direction of the Required Lenders) may designate from time to time, and shall provide for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to the Administrative Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Administrative Agent or any Lender may arrange for such insurance, but at the Loan Parties’ expense and without any responsibility on the Administrative Agent’s or such Lender’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent (acting at the written direction of the Required Lenders) shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
(j)    Additional Guarantors and Collateral. Each Loan Party shall cause:
(i)    each newly-acquired or newly-formed Material Subsidiary of any Loan Party to execute and deliver to the Administrative Agent promptly and in any event within 10 days after the formation, acquisition or date such Subsidiary ceases to be an Immaterial Subsidiary, (A) a Joinder Agreement, pursuant to which such Material Subsidiary shall be made a party to this Agreement as a Guarantor, (B) to the extent required under the terms of this Agreement, one or more Mortgages creating on the Real Property of such Material Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Liens) on such real property and such other Real Property Deliverables as may be required by the Required Lenders with respect to each such real property and (C) such other agreements, instruments, approvals or other documents reasonably requested by the Required Lenders in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by this Agreement or any Mortgage or otherwise to effect the intent that such Material Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Material Subsidiary shall become Collateral for the Obligations; and
(ii)    each owner of the Equity Interests of any such Material Subsidiary to execute and deliver promptly and in any event within 5 Business Days after the formation or acquisition of such Material Subsidiary a pledge supplement in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, together with (A) certificates evidencing all of the Equity Interests of such Material Subsidiary constituting Pledged Equity, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank, (C) such opinions of counsel as the Administrative Agent or the Required Lenders may reasonably request and (D) such other agreements, instruments, approvals or other documents requested by the Required Lenders.
(k)    Maintenance of Properties. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.
(l)    Permits. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary to the conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action could not reasonably be expected to have a Material Adverse Effect.
(m)    Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply in all material respects, and cause each of its Subsidiaries to comply in all material respects, with all Environmental Laws and provide to the Administrative Agent any documentation of such compliance which the Required Lenders may reasonably request; (iii) provide the Administrative Agent written notice within 15 days of discovering any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by it or any of its Subsidiaries and, within a reasonable time following such discovery, shall commence, and diligently proceeds with, reasonable Remedial Actions required for said Release; and (iv) provide the Administrative Agent with written notice within 10 days of the receipt of any of the following: (A) written notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or written notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) written notice of a violation, citation or other administrative order which would reasonably be expected to result in material Environmental Liabilities and Costs.
(n)    Real Property. Upon the acquisition by any Loan Party after the date hereof of any Real Property, immediately so notify the Administrative Agent in writing, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”). The Administrative Agent (acting at the written direction of the Required Lenders) shall notify such Loan Party within 10 Business Days whether it intends to require any Real Property Security Documents or Real Property Deliverables with respect to such Real Property. Upon receipt of such notice requesting any Real Property Security Documents or Real Property Deliverables, the Person that has acquired such Real Property shall promptly furnish the same to the Administrative Agent. Debtor shall pay all reasonable and documented out-of-pocket fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 4.2(n).
(o)    Lender Meetings. Upon the request of the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each Fiscal Year), participate in a meeting with the Administrative Agent and the Lenders at Debtor’s corporate offices (or at such other location as may be agreed to by Debtor and the Administrative Agent or the Required Lenders) at such time as may be agreed to by Debtor and the Administrative Agent or the Required Lenders.
(p)    Deposit Accounts. Each Loan Party shall deliver to the Administrative Agent executed Control Agreements with respect to the Pledged Accounts in form and substance satisfactory to the Administrative Agent and the Required Lenders if and when requested by the Required Lenders whether on the Closing Date or at any time thereafter.
(q)    Intellectual Property.
(i)    Not do any act or omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or omit to do any act, whereby any material Copyright will become injected into the public domain; (B) notify the Administrative Agent promptly, in writing, if a Loan Party knows that any material Copyright will become injected into the public domain or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding a Loan Party’s ownership of any such Copyright or its validity; (C) take all necessary steps as the Loan Parties shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each material Copyright owned by a Loan Party and to maintain each registration of each material Copyright owned by a Loan Party including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Administrative Agent, in writing, of any material infringement, misappropriation, dilution or impairment of any Copyright of a Loan Party of which a Loan Party becomes aware and take such actions as the Loan Parties shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, dilution or impairment or seeking injunctive relief and seeking to recover any and all damages for such infringement, misappropriation, dilution or impairment.
(ii)    Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Loan Party hereunder.

(iii)    (A) to the extent the Loan Parties reasonably deem appropriate continue to use each material Trademark on such trademark classes of goods as the Loan Parties reasonably deem appropriate in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain such quality of products and services offered under such Trademark as the Loan Parties reasonably deem appropriate, (C) employ such Trademark with the appropriate notice of registration, if applicable, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) without obligating the Loan Parties to take any specific action including without limitation bringing a claim, not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any such Trademark may become invalidated.
(iv)    Not do any act, or omit to do any act, whereby any material Patent would become abandoned or dedicated.
(v)    Notify the Secured Parties promptly, in writing, if it knows that any application or registration relating to any material Patent or Trademark will become abandoned or dedicated, or of any final materially adverse determination or development regarding such Loan Party’s ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.
(vi)    Take all reasonable and necessary steps in the reasonable discretion of the Loan Parties, including, without limitation, in any proceeding before the USPTO, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each material application (and to obtain the relevant registration) and to maintain each registration of each material Patent and Trademark, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
(vii)    Promptly notify the Secured Parties, in writing, of any material infringement, misappropriation, dilution or impairment of any Patent or Trademark of a Loan Party of which a Loan Party becomes aware and take such actions as the Loan Parties shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark, including, where appropriate, the bringing of suit for infringement, dilution or impairment or seeking injunctive relief and seeking to recover any and all damages for such infringement, misappropriation, dilution or impairment.
(viii)    Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Loan Party hereunder (except as permitted by this Agreement).
(ix)    Upon the occurrence, and during the continuation, of an Event of Default, grants to the Administrative Agent a royalty free license to use such Loan Party’s Intellectual Property in connection with the enforcement of the Administrative Agent’s rights hereunder, but only to the extent any license or agreement granting such Loan Party rights in such Intellectual Property do not prohibit such use by the Administrative Agent.

(x)    Notwithstanding the foregoing, the Loan Parties may, in their reasonable business judgment, fail to maintain, pursue, preserve or protect any Copyright, Patent or Trademark which is not material to their businesses.
(r)    Post-Closing Obligations. Debtor shall, and shall cause each Guarantor to, in no event later than the applicable deadlines set forth therein, deliver or cause to be delivered to the Administrative Agent documents listed on Schedule 4.2(r).
Section 4.3    Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than contingent indemnification obligations for which no claim has been made) or any Lender shall have any outstanding Term Loan Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:
(a)    Encumbrance. Other than Permitted Liens, no Loan Party shall will grant a Lien in or execute, file or record, any financing statement or other security instrument or authorize such actions with respect to the Collateral.
(b)    Information about Debtor and Guarantors; Collateral. No Loan Party will change its name or jurisdiction of organization (whether by merger or otherwise), or use any other trade name (other than the trade names set forth in Schedule 4.1(b)), trademark or other trade style, except upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken all such action at the Loan Parties’ expense as may reasonably be requested by the Administrative Agent (acting at the written direction of the Required Lenders) to perfect or maintain the perfection of the Lien of the Administrative Agent in the Collateral.
(c)    Transactions with Affiliates. Except for such transactions arrangements, and contracts in existence as of the Closing Date and set forth on Schedule 4.3(c) hereto, no Loan Party shall enter into, or cause, suffer or permit to exist any transaction, arrangement, or contract with any Affiliates of such Loan Party on terms that are less favorable to such Loan Party than market terms without the prior written consent of the Required Lenders, which consent may not be unreasonably withheld. No Loan Party shall make any payments to its Affiliates (other than as required under the Tinuum LLC Agreements or the GWN LLC Agreement) upon the occurrence and during the continuance of an Event of Default.
(d)    Prohibition of Fundamental Changes. No Loan Party shall (i) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, dissolve or sell, lease, transfer or otherwise dispose of its assets out of the Ordinary Course of Business to the material detriment of the Lenders, except as provided in Section 3.3, (ii) materially alter or otherwise materially modify its respective existing capital or entity structures, (iii) amend any of its Company Documents in a manner that may be adverse to the Lenders, (iv) engage in unrelated businesses or operations to those in existence as of the Closing Date which, for the avoidance of doubt, does not include any transactions in the Ordinary Course of Business, (v) issue any equity securities or other securities convertible into or exercisable for such Loan Party’s equity securities, (vi) enter into any joint venture or similar transaction outside the Ordinary Course of Business or (vii) merge into any Immaterial Subsidiary. Notwithstanding anything herein to the contrary, a Loan Party may wind up, dissolve or otherwise terminate any Immaterial Subsidiary with prior written notice to the Administrative Agent.
(e)    Indebtedness. Except for Permitted Indebtedness, no Loan Party will, or will permit its Subsidiaries to, create, incur or suffer to exist any Indebtedness nor modify or amend any of the Permitted Indebtedness, without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed.
(f)    Limitation on Distributions and Payments of Permitted Indebtedness. Debtor and Guarantors shall not (i) make any payment or distribution on account of (including redemption of), any equity interest of any Loan Party or any of their Subsidiaries, (ii) make any other payment on account of any Indebtedness (other than the Loan), whether now or hereafter outstanding, except, so long as no Default or Event of Default exists or would result therefrom, any Permitted Indebtedness at any time, (iii) make any other distribution on account of any equity interest of any Loan Party or any of their Subsidiaries, either directly or indirectly, whether in cash or property or in obligations of any Loan Party or any of their Subsidiaries; provided that, beginning in January 2019, annual collective dividends and opportunistic share buybacks in an aggregate amount not to exceed $30,000,000 shall be permitted so long as (A) no Default or Event of Default exists or would result therefrom and (B) Expected Future Net Cash Flows from the Refined Coal Business for the most recently ended fiscal period for which financial statements were required to be delivered pursuant to Section 4.2(c) exceed $100,000,000, or (iv) purchase, redeem or otherwise acquire, any securities of any Loan Party or any of their Subsidiaries from any Person.
(g)    Conduct of Business. Debtor and Guarantors shall not directly or indirectly engage in any business other than businesses of the type presently conducted by Debtor and Guarantors or reasonably related thereto.
(h)    Anti-Money Laundering and Anti-Terrorism Laws.
(i)    None of the Loan Parties, nor any of their Subsidiaries shall:
(A)    conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;
(B)    deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the Sanctions Programs;
(C)    use any of the proceeds of the Loans or the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any violation of the Anti-Money Laundering and Anti-Terrorism Laws or any specified unlawful activity as that term is defined in the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956 and 1957; or
(D)    violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering and Anti-Terrorism Laws in any material respects.

(ii)    None of the Loan Parties, nor any Subsidiary of any of the Loan Parties, nor any officer, director or principal shareholder or owner of any of the Loan Parties, nor any of the Loan Parties’ respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, shall be or shall become a Blocked Person.
(i)    Anti-Bribery and Anti-Corruption Laws.
None of the Loan Parties shall:
(i)    offer, promise, pay, give, or authorize the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any Foreign Official for the purpose of: (1) influencing any act or decision of such Foreign Official in his, her, or its official capacity; or (2) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official, or (3) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or
(ii)    act or attempt to act in any manner which would subject any of the Loan Parties to liability under any Anti-Corruption Law.
(j)    Preferred Stock. None of the Loan Parties shall issue any preferred Equity Interests.
(k)    Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Investment in any other Person except for Permitted Investments.
Section 4.4    Financial Covenants.
(a)    Required Cash Balance. As of the end of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2018, the Loan Parties and their Subsidiaries shall not permit the minimum aggregate Cash Balance to be less than $5,000,000.
(b)    Cash Flows from the Refined Coal Business. As of the end of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2018, the Loan Parties and their Subsidiaries shall not permit Expected Future Net Cash Flows from the Refined Coal Business (to be calculated in good faith and in a manner mutually acceptable to Debtor and the Required Lenders) to be less than 1.75 times the principal amount of the Loan then outstanding.
ARTICLE V
CONDITIONS OF LENDING
Section 5.1    Conditions of Lending on the Closing Date.
The obligation of the Lenders to make the Loan is subject to the accuracy of each and every representation and warranty of Debtor contained in this Agreement, and to the receipt of the following by the Administrative Agent and the Lenders on or before the Closing Date:

(a)    Agreement. Duly executed counterparts of this Agreement signed by all the parties hereto.
(b)    Term Notes. To the extent requested by any Lender, a duly executed Term Note for such Lender signed by Debtor.
(c)    Loan Documents. Duly executed counterparts of all other Loan Documents except as set forth in Schedule 4.2(r).
(d)    Organizational Documents. A certificate of the Secretary or similar officer of each Loan Party each certifying as to the following attachments thereto: (i) resolutions of its managers or directors in form and substance satisfactory to the Administrative Agent and the Lenders with respect to the authorization of this Agreement and the other Loan Documents; (ii) the incumbency of the officers authorized to sign such instruments; (iii) the Company Documents of such Loan Party and (iv) certificates of good standing of such Loan Party issued by the applicable Secretary of State dated within ten (10) days of the Closing Date.
(e)    No Litigation. There shall be no material actions, suits, proceedings, or investigations pending or, to the knowledge of Debtor, threatened against any Loan Party.
(f)    No Adverse Change. Since December 31, 2017, there shall have occurred no material adverse changes, determined in the sole discretion of the Required Lenders, either individually or in the aggregate, in the assets, liabilities, financial conditions, business operations, affairs or circumstances of any Loan Party.
(g)    Representations and Warranties; No Default. The following statements shall be true and correct: (i) the representations and warranties contained in Section 4.1 and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Closing Date are true and correct in all respects on and as of the Closing Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.
(h)    Financial Statements. Debtor’s financial statements as contemplated by Section 4.1(h), certified to have been prepared in accordance with GAAP in all material respects (unless otherwise specified thereon) (other than that such financial statements may not contain the footnotes required by GAAP), which certification shall be by the principal financial officer of Debtor and in form, scope and substance satisfactory to the Required Lenders.
(i)    All Outstanding Indebtedness, Other Than Permitted Indebtedness. Each Loan Party shall have repaid all Indebtedness, other than Permitted Indebtedness, pursuant to a payoff letter and lien release satisfactory to the Required Lenders to be delivered prior to the Closing Date by each Loan Party, such that immediately following the Closing Date, the Loan Parties have no Indebtedness outstanding other than Permitted Indebtedness and amounts under the Loan.

(j)    Fees and Expenses. On the Closing Date, Debtor shall have reimbursed the Administrative Agent and the Lenders for the fees and expenses as provided herein.
(k)    Insurance. The Administrative Agent shall have received satisfactory evidence of the insurance coverage required by the Required Lenders, in their sole and absolute discretion, to be maintained by Loan Parties pursuant to this Agreement.
(l)    Consents. Debtor shall have obtained all third-party consents necessary to enter into this Agreement and the transactions contemplated hereby.
(m)    [Reserved.]
(n)    Closing Date Acquisition. (i) The Closing Date Acquisition shall have been consummated (or shall be consummated concurrently with the closing and funding of the Loan) in accordance with the terms of the Purchase Agreement and (ii) the Purchase Agreement and such other agreements, instruments, documents relating thereto shall not have been altered, amended or otherwise changed or supplemented, or any condition therein be waived, in a manner materially adverse to the Administrative Agent or the Lenders, without the prior written consent of the Required Lenders.
(o)    Legal Opinions. The Administrative Agent and the Lenders shall have received a legal opinion of Stinson Leonard Street LLP, counsel to the Loan Parties, as to such matters as the Administrative Agent and the Lenders may reasonably request.
(p)    Disbursement Letter. The Administrative Agent and the Lenders shall have received a disbursement letter with respect to the Loan.
(q)    KYC; Beneficial Ownership. Each Loan Party shall have provided the documentation and other information reasonably requested in writing at least ten (10) days prior to the Closing Date by the Lenders in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least two (2) days prior to the Closing Date (or such shorter period as the Administrative Agent shall otherwise agree).
(r)    Other Documents. Such other documents relating to the transactions contemplated by the Loan Documents as the Administrative Agent, the Required Lenders or their respective counsel may reasonably request.
ARTICLE VI
EVENTS OF DEFAULT
Section 6.1    Events of Default. If any one or more of the following events shall occur and be continuing, an “Event of Default” shall exist:
(a)    Debtor shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on any Loan, any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Loans) or any other Loan Document, and such failure continues for a period of three (3) Business Days or (ii) all or any portion of the principal of the Loans;
(b)    any representation or warranty made by any Loan Party herein or in any other Loan Document or which is contained in any certificate document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;
(c)    any Loan Party shall fail to perform or comply with any covenant or agreement contained in the first sentence of Section 4.2(b) (solely with respect to each Loan Party), Section 4.2(c), Section 4.2(g), Section 4.2(j), Section 4.2(n), Section 4.3 or Section 4.4, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Mortgage to which it is a party;
(d)    any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 6.1, such failure, if capable of being remedied, shall remain unremedied for 30 days after the date a senior officer of any Loan Party has knowledge of such failure;
(e)    Debtor or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement) having an aggregate principal amount of at least $2,500,000 and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;
(f)    (i) Debtor or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to such Person, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to such Person or such Person’s debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for such Person or for all or any substantial part of such Person’s assets, or Debtor or any of its Subsidiaries shall make a general assignment for the benefit of such Person’s creditors, or (ii) there shall be commenced against Debtor or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60)

days, or (iii) there shall be commenced against Debtor or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof, or (iv) Debtor or any of its Subsidiaries shall take any action in furtherance of, or indicating such Person’s consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above, or (v) Debtor or any or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing such Person’s inability to, pay such Person’s debts as they become due;
(g)    one or more final, non-appealable judgments or decrees shall be entered against Debtor or any of its Subsidiaries involving in the aggregate a liability (not paid or covered by insurance) of $2,500,000 or more which is not paid within ten (10) Business Days of entry;
(h)    (i) any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document, (ii) any action or suit at law or in equity or other legal proceeding to cancel, revoke or rescind any one or more of the Loan Documents shall be commenced by or on behalf of Debtor, any Guarantor or any Governmental Authority, or (iii) any of the Liens created by any of the Loan Documents shall for any reason (other than release by the Administrative Agent pursuant to the terms hereof of thereof) fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties on any Collateral purported to be covered thereby;
(i)    Any Loan Party shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its businesses and such order shall continue in effect for more than sixty (60) days;
(j)    any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $2,500,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party’s or any of its ERISA Affiliates’ annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $1,000,000;
(k)    any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by the Administrative Agent or the Required Lenders, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan’s vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than

$200,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the IRC, the liability is in excess of such amount);
(l)    a Change of Control shall have occurred; or
(m)    a Liquidation of any Loan Party shall have occurred.
If any Event of Default has occurred and is continuing, the Administrative Agent may, by notice to Debtor, have the right to declare all Obligations (with accrued interest thereon) and all other amounts owing under this Agreement immediately due and payable (other than with respect to an Event of Default that has occurred and is continuing under Section 6.1(f), in which case, all Obligations shall immediately become due and payable without any action required by the Administrative Agent). Presentment, demand, protest, notice of termination, notice of acceleration, notice of intent to accelerate and all other notices of any kind (other than notices expressly required to be delivered by the Administrative Agent under the Loan Documents) are hereby expressly waived by Debtor to the fullest extent permitted by applicable law.
ARTICLE VII
REMEDIES, POWERS AND AUTHORIZATIONS
Section 7.1    Event of Default Remedies. If an Event of Default shall have occurred and be continuing, the Administrative Agent (acting at the written direction of the Required Lenders) may from time to time in its discretion, without limitation and without notice, except as expressly provided below or by non-waivable, applicable law:
(a)    Proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Administrative Agent and/or the Lenders are evidenced and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lenders. No remedy herein conferred upon the Administrative Agent or the Lenders is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law;
(b)    Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, all applicable rights and remedies of a secured party under the UCC;
(c)    Reduce its claim to judgment, execution, foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;
(d)    Subject to the UCC, dispose of, at its office, on the premises of any Loan Party or elsewhere all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Administrative Agent’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;
(e)    Subject to the UCC, buy the Collateral, or any part thereof, at any public sale;
(f)    Subject to the UCC, sell or buy the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;
(g)    To the extent permitted by applicable Requirements of Law, whether presently existing or hereafter adopted, of the jurisdiction in which the Collateral or any part thereof is located, require any Loan Party to, and each Loan Party hereby agrees that it will at its expense and upon request of the Administrative Agent (acting at the written direction of the Required Lenders) forthwith, assemble all or part of the Collateral as directed by the Administrative Agent (acting at the written direction of the Required Lenders) and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to all parties;
(h)    At its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that the Administrative Agent is entitled to do so under the UCC or otherwise;
(i)    Apply by appropriate judicial proceedings for appointment of a receiver or keeper for the Collateral, or any part thereof, and each Loan Party hereby consents to any such appointment;
(j)    Exercise its full rights under the Control Agreements;
(k)    Exercise its full rights under any Guaranty;
(l)    Exercise its full rights under any other Loan Document; and
(m)    Exercise self-help remedies, including, without limitation, self-help repossession, to the fullest extent permitted by applicable law.
Each Loan Party agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
Section 7.2    Provisions Concerning the Collateral.

(a)    Financing Statement Filings. Each Loan Party hereby authorizes the Administrative Agent to file (in the case Debtor fails to do so in the first instance), without the signature of such Loan Party where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Such statements may: (i) describe the Collateral, and (ii) contain any other information required by the UCC of each jurisdiction in which a financing statement or amendment is filed, including whether such Loan Party is an organization, the type of organization and any organization identification number issued to such Loan Party. Each Loan Party agrees to furnish all such information to the Administrative Agent promptly upon request. Each Loan Party further agrees that a photographic, electronic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction the Administrative Agent (acting at the written direction of the Required Lenders) may deem appropriate.
(b)    Collection Rights. The Administrative Agent (acting at the written direction of the Required Lenders) shall have the right at any time during the existence of an Event of Default to notify any or all account debtors and other persons obligated under any other Collateral to make payment of all amounts due or to become due to any Loan Party thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Loan Party and to the extent permitted by law, to enforce collection of any such Collateral, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Loan Party may have done. After the applicable Loan Party receives notice that the Administrative Agent has given any notice referred to above in this subsection, (i) all amounts and proceeds (including instruments and writings) received by any Loan Party in respect of such Collateral, shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of the Loan Parties and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied to the Obligations, and (ii) no Loan Party will adjust, settle or compromise the amount or payment of any such Collateral, or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon. All such funds paid or turned over to the Administrative Agent shall be applied as provided in Section 7.3 hereof.
Section 7.3    Distribution of Collateral Proceeds. If, following the occurrence and during the continuance of any Event of Default, the Administrative Agent receives any monies in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be applied as set forth in Section 2.8(e).
Section 7.4    Deficiency. In the event that the proceeds of any sale, collection or realization of or upon Collateral by the Administrative Agent are insufficient to pay all Obligations and any other amounts to which the Lenders are legally entitled, the Loan Parties shall be, jointly and severally, liable for the deficiency, together with interest thereon as provided in this Agreement or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent to collect such deficiency.
Section 7.5    Other Recourse. Each Loan Party waives any right to require the Administrative Agent to proceed against any other person, exhaust any Collateral or other security for the Obligations, or to have any Other Liable Party joined with the Loan Parties in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in the Administrative Agent’s power. Each Loan Party further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations of any Other Liable Party from time to time. Each Loan Party further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Obligations shall have been paid in full, no Loan Party shall have the right to subrogation and each Loan Party waives the right to enforce any remedy which the Administrative Agent has or may hereafter have against any Other Liable Party, and each Loan Party waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by the Administrative Agent. Each Loan Party authorizes the Administrative Agent without notice or demand and without any reservation of rights against such Loan Party without affecting such Loan Party’s liability hereunder or on the Obligations, from time to time to (a) take or hold any other property of any type from any other person as security for the Obligations, and exchange, enforce, waive and release any or all of such other property, (b) subject to the requirements of applicable law, apply the Collateral or such other property and direct the order or manner of sale thereof as the Administrative Agent (acting at the written direction of the Required Lenders) may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Obligations or other security for the Obligations, (d) waive, enforce, modify, amend or supplement any of the provisions of any Loan Document with any person other than any Loan Party, and (e) release or substitute any Other Liable Party. For the purpose of this Section 7.5, “Other Liable Party” means any person, other than a Loan Party, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to the Administrative Agent a security interest or lien upon any property as security for the Obligations.
Section 7.6    Exercise of Remedies    . The provisions of this Section 7.6 shall apply and control to the extent of any inconsistency with any other provision in the Loan Documents.
(a)    Subject to the provisions of this Section 7.6, (i) the Administrative Agent shall have all rights and remedies set forth in the Loan Documents and all rights and remedies which the Administrative Agent has been granted at any time under any other agreement or contract and all of the rights which the Administrative Agent has (or the holders have) under any law, statute, rule or regulation (each, a “Remedy” and collectively, “Remedies”) and (ii) the Administrative Agent shall be entitled to enforce such Remedies specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of the Loan Documents and to exercise all other rights granted by law, statute, rule or regulation. No Remedy is intended to be exclusive of any other Remedy, and each and every such Remedy shall be cumulative and shall be in addition to every other Remedy given or now or hereafter existing at law or in equity or by statute or otherwise.
(b)    Any and all proceeds of any enforcement action or other payments pursuant to any of the Loan Documents received by the Administrative Agent shall be applied as set forth in Section 7.3.

ARTICLE VIII
THE ADMINISTRATIVE AGENT
Section 8.1    Appointment and Authorization of Administrative Agent.
(a)    Each of the Lenders hereby irrevocably appoints, designates and authorizes BNYM to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Administrative Agent and the Lenders, and neither Debtor nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirement of Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Loan Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.9(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 8.2    Administrative Agent and its Affiliates. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.
Section 8.3    Exculpatory Provisions.

(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law. If the Administrative Agent so requests, it shall first be indemnified to its satisfaction from the Lenders or Required Lenders, as applicable, against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. No provision of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, or the transactions contemplated hereby or thereby shall require the Administrative Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VII and Section 9.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to a Responsible Officer of the Administrative Agent by Debtor or a Lender.
(c)    Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Loan Documents, (v) the value or the sufficiency of any Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)    The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Administrative Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents). Before the Administrative Agent acts or refrains from acting, it may require an officer’s certificate and/or an opinion of counsel satisfactory to the Administrative Agent with respect to the proposed action or inaction at Debtor’s expense. The Administrative Agent shall not be liable for any action it takes or omits to take in good faith in reliance upon such certificate or opinion. Whenever in the administration of the Loan Documents the Administrative Agent shall deem it necessary or desirable that a matter be proved or established before taking or suffering or omitting to take any act under any Loan Document, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Administrative Agent, be deemed to be conclusively proved and established by an officers’ certificate delivered to the Administrative Agent, and such certificate, in the absence of gross negligence or bad faith on the part of the Administrative Agent, shall be full warrant to the Administrative Agent for any action taken, suffered or omitted to be taken by it under the Loan Documents upon the faith thereof. The Administrative Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the other Loan Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; business interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action. In no event shall the Administrative Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Administrative Agent shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Agent or to enforce any rights and remedies in any foreign jurisdiction. The Administrative Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Administrative Agent unless it shall be proved that the Administrative Agent was negligent in ascertaining the pertinent facts.
Section 8.4    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections. Delivery of any reports, information and documents to the Administrative Agent is for informational purposes only and the Administrative Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Debtor’s compliance with any of its covenants hereunder.
Section 8.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Loans as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent did not appoint such subagent with due care.
Section 8.6    Resignation of Administrative Agent.

(a)    Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders and Debtor. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Debtor, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    Effect of Resignation. With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 2.11 and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.6). The fees payable by Debtor to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Debtor and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.9 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
Section 8.7    Non-Reliance on the Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative

Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 8.8    No Other Duties. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
Section 8.9    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Debtor) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.
Section 8.10    Collateral and Guaranty Matters.
(a)    Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
(i)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Maturity Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders (or each Lender, as applicable) in accordance with Section 9.2;
(ii)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 4.3(e); and
(iii)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.10. In each case as specified in this Section 8.10, the Administrative Agent will, at Debtor’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Loan Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.10; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligations or entail any consequence other than the release of such Liens or Guarantors or the subordination of such items without representation, recourse or warranty, and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
(b)    The Administrative Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Administrative Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 8.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders, if applicable, and that the Administrative Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

(c)    Beyond the exercise of reasonable care in the custody thereof, the Administrative Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall not be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or Liens granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral. The actions described in items (i) through (iii) shall be the sole responsibility of Debtor. The Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Administrative Agent in good faith.
(d)    The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Administrative Agent (as determined by a final, nonappealable judgment by a court of competent jurisdiction), for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Administrative Agent hereby disclaims any representation or warranty to the present and future holders of the Obligations concerning the perfection of the liens granted hereunder or in the value of any of the Collateral.
(e)    In the event that the Administrative Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Administrative Agent’s sole discretion may cause the Administrative Agent, to be considered an “owner or operator” under any Environmental Laws or otherwise cause the Administrative Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Administrative Agent reserves the right, instead of taking such action, either to resign as Administrative Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Administrative Agent will not be liable to any Person for any Environmental Liabilities and Costs or any environmental liabilities or contribution actions under any federal, state or local law, rule or regulation by reason of the Administrative Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or Release or threatened discharge or Release of any Hazardous Materials into the environment.
Section 8.11    Lender ERISA Representation.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Debtor or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Debtor or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.12    Indemnification. To the extent that the Administrative Agent is not reimbursed and indemnified by any Loan Party, and whether or not the Administrative Agent has made demand on any Loan Party for the same, the Lenders will, upon written demand by the Administrative Agent (and, with respect to any EEA Financial Institution, such amounts shall be deemed due and payable no later than six days after demand therefor), reimburse the Administrative Agent for and indemnify the Administrative Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses (including, without limitation, client charges and reasonable and documented out-of-pocket expenses of counsel or any other advisor to the Administrative Agent), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 8.10; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from the Administrative Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 8.12 shall survive the payment in full of the Loans, the resignation or removal of the Administrative Agent, and the termination of this Agreement and the exercise of Write-Down and Conversion Powers by an EEA Resolution Authority with respect to any Lender that is an EEA Financial Institution.
ARTICLE IX
MISCELLANEOUS
Section 9.1    Notices. Any notice, consent, approval, request or communication required or permitted hereunder or under any other Loan Document shall be given in writing (regardless of whether the provision in question requires that notice be in writing), and shall be effective for all purposes if sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) registered or certified United States mail, postage prepaid, or (d) upon delivery by email or facsimile, addressed to the appropriate party as follows:
To Debtor or
any other
Loan Party:        Advanced Emissions Solutions, Inc.
Attn: General Counsel
640 Plaza Drive, Suite 270
Highlands Ranch, CO 80129
Fax: (720) 598-3501
Email: ted.sanders@adaes.com

With a copy to:    Stinson Leonard Street LLP
Attn: Tammie S. Ptacek, Esq.
50 South Sixth Street, Suite 2600
Minneapolis, MN 55402

Fax: (612) 335-1657
Email: tammie.ptacek@stinson.com

To the Administrative
Agent:    The Bank of New York Mellon
Attention: Stacie Row
2001 Bryan Street, Suite 1000
Dallas, TX 95201
Email: lpcoe-dallasagentsvcs@bnymellon.com

With a copy to:    Emmet, Marvin & Martin, LLP
Attention: Elizabeth M. Clark, Esq.
120 Broadway
New York, NY 10271
Email: eclark@emmetmarvin.com

To any Lender:    c/o Apollo Management, LP
9 West 57th Street - 41st Floor
New York, NY 10019
Attention: Joseph Glatt
Email: jglatt@apollolp.com
Phone: (212) 822-0456
Fax: (646) 417-6605

With a copy to:    Moore & Van Allen, PLLC
100 North Tryon Street, Suite 4700
Charlotte, NC 28202
Attention: R Todd Ransom
Email: toddransom@mvalaw.com
Phone: (704) 331-1013
Fax: (704) 378-2034
or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of email and facsimile, upon receipt of confirmation of electronic delivery. The Administrative Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement and sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that Debtor shall amend the incumbency certificate provided by Debtor in accordance with Section 5.1 whenever a person is to be added or deleted from the list. If Debtor elects to give any Administrative Agent Instructions using e-mail or facsimile instructions (or instructions by a similar electronic method) and the Administrative Agent in its discretion elects to act upon such Instructions, the Administrative Agent’s understanding of such Instructions shall be deemed controlling. Debtor understands and agrees that the Administrative Agent cannot determine the identity of the actual sender of such Instructions and that the Administrative Agent shall conclusively presume that directions that purport to have been sent by an authorized officer listed on the incumbency certificate provided to the Administrative Agent have been sent by such authorized officer. Debtor shall be responsible for ensuring that only authorized officers transmit such Instructions to the Administrative Agent and that Debtor and all authorized officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by Debtor. The Administrative Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Administrative Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Debtor agrees: (i) to assume all risks arising out of the use of e-mail or facsimile instructions (or instructions by a similar electronic method) to submit Instructions to the Administrative Agent, including without limitation the risk of the Administrative Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Administrative Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by Debtor; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Administrative Agent immediately upon learning of any compromise or unauthorized use of the security procedure.
Section 9.2    Amendments.
(a)    No amendment or waiver of any provision of this Agreement or any other Loan Document (excluding the Fee Letters), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Administrative Agent and the Secured Parties or extending an existing Lien over additional property, by the Administrative Agent (acting at the written direction of the Required Lenders) and Debtor, (y) in the case of any other waiver or consent, by the Required Lenders (or by the Administrative Agent with the written consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent with the written consent of the Required Lenders) and Debtor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:
(i)    increase the Term Loan Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case, without the written consent of such Lender;

(ii)    change the percentage of the Term Loan Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;
(iii)    amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender;
(iv)    release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, or release any Loan Party, in each case, without the written consent of each Lender; or
(v)    amend, modify or waive Section 2.8 or this Section 9.2 of this Agreement without the written consent of each Lender.
(b)    Notwithstanding the foregoing, (A) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents, (B) any amendment, waiver or consent to any provision of this Agreement (including Section 2.8) that permits any Loan Party (or equity holder of a Loan Party) or any of their respective Affiliates to purchase Loans, become an eligible assignee pursuant to Section 9.7 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby and (C) the consent of Debtor shall not be required to change any order of priority set forth in Section 2.8(e).
(c)    If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender (other than the Administrative Agent and its respective Affiliates and Related Funds) (the “Holdout Lender”) fails to give its consent, authorization, or agreement, then Debtor, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 9.7. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Term Loan Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans.
Section 9.3    Preservation of Rights    . Neither any failure nor any delay on the part of the Administrative Agent in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any Notes or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, the Administrative Agent shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.
Section 9.4    Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 9.5    Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Debtor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of the Lenders hereunder, to the benefit of the Lenders and their respective successors, transferees and assigns. None of the rights or duties of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of the Administrative Agent and Lenders except as provided herein.
Section 9.6    Termination. Upon the satisfaction in full of the Obligations and upon written request for the termination hereof delivered by Debtor to the Administrative Agent, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination, the Administrative Agent will, upon Debtor’s request and at Debtor’s expense, (a) return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (b) execute and deliver to Debtor such documents (in form and substance reasonably acceptable to the Administrative Agent) as Debtor shall reasonably request to evidence such termination.
Section 9.7    Successors and Assigns.
(a)    This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and the Administrative Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of their rights hereunder or under the other Loan Documents without the prior written consent of the Administrative Agent and each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.
(b)    Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other Lenders or other entities all or a portion of its rights and obligations under this

Agreement with respect to all or a portion of its Term Loan Commitment and any Loan made by it:
(i)    such assignment to be acknowledged by the Administrative Agent; provided, however, that no such acknowledgment of the Administrative Agent shall be required (A) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender; and
(ii)    with the consent of Debtor; provided, however, that no written consent of Debtor shall be required (A) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) at any time that an Event of Default shall have occurred and be continuing; provided, further, that Debtor shall be deemed to have consented to any assignment unless it has objected thereto by delivering written notice to the Administrative Agent within 10 days after receipt of any request for such consent.
(c)    Assignments shall be subject to the following additional conditions:
(i)    Each such assignment shall be in an amount which is at least $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Term Loan Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Term Loan Commitment));
(ii)    The parties to each such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance, together with any promissory note subject to such assignment and all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, such parties shall deliver to the Administrative Agent, for the benefit of the Administrative Agent, a processing and recordation fee of $3,500 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender); and
(iii)    No such assignment shall be made to any Loan Party, any equity holder of any Loan Party (other than the Lenders on the Closing Date or any of their Affiliates) or any of their respective Affiliates.
(d)    Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least 3 Business Days after the delivery thereof to the Administrative Agent (or such shorter period as shall be agreed to by the Administrative Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(e)    By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.
(f)    The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of Debtor, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Term Loan Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”) owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Debtor, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Debtor and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(g)    Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to the acknowledgment required from the Administrative Agent pursuant to Section 9.7(b)(i) (which acknowledgment must be evidenced by the Administrative Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Term Loan Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent) and provide to the Administrative Agent a copy of the fully executed Assignment and Acceptance.
(h)    A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Administrative Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.
(i)    In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of Debtor, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by Debtor and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(j)    Any Non-U.S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.11(d).
(k)    Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Term Loan Commitments and the Loans made by it); provided, that (i) such Lender’s obligations under this Agreement (including without limitation, its Term Loan Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Debtor, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 8.10 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.11 and Section 2.12 of this Agreement with respect to its participation in any portion of the Term Loan Commitments and the Loans as if it was a Lender.
(l)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to securitization or similar credit facility (a “Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect the Securitization including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or the Securitization.
Section 9.8    Renewal, Extension or Rearrangement. All provisions of this Agreement relating to the Term Notes shall apply with equal force and effect to each and all promissory notes or security instruments hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Term Notes.
Section 9.9    Expenses; Indemnification.
(a)    The Loan Parties will pay promptly, and in any event within 10 days of a delivery of an invoice, all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of the Administrative Agent and each Lender, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, charges and expenses of counsel for the Administrative Agent (and, in the case of clauses (b) through (m) below, reasonable fees, costs, client charges and expenses of one outside counsel and one local counsel in each relevant jurisdiction for the Lenders taken as a whole), accounting, due diligence, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Sections 4.2(j) or 4.2(n) or the review of any of the agreements, instruments and documents referred to in Section 4.2(e)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Administrative Agent’s or any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Administrative Agent or any Lender by any Person that arises from or relates to this

Agreement, any other Loan Document, the Administrative Agent’s or the Lenders’ claims against any Loan Party under the Loan Documents, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Administrative Agent or any Lender, or the taking of any action in respect of the Collateral, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any location of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or (m) the receipt by the Administrative Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Loan Parties agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Administrative Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Loan Parties agree to save the Administrative Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (y) if any Loan Party fails to perform any covenant or agreement contained herein or in any other Loan Document, the Administrative Agent may (but shall be under no obligation to) itself perform or cause performance of such covenant or agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be reimbursed on demand by the Loan Parties.
(b)    In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs, charges and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Closing Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Administrative Agent’s or any Lender’s furnishing of funds to Debtor under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans or Debtor’s use of the proceeds thereof, (iii) the Administrative Agent and the Lenders relying on any instructions of Debtor or the handling of Collateral as herein provided, (iv) any matter relating to the entering into and/or performance of the Administrative Agent or any Lender under this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents or the exercise of any of their rights, duties or remedies provided herein or in the other Loan Documents or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this Section 9.9(b) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. This Section 9.9(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim or any Taxes indemnifiable under Section 2.11.
(c)    To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.9 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.
(d)    No Loan Party shall assert, and each Loan Party hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(e)    The indemnities and waivers set forth in this Section 9.9 shall survive the repayment of the Obligations, the discharge of any Liens granted under the Loan Documents and the resignation or removal of the Administrative Agent.
Section 9.10    Waivers. No course of dealing on the part of the Administrative Agent, its officers, employees, consultants or agents, nor any failure or delay by the Administrative Agent with respect to exercising any of its rights, powers or privileges under this Agreement or the Loan Documents shall operate as a waiver thereof.
Section 9.11    Damages Waiver. To the extent permitted by applicable law, Debtor shall not assert, and hereby waives, any claims against the Administrative Agent, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions or the use of the proceeds thereof.
Section 9.12    Limitation of Liability    . This Agreement and the other Loan Documents, are executed by an officer of each Lender, and by acceptance of the Loan, Debtor agrees that for the payment of any claim or the performance of any obligations hereunder resulting from any default by a Lender, resort shall be had solely to the assets and property of the Lender, its successors and assigns, and no officer, member, employee or agent of a Lender shall be personally liable therefor.
Section 9.13    Relationship Among the Parties. The relationship among the Lenders and Debtor shall be solely that of lender and borrower, and such relationship shall not, under any circumstances whatsoever, be construed to be a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between or among the parties hereto nor to grant the Lenders any interest other than that of a lender/creditor secured pursuant to the terms of the Loan Documents.
Section 9.14    No Fiduciary Duty. The parties hereto acknowledge and agree that nothing in this Agreement or the Loan Documents shall create a fiduciary duty of any Lender or any Lender Affiliate to Debtor or its members. Notwithstanding anything to the contrary herein or in the Loan Documents or any actions or omissions by representatives of any Lender or any Lender Affiliate in whatever capacity, it is understood that none of the Lender or any Lender Affiliate is acting as a financial advisor, agent or underwriter to Debtor or any Affiliates of Debtor, or otherwise on behalf of Debtor or any Affiliates of Debtor, unless retained to provide such services pursuant to a separate written agreement.
Section 9.15    Governing Law; Consent to Service of Process; Consent to Jurisdiction; Waivers    .
(a)    This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York.
(b)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1 herein. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(c)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO DEBTOR AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 9.1, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE

ADMINISTRATIVE AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY OR ANY LENDER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
(d)    Debtor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.15 any special, exemplary, punitive or consequential damages.
(e)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE, NOW OR HEREAFTER, TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY DEBTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.
Section 9.16    Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile or pdf transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 9.17    Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 9.18    Preferences. The Administrative Agent shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Debtor to any portion of the Obligations of Debtor hereunder. To the extent Debtor makes a payment or payments to the Administrative Agent, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Administrative Agent. The foregoing is without limitation of the rights in favor of the Administrative Agent set forth in Article VIII.
Section 9.19    Waiver of Notice. Debtor shall not be entitled to any notices of any nature whatsoever from the Administrative Agent except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by the Administrative Agent to Debtor and except with respect to matters for which Debtor is not, pursuant to applicable law, permitted to waive the giving of notice. Debtor hereby expressly waives the right to receive any notice from the Administrative Agent with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by the Administrative Agent to Debtor.
Section 9.20    Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 9.21    Waiver of Marshaling of Assets. To the fullest extent Debtor may legally do so, Debtor waives all rights to a marshalling of the assets of Debtor, its owners, if any, and others with interests in such Person, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of the Administrative Agent under the Loan Documents to a sale of the Collateral for the collection of the Indebtedness evidenced hereby without any prior or different resort for collection, of the right of the Administrative Agent to the payment of the Indebtedness evidenced hereby out of the net proceeds of the Collateral or any interest therein in preference to every other claimant whatsoever. In addition, Debtor, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Liens, any equitable right otherwise available to such Debtor which would require the separate sale of the Collateral or require the Administrative Agent to exhaust its remedies against any part of the Collateral before proceeding against any other part or parts thereof; and further in the event of such foreclosure Debtor does hereby expressly consent to and authorize, at the option of the Administrative Agent (acting at the written direction of the Required Lenders), the foreclosure and sale either separately or together of any or all of the Collateral.

Section 9.22    Conflict; Construction of Documents    . In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. In case any provision in or obligation hereunder or under any other of the Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or such provision or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.
Section 9.23    Brokers and Financial Advisors. Each of the Administrative Agent and Debtor hereby represent that it has dealt with no financial advisors, brokers, underwriters, placement agents, lenders or finders in connection with the transactions contemplated by this Agreement. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness evidenced hereby.
Section 9.24    Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Debtor and the Administrative Agent with respect to the subject matter hereof, are superseded by the terms of this Agreement and the other Loan Documents.
Section 9.25    No Third Party Beneficiaries. Except as otherwise provided in Section 9.28 hereof, this Agreement and the other Loan Documents are solely for the benefit of Debtor and the Lenders (including Affiliates of the Lenders), and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than such Persons any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of the issuance of the Loan hereunder are imposed solely and exclusively for the benefit of the Lenders and their Affiliates, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lenders will refuse to issue all or any portion of the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Administrative Agent (acting at the written direction of the Required Lenders) if, in its sole discretion, it deems it advisable or desirable to do so.
Section 9.26    No Reliance. Debtor acknowledges that it is not relying upon any person, firm or corporation, other than Debtor and its officers, directors, consultants and advisors in entering into the Loan. Debtor agrees that none of the Administrative Agent, the Lenders or any Affiliate of the Administrative Agent, Lenders or their respective controlling persons, officers, directors, partners, agents, or employees of any such person shall be liable to Debtor in connection with Debtor’s decision to enter into the Loan.

Section 9.27    Benefitted Person. Wherever this Agreement provides for a covenant by Debtor in favor of the Administrative Agent, any Lender, any Lender Affiliate or their respective successors and/or assigns (the “Benefitted Persons”), each Benefitted Person is hereby expressly declared to be an intended third party beneficiary of such covenant and shall have the right to directly enforce such covenant against Debtor.
Section 9.28    Other Services    . Nothing in this Agreement will be deemed to restrict the Administrative Agent, any Lender or any of their respective Affiliates from providing services to Debtor or its Affiliates or earning fees and other compensation from Debtor or its Affiliates if otherwise permitted by law, including, without limitation, the IRC.
Section 9.29    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
ARTICLE X
CONTINUING GUARANTY
Section 10.1    Guaranty. Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United

States or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
Section 10.2    Rights of Lenders. Each Guarantor consents and agrees that the Lenders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
Section 10.3    Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of Debtor or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent or any Lender) of the liability of Debtor or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of Debtor or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against Debtor or any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of the Administrative Agent or any Lender whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Requirements of Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

Section 10.4    Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not Debtor or any other person or entity is joined as a party.
Section 10.5    Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Loans are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the holders of the Obligations and shall forthwith be paid to the holders of the Obligations to reduce the amount of the Obligations, whether matured or unmatured.
Section 10.6    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until the termination of the Term Loan Commitments and the repayment in full of the Obligations. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of Debtor or a Guarantor is made, or any of the holders of the Obligations exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the holders of the Obligations in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.
Section 10.7    Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor(s) or Debtor under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by any other Guarantor(s), jointly and severally, immediately upon demand by the holders of the Obligations.
Section 10.8    Condition of Debtor. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Debtor and any other guarantor such information concerning the financial condition, business and operations of Debtor and any such other guarantor as such Guarantor requires, and that none of the holders of the Obligations has any duty, and such Guarantor is not relying on the holders of the Obligations at any time, to disclose to it any information relating to the business, operations or financial condition of Debtor or any other guarantor (each Guarantor waiving any duty on the part of the holders of the Obligations to disclose such information and any defense relating to the failure to provide the same).
Section 10.9    Appointment of Debtor. Each of the Loan Parties hereby appoints Debtor to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) Debtor may execute such documents and provide such authorizations on behalf of such Loan Parties as

Debtor deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or a Lender to Debtor shall be deemed delivered to each Loan Party and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by Debtor on behalf of each of the Loan Parties.
Section 10.10    Right of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Requirements of Law.
[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

DEBTOR:

ADVANCED EMISSIONS SOLUTIONS, INC.
By: /s/ L. Heath Sampson
Name: L. Heath Sampson
Title: Chief Executive Officer

GUARANTORS:

ADA-ES, INC.
By: /s/ L. Heath Sampson
Name: L. Heath Sampson
Title: Chief Executive Officer

Upon and immediately after the consummation of the Acquisition:

ADA CARBON SOLUTIONS, LLC
By: /s/ L. Heath Sampson
Name: L. Heath Sampson
Title: Chief Executive Officer

ADA CARBON SOLUTIONS (OPERATIONS), LLC
By: /s/ L. Heath Sampson
Name: L. Heath Sampson
Title: Chief Executive Officer

FIVE FORKS MINING, LLC
By: /s/ L. Heath Sampson
Name: L. Heath Sampson
Title: Chief Executive Officer

ADA CARBON SOLUTIONS (RED RIVER), LLC
By: /s/ L. Heath Sampson
Name: L. Heath Sampson
Title: Chief Executive Officer

[Signature Page to Term Loan and Security Agreement]

CROWFOOT SUPPLY COMPANY, LLC
By: /s/ L. Heath Sampson
Name: L. Heath Sampson
Title: Chief Executive Officer

CARBPURE TECHNOLOGIES, LLC
By: /s/ L. Heath Sampson
Name: L. Heath Sampson
Title: Chief Executive Officer

[Signature Page to Term Loan and Security Agreement]

ADMINISTRATIVE AGENT:

THE BANK OF NEW YORK MELLON,
as Administrative Agent

By: /s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

[Signature Page to Term Loan and Security Agreement]

LENDERS:

APOLLO CREDIT STRATEGIES MASTER FUND LTD.

By: Apollo ST Fund Management LLC,
its investment manager

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

APOLLO A-N CREDIT FUND (DELAWARE), L.P.

By: Apollo A-N Credit Management LLC,
its investment manager

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

[Signature Page to Term Loan and Security Agreement]

SCHEDULE 1
LIST OF GUARANTORS
ADA-ES, Inc.
ADA Carbon Solutions, LLC
ADA Carbon Solutions (Operations), LLC
ADA Carbon Solutions (Red River), LLC
CarbPure Technologies, LLC
Crowfoot Supply Company, LLC
Five Forks Mining, LLC

SCHEDULE 2
LENDERS AND TERM LOAN COMMITMENTS

Lender	Term Loan Commitment
Apollo Credit Strategies Master Fund Ltd.	$50,000,000.00
Apollo A-N Credit Fund (Delaware), L.P.	$20,000,000.00
TOTAL	$70,000,000.00

SCHEDULE 3
REAL PROPERTY

FIVE FORKS MINING, LLC, LIGNITE LEASES

Tract - Counterpart	Lessor (original Lessor is noted if different)		Lease Date	Lease Acres	Tract Acres	Good Faith Estimate of Title Ownership	Clerk's Reception	Oil & Gas Records Book	Oil & Gas Records Page
1207080102 - 0	Weyerhaeuser Company		11/1/2009	864.440	60.000	100.00000%	329280	320	404
1207080108 - 1	Evans, III Trust	Sidney B.	3/15/2013	40.000	40.000	50.00000%	358916	325	211
1207080205 - 0	Rushing	William Leroy and Lecie Louise	10/27/2009	10.000	10.000	100.00000%	329063	320	329
1207080206 - 1	Black[2]	Roberta Walters	10/23/2009	30.000	30.000	12.50000%	328503	320	206
1207080206 - 2	Collins	Johnette Jarratt	10/26/2009	30.000	30.000	12.50000%	329061	320	308
1207090224 - 0	Harper Living Trust	Marvelyn Driggers	12/23/2009	37.250	37.250	100.00000%	329898	320	596
1207160105 - 0	Weyerhaeuser Company		11/1/2009	864.440	50.000	100.00000%	329280	320	404
1207160106 - 0	Louisiana Minerals, LTD		7/26/2010	468.480	120.000	100.00000%	335532	321	726
1207160108 - 0	Martin Timberlands L.L.C. (leased as Martin Timber Company,		1/12/2011	489.930	50.000	100.00000%	339878	322	774
1207170102 - 0	Louisiana Minerals, LTD		7/26/2010	468.480	120.000	100.00000%	335532	321	726
1207170104 - 0	Weyerhaeuser Company		11/1/2009	864.440	200.000	100.00000%	329280	320	404
1207170107 - 0	Martin Timberlands L.L.C. (leased as Martin Timber Company,		1/12/2011	489.930	39.930	100.00000%	339878	322	774
1207200101 - 0	Martin Timberlands L.L.C. (leased as Martin Timber Company,		1/12/2011	489.930	80.000	100.00000%	339878	322	774
1207200105 - 0	Evans, III Trust	Sidney B.	6/21/2010	20.000	20.000	100.00000%	336255	322	5
1207200106 - 0	Nakataka Minerals, LLC		1/23/2009	40.000	40.000	100.00000%	323509	317	567
1207200107 - 0	Weyerhaeuser Company		11/1/2009	864.440	197.770	100.00000%	329280	320	404
1207200108 - 0	Louisiana Minerals, LTD		7/26/2010	468.480	40.000	100.00000%	335532	321	726
1207200204 - 0	Ewing (he died, and his only heir sold to Sawyer James Cason and wife, Merritt Rice Cason)	Elmer R.	12/15/2008	20.000	20.000	100.00000%	323752	317	718
1207200309 - 1	Gardner	Keith Lawayne	2/28/2009	80.000	80.000	0.64000%	323745	317	638
1207200309 - 2	Caldwell	Irving Earl	2/28/2009	80.000	80.000	3.84200%	323746	317	649
1207200309 - 3	Reliford	Edward Oneil	2/28/2009	80.000	80.000	0.27400%	324756	318	486
1207200309 - 4	Reliford	Ernest David	2/28/2009	80.000	80.000	0.27400%	323747	317	660
1207200309 - 5	Reliford	Victor MacLloyd	2/28/2009	80.000	80.000	0.27400%	324757	318	497
1207200309 - 6	Malone	Mattie Ann	2/28/2009	80.000	80.000	0.27400%	323749	317	682
1207200309 - 7	Caldwell	Leonard Lewis	2/28/2009	80.000	80.000	1.92100%	323748	317	671
1207200309 - 8	Lloyd	Melba Ruth Caldwell	2/28/2009	80.000	80.000	1.92100%	323756	317	759
1207200309 - 9	Abram	Lucy Caldwell	2/28/2009	80.000	80.000	1.92100%	324753	318	453
1207200309 - 10	Booker	Helen Jane Caldwell	2/28/2009	80.000	80.000	24.96700%	323754	317	737
1207200309 - 11	Hill	Bobbie Nell	2/28/2009	80.000	80.000	1.92100%	324752	318	442
1207200309 - 12	Caldwell	Raymond Earl	2/28/2009	80.000	80.000	1.92100%	324755	318	475

FIVE FORKS MINING, LLC, LIGNITE LEASES

Tract - Counterpart	Lessor (original Lessor is noted if different)		Lease Date	Lease Acres	Tract Acres	Good Faith Estimate of Title Ownership	Clerk's Reception	Oil & Gas Records Book	Oil & Gas Records Page
1207200309 - 13	Gardner (leased as Latasha Gardner Morrisette)	Lataisha	2/28/2009	80.000	80.000	0.64000%	323755	317	748
1207200309 - 14	Gardner	Angela Yvette	2/28/2009	80.000	80.000	0.64000%	324754	318	464
1207200309 - 15	Reliford	Charles Daniel	3/10/2009	80.000	80.000	0.27400%	326322	319	166
1207200309 - 16	Caldwell (leased as Claudine Caldwell Hill)	Claudine	5/12/2009	80.000	80.000	3.84100%	324642	317	846
1207200309 - 17	Labrie[2]	Della Y.	5/14/2009	80.000	80.000	0.95300%	324640	317	826
1207200309 - 18	Lewis[2]	Norma Jean	5/18/2009	80.000	80.000	0.19400%	324639	317	816
1207200309 - 19	Robinson	Gussie Lee	5/18/2009	80.000	80.000	0.19500%	324727	318	211
1207200309 - 20	Thomas	Rita Dale	5/18/2009	80.000	80.000	0.19500%	324731	318	253
1207200309 - 21	Thomas, Jr.[3]	Eldra Lee	5/18/2009	80.000	80.000	See [4]	324730	318	243
1207200309 - 22	Barnes	Loretta Johnson	5/18/2009	80.000	80.000	0.17500%	324732	318	263
1207200309 - 23	Lynch	Jane Babers	5/21/2009	80.000	80.000	0.95300%	324733	318	274
1207200309 - 24	White	Ellen Babers	5/27/2009	80.000	80.000	0.95300%	324796	318	520
1207200309 - 25	Babers[2]	Lee Mason	6/8/2009	80.000	80.000	0.95300%	325252	318	636
1207200309 - 26	Babers	Freddie James	6/9/2009	80.000	80.000	0.95300%	325248	318	594
1207200309 - 27	Thomas	M. L.	6/17/2009	80.000	80.000	0.19500%	325249	318	605
1207200309 - 28	Welch	Clint	6/17/2009	80.000	80.000	0.95300%	325250	318	616
1207200309 - 29	Love[2]	Aaron	6/22/2009	80.000	80.000	9.53100%	325253	318	647
1207200309 - 30	King	David Jerome	6/24/2009	80.000	80.000	0.11900%	325258	318	701
1207200309 - 31	King	Shawn Keldrick	6/24/2009	80.000	80.000	0.11900%	325257	318	691
1207200309 - 32	Cockerham	Octavian Maurois	6/26/2009	80.000	80.000	0.47700%	326132	319	38
1207200309 - 33	White	Joann Michelle	6/26/2009	80.000	80.000	0.23800%	325409	318	726
1207200309 - 34	Welch	Claude Dewayne	6/26/2009	80.000	80.000	0.23800%	325410	318	736
1207200309 - 35	Welch	Robert W.	6/27/2009	80.000	80.000	0.23800%	325412	318	756
1207200309 - 36	Weber	Tracy Annetta	6/27/2009	80.000	80.000	1.14400%	325411	318	746
1207200309 - 37	Gardner	Patricia Cockerham	6/29/2009	80.000	80.000	0.47700%	325681	318	776
1207200309 - 38	Walker	Susie May	7/6/2009	80.000	80.000	1.05900%	325684	318	808
1207200309 - 39	Lamb, Jr.	Jesse Joshua	7/7/2009	80.000	80.000	0.47700%	325682	318	787
1207200309 - 40	Davis	Betty W.	7/9/2009	80.000	80.000	1.90600%	325683	318	798
1207200309 - 41	Welch[3]	Bertha Holman	7/16/2009	80.000	80.000	3.17700%	326133	319	49
1207200309 - 42	Mathias	Pearl Everson	8/4/2009	80.000	80.000	1.58900%	326462	319	213
1207200309 - 43	Glover	Sharon D.	8/10/2009	80.000	80.000	0.31800%	326463	319	223
1207200309 - 44	Dawson	Bridgett Gray	8/13/2009	80.000	80.000	0.31800%	327024	319	455
1207200309 - 45	Valentine	Veronica Glover	8/17/2009	80.000	80.000	0.31800%	327199	319	570

FIVE FORKS MINING, LLC, LIGNITE LEASES

Tract - Counterpart	Lessor (original Lessor is noted if different)		Lease Date	Lease Acres	Tract Acres	Good Faith Estimate of Title Ownership	Clerk's Reception	Oil & Gas Records Book	Page
1207200309 - 46	Babers	Toni Renee	8/21/2009	80.000	80.000	0.31800%	327021	319	423
1207200309 - 47	Glover	Randolph	8/24/2009	80.000	80.000	0.31800%	327023	319	444
1207200309 - 48	Stafford	Irene Beavers	8/31/2009	80.000	80.000	1.05900%	327022	319	434
1207200309 - 49	Glover	Willie	9/2/2009	80.000	80.000	0.31800%	330208	320	665
1207200309 - 50	Beavers	Homer Earl	9/14/2009	80.000	80.000	1.05900%	327696	319	788
1207200309 - 51	Miller	Chasity Lores	10/4/2009	80.000	80.000	0.07900%	328025	319	873
1207200309 - 52	Beaner	Jonathan Jermaine	10/5/2009	80.000	80.000	0.07900%	328030	320	20
1207200309 - 53	Beavers	Clevie A.	10/6/2009	80.000	80.000	0.39700%	328031	320	32
1207200309 - 54	Beavers	Caroline Jean	10/7/2009	80.000	80.000	0.39700%	328033	320	56
1207200309 - 55	Beavers[2]	Early	10/8/2009	80.000	80.000	0.39800%	328501	320	183
1207200309 - 56	Newman	Connie Lanell Beavers	10/12/2009	80.000	80.000	0.39700%	328499	320	162
1207200309 - 57	Beavers, Jr.[2]	Jerome Paul	10/14/2009	80.000	80.000	0.39700%	328032	320	44
1207200309 - 58	Beaner	Octavius Termaine	10/19/2009	80.000	80.000	0.07900%	328671	320	289
1207200309 - 59	Beavers	Herman Wayne	10/21/2009	80.000	80.000	0.39700%	329062	320	318
1207200309 - 60	Beavers	Curtis Ray	10/30/2009	80.000	80.000	0.13200%	329066	320	359
1207200309 - 61	Beavers	Anthony Craig	11/21/2009	80.000	80.000	0.13200%	329580	320	473
1207200309 - 62	Babers	Michael Anthony	12/2/2009	80.000	80.000	0.31800%	329799	320	539
1207200309 - 63	Beaner	Shambricka Shuntai	12/14/2009	80.000	80.000	0.07900%	330207	320	654
1207200309 - 64	Beavers	Todd Gene	12/20/2009	80.000	80.000	0.13200%	329798	320	527
1207200309 - 65	Mack	John Henry	2/12/2010	80.000	80.000	1.90600%	330890	320	771
1207200309 - 66	Bell	Baili Janece, a minor	4/13/2011	80.000	80.000	0.53000%	342339	323	619
1207200309 - 70	Beavers	Delvin Deshawne, a minor	2/14/2011	80.000	80.000	0.07900%	340563	323	92
1207200309 - 76	Guthery, Jr.	Isaac	1/14/2014	80.000	80.000	0.11800%	367541	325	485
1207200309 - 79.1	Jones	Anthony O'Neal	4/27/2016	80.000	80.000	0.47700%	386906	328	97
1207200309 - 79.2	Taylor	Kattie Jones	4/27/2016	80.000	80.000	0.47700%	387968	328	174
1207200309 - 79.3	Armstead	Ursula Copeland	4/27/2016	80.000	80.000	0.31800%	386907	328	103
1207200309 - 80	Babers	Mark Anthony	11/22/2011	80.000	80.000	0.31800%	348888	324	215
1207200309 - 83	Bell	Samantha Mieko, a minor	4/13/2011	80.000	80.000	0.53000%	342338	313	608
1207200309 - 87	Drummer	Margaret Ree Beavers	4/6/2016	80.000	80.000	3.17700%	385641	328	72
1207210101 - 0	Weyerhaeuser Company		11/1/2009	864.440	66.670	100.00000%	329280	320	404
1207210106 - 0	Freundschaft, L.L.C.		6/18/2009	15.100	15.100	100.00000%	326900	319	318
1207210107 - 0	Dobson Pulpwood Co., Inc.		4/16/2009	56.600	41.300	100.00000%	323751	317	705
1207210112 - 0	Dobson Pulpwood Co., Inc.		4/16/2009	56.600	15.300	100.00000%	323751	317	705
1207210208 - 0	Weaver, II	Chris Alan	2/18/2009	15.300	15.300	100.00000%	324741	318	361
1207210209 - 0	Covington	Rayburn and Judy Redfern	4/22/2009	15.300	15.300	100.00000%	323750	317	693
1207210210 - 0	Tilley	Willie Faye	12/31/2008	15.300	15.300	100.00000%	323753	317	727
1207210302 - 1	Nelms, Jr.	Charles M.	1/26/2009	80.000	80.000	50.00000%	323504	317	508
1207210302 - 2	Nelms, Jr.	Johnny L.	1/27/2009	80.000	80.000	25.00000%	323505	317	521

Lignite Leases

3 of 19

FIVE FORKS MINING, LLC, LIGNITE LEASES

Tract - Counterpart	Lessor (original Lessor is noted if different)		Lease Date	Lease Acres	Tract Acres	Good Faith Estimate of Title Ownership	Clerk's Reception	Oil & Gas Records	
								Book	Page
1207210302 - 3	Ellis	Kimberly Nelms	5/12/2009	80.000	80.000	25.00000%	324641	317	836
1207210304 - 1	Patterson (leased as Ellar Thomas Johnson)	Ellar	4/6/2009	40.010	13.330	3.33333%	323503	317	494
1207210304 - 2	Smith	Ruth Thomas	5/4/2009	40.010	13.330	1.66667%	324661	318	145
1207210304 - 3	McClain	Brenda Thomas	5/5/2009	40.010	13.330	0.41667%	324663	318	168
1207210304 - 4	Thomas	Cleo	5/8/2009	40.010	13.330	0.83330%	324647	317	894
1207210304 - 5	Amerson[2]	Hirmer Thomas	5/8/2009	40.010	13.330	1.66667%	324659	318	123
1207210304 - 6	Hayes	Mary Ann Thomas	5/11/2009	40.010	13.330	0.83330%	324660	318	134
1207210304 - 7	Lewis[2]	Norma Jean	5/11/2009	40.010	13.330	0.16667%	324646	317	883
1207210304 - 8	Thomas, Jr.[3]	Eldra Lee	5/11/2009	40.010	13.330	See [3]	324650	318	24
1207210304 - 9	Thomas	Rita Dale	5/11/2009	40.010	13.330	0.20834%	324651	318	35
1207210304 - 10	Robinson	Gussie Lee	5/11/2009	40.010	13.330	0.20834%	324664	318	179
1207210304 - 11	Thomas	Marquetta Lyvete	5/11/2009	40.010	13.330	0.20833%	324648	318	1
1207210304 - 12	Reliford	Essie Mae Thomas	5/12/2009	40.010	13.330	1.66667%	324662	318	156
1207210304 - 13	Thomas	Oscar Fitzgerald	5/12/2009	40.010	13.330	0.20833%	324728	318	221
1207210304 - 14	Thomas	M. L.	5/13/2009	40.010	13.330	0.20834%	324649	318	12
1207210304 - 15	Jennings	Cassandra	5/13/2009	40.010	13.330	0.13889%	324744	318	397
1207210304 - 16	Morton	Donna Denise	5/13/2009	40.010	13.330	0.13889%	324745	318	408
1207210304 - 17	Thomas	Katrina Rita	5/13/2009	40.010	13.330	0.13889%	324739	318	340
1207210304 - 18	Thomas	Leon Justin	5/15/2009	40.010	13.330	0.41667%	324729	318	232
1207210304 - 19	Demery	Eliza Mae	5/18/2009	40.010	13.330	0.27778%	324751	318	430
1207210304 - 20	Miles	Jackline Demery	5/18/2009	40.010	13.330	0.27778%	324736	318	307
1207210304 - 21	Demery	Bobbye Lynn	5/18/2009	40.010	13.330	0.27778%	324737	318	318
1207210304 - 22	Thomas	Linda Demery	5/18/2009	40.010	13.330	0.27778%	324735	318	296
1207210304 - 23	Bolden	Velma Jean	5/25/2009	40.010	13.330	0.13889%	324795	318	508
1207210304 - 24	Coaxum	Bonnie Demery	5/26/2009	40.010	13.330	0.27778%	324734	318	284
1207210304 - 25	Conley[2]	Lavelle	5/27/2009	40.010	13.330	2.22222%	324738	318	329
1207210304 - 26	Thomas	Velma Renae	5/27/2009	40.010	13.330	2.22222%	324743	318	386
1207210304 - 27	Thomas, Sr. (original lessor Barbara Thomas Bedford, who sold)	Marvin	5/27/2009	40.010	13.330	2.22222%	324746	318	419
1207210304 - 28	Sharper	Charles Cleo	5/27/2009	40.010	13.330	0.41667%	324742	318	373
1207210304 - 29	Taylor	Gloria Dean	5/27/2009	40.010	13.330	0.41667%	324725	318	190
1207210304 - 30	Thomas, Sr.	Marvin Lance	6/3/2009	40.010	13.330	2.22222%	326901	319	330
1207210304 - 31	Mitchell	Betty Ann	6/3/2009	40.010	13.330	2.22222%	325690	318	868
1207210304 - 32	Criswell	Demetria D.	6/16/2009	40.010	13.330	0.13889%	327019	319	399

FIVE FORKS MINING, LLC, LIGNITE LEASES

Tract - Counterpart	Lessor (original Lessor is noted if different)		Lease Date	Lease Acres	Tract Acres	Good Faith Estimate of Title Ownership	Clerk's Reception	Oil & Gas Records	
								Book	Page
1207210304 - 33	Thomas	Gregory Derral	6/18/2009	40.010	13.330	0.20833%	325689	318	857
1207210304 - 34	Demery, Jr.	Nelson	6/22/2009	40.010	13.330	0.27778%	325256	318	679
1207210304 - 35	Thomas, III	Clarence Edward	6/23/2009	40.010	13.330	0.20833%	325255	318	667
1207210304 - 36	Greene	Margaret Thomas	7/2/2009	40.010	13.330	2.22222%	325688	318	846
1207210304 - 37	Parham	Rafilue	7/6/2009	40.010	13.330	2.22222%	326135	319	70
1207210304 - 38	Towner[2]	Pearl Marie	7/8/2009	40.010	13.330	2.22222%	325691	318	880
1207210304 - 39	Richard[1]	Tiffany Denise	7/10/2009	20.010	13.330	0.00000%	326140	319	127
1207210304 - 40	Richard	Willa Ruth	7/10/2009	20.010	13.330	0.09524%	326141	319	140
1207210304 - 41	Richard	Henry David	7/13/2009	20.010	13.330	0.95238%	325924	319	24
1207210304 - 42	Adams	Burla Beatrice	7/13/2009	20.010	13.330	0.95238%	325921	318	900
1207210304 43	Richard[1]	Ebonie Niesha	7/13/2009	20.010	13.330	0.00000%	326138	319	104
1207210304 - 44	Richard	Marilyn	7/14/2009	20.010	13.330	0.09524%	326134	319	59
1207210304 - 45	Richard	Linda Lynette	7/14/2009	20.010	13.330	0.09524%	326136	319	81
1207210304 - 46	Richard	Donald	7/14/2009	20.010	13.330	0.09524%	326137	319	92
1207210304 - 47	Bates.	Allie Mae	7/15/2009	20.010	13.330	0.95238%	325922	319	1
1207210304 - 48	Richard	Brenda Ann	7/15/2009	20.010	13.330	0.09524%	325923	319	13
1207210304 - 49	Shirley	Lydia Gale	7/16/2009	40.010	13.330	0.13889%	327020	319	411
1207210304 - 50	Johnson	Sharon Thomas	7/20/2009	40.010	13.330	2.22222%	326139	319	115
1207210304 - 51	Riggins	Catherine Ann	7/20/2009	20.010	13.330	0.31746%	326461	319	202
1207210304 - 52	Richard	Joe Louis	7/25/2009	20.010	13.330	0.95238%	326321	319	153
1207210304 - 53	Abbott, Sr.	Essie Thomas and James Earl	7/27/2009	13.330	13.330	40.00000%	326903	319	354
1207210304 - 54	Abbott	Essie Thomas	7/27/2009	40.010	13.330	3.33333%	326904	319	365
1207210304 - 55	Thomas	David Winton	8/3/2009	40.010	13.330	0.83333%	326465	319	245
1207210304 - 56	Whitson	Annie Lee Thomas	8/4/2009	40.010	13.330	2.22222%	326324	319	187
1207210304 - 57	Richard	Larry	8/5/2009	20.010	13.330	0.09524%	329419	320	416
1207210304 58	Richards[1]	Makeba Sherie	8/7/2009	20.010	13.330	0.00000%	326464	319	233
1207210304 - 59	Richard	Ronald Darryl	8/8/2009	20.010	13.330	0.09524%	327018	319	387
1207210304 - 60	Drake	Vanessa Richard	8/14/2009	20.010	13.330	0.31746%	326902	319	342
1207210304 - 61	Richard	Louis Joseph	10/1/2009	20.010	13.330	0.31746%	330206	320	643
1207210304 - 62	Richard	Bridgett La Vette	10/2/2009	20.010	13.330	0.09524%	329068	320	382
1207210304 - 63	Wiley	Phyllis Williams	11/16/2009	40.010	13.330	0.74074%	329800	320	550
1207210304 - 64	Richard	Linda Rochell	4/14/2010	20.010	13.330	0.47619%	332515	321	173
1207210304 - 65	Richard-Cross	Rochanda Lynn	8/11/2010	20.010	13.330	0.09524%	336059	321	864
1207210304 - 66	Richard	David	5/6/2010	20.010	13.330	0.08658%	340561	323	70
1207210304 - 73	Thomas	Catherine Diane	1/22/2014	20.010	13.330	0.41667%	367539	325	463
1207210304 - 74	Thomas	Abraham	1/22/2014	20.010	13.330	0.41667%	367540	325	474

FIVE FORKS MINING, LLC, LIGNITE LEASES

Tract - Counterpart	Lessor (original Lessor is noted if different)		Lease Date	Lease Acres	Tract Acres	Good Faith Estimate of Title Ownership	Clerk's Reception	Oil & Gas Records	
								Book	Page
1207210311 - 1	Franklin	James Reed	12/19/2014	56.667	26.667	33.33333%	375230	326	605
1207210311 - 2	Franklin	William Edwin	12/19/2014	56.667	26.667	33.33333%	375230	326	605
1207210311 - 3	Franklin	Robert Louis	12/19/2014	56.667	26.667	33.33333%	375230	326	605
1207210313 - 1	Nash	Ronald James	5/20/2009	13.777	13.777	50.00000%	324740	318	351
1207210313 - 2	ACS Land Company, LLC (original lessor Daisy Mae Pye Angel, who sold)		7/31/2009	13.777	13.777	6.25000%	326323	319	177
1207210313 - 3	ACS Land Company, LLC (Frederick Earl Pye purchase)		2/1/2011	13.777	13.777	6.25000%	340394	323	20
1207210313 - 4	Pye	Nancy Bell	1/23/2013	13.777	13.777	6.25000%	359961	325	247
1207220103 - 0	Evans Land Management, L.L.C.		10/1/2010	6.667	6.667	100.00000%	338427	322	409
1207220111 - 0	JFKelley Clan, L.L.C.		10/1/2010	10.000	10.000	100.00000%	338429	322	415
1207220113 - 0	Sabine Uplift Mineral Corp.		10/26/2010	6.667	6.667	100.00000%	338421	322	391
1207220114 - 0	JFKelley Clan, L.L.C.		10/1/2010	6.667	6.667	100.00000%	338428	322	412
1207220115 - 0	Sabine Uplift Mineral Corp.		10/26/2010	10.000	10.000	100.00000%	338420	322	388
1207220116 - 0	Evans Land Management, L.L.C.		10/1/2010	10.000	10.000	100.00000%	338425	322	403
1207220304 - 1	Franklin	James Reed	12/19/2014	56.667	30.000	33.33333%	375230	326	605
1207220304 - 2	Franklin	William Edwin	12/19/2014	56.667	30.000	33.33333%	375230	326	605
1207220304 - 3	Franklin	Robert Louis	12/19/2014	56.667	30.000	33.33333%	375230	326	605
1207260101 - 0	Weyerhaeuser Company		11/1/2009	864.440	10.000	100.00000%	329280	320	404
1207270102 - 0	Evans Land Management, L.L.C.		10/1/2010	40.000	40.000	100.00000%	338426	322	406
1207270103 - 0	Weyerhaeuser Company		11/1/2009	864.440	40.000	100.00000%	329280	320	404
1207270107 - 0	Martin Timberlands L.L.C. (leased as Martin Timber Company, L.L.C.		1/12/2011	489.930	20.000	100.00000%	339878	322	774
1207270109 - 0	Louisiana Minerals, LTD		7/26/2010	468.480	8.480	100.00000%	335532	321	726
1207270110 - 0	JFKelley Clan, L.L.C.		10/1/2010	40.000	40.000	100.00000%	338433	322	427
1207270111 - 0	Martin Timberlands L.L.C. (leased as Martin Timber Company, L.L.C.		1/12/2011	489.930	40.000	100.00000%	339878	322	774
1207270113 - 0	JFKelley Clan, L.L.C.		10/1/2010	40.000	40.000	100.00000%	338432	322	424
1207270114 - 0	Sabine Uplift Mineral Corp.		10/26/2010	60.000	60.000	100.00000%	338419	322	385
1207270115 - 0	Evans Land Management, L.L.C.		10/1/2010	40.000	40.000	100.00000%	338424	322	400
1207270305 - 1	Parker	Lillie Thomas	3/20/2009	20.000	20.000	2.77778%	324656	318	90
1207270305 - 2	Thomas[2]	Johnny Earl	3/20/2009	20.000	20.000	2.77780%	324652	318	46
1207270305 - 3	Lopes	Eva Thomas	3/20/2009	20.000	20.000	2.77778%	324658	318	112
1207270305 - 4	Hunter	Etries Thomas	3/20/2009	20.000	20.000	2.77778%	323508	317	556
1207270305 - 5	Weaver	Charles Thomas	4/3/2009	20.000	20.000	11.11111%	323502	317	483

FIVE FORKS MINING, LLC, LIGNITE LEASES

Tract - Counterpart			Lessor (original Lessor is noted if different)		Lease Date	Lease Acres	Tract Acres	Good Faith Estimate of Title Ownership	Clerk's Reception	Oil & Gas Records	
										Book	Page
1207280109	-	1	PMG Properties, LLC		1/6/2009	40.000	40.000	94.44444%	323407	317	469
1207280109	-	2	Taylor	Gloria Dean	5/27/2009	40.000	40.000	5.55556%	324726	318	201
1207280110	-	0	Sabine Uplift Mineral Corp.		10/26/2010	13.333	13.333	100.00000%	338418	322	382
1207280121	-	0	Evans, III Trust	Sidney B.	3/15/2013	10.000	10.000	100.00000%	358919	325	220
1207280122	-	0	JFKelley Clan, L.L.C.		10/1/2010	13.333	13.333	100.00000%	338431	322	421
1207280123	-	0	Evans Land Management, L.L.C.		10/1/2010	13.333	13.333	100.00000%	338423	322	397
1207280202	-	0	King, Jr.	Alfred	12/8/2008	2.670	2.670	100.00000%	323741	317	605
1207280220	-	0	Kelly	Angela E. and Steve	8/11/2010	40.000	40.000	100.00000%	336254	322	1
1207280301	-	1	Evans, III	Sidney B.	7/12/2010	33.320	33.320	50.00000%	336253	321	900
1207280301	-	2	Evans	John R.	7/12/2010	33.320	33.320	50.00000%	336253	321	900
1207280301	-	1	Evans, III	Sidney B.	3/15/2013	6.680	6.680	50.00000%	358917	325	214
1207280301	-	2	Evans	John R.	3/15/2013	6.680	6.680	50.00000%	358917	325	214
1207280303	-	1	Patterson (leased as Ellar Thomas Johnson)	Ellar	4/6/2009	40.010	6.680	5.55556%	323503	317	494
1207280303	-	2	Smith	Ruth Thomas	5/4/2009	40.010	6.680	2.77778%	324661	318	145
1207280303	-	3	McClain	Brenda Thomas	5/5/2009	40.010	6.680	0.61728%	324663	318	168
1207280303	-	4	Thomas	Cleo	5/8/2009	40.010	6.680	1.23457%	324647	317	894
1207280303	-	5	Amerson[2]	Hirmer Thomas	5/8/2009	40.010	6.680	2.77778%	324659	318	123
1207280303	-	6	Hayes	Mary Ann Thomas	5/11/2009	40.010	6.680	1.23457%	324660	318	134
1207280303	-	7	Lewis[2]	Norma Jean	5/11/2009	40.010	6.680	0.27778%	324646	317	883
1207280303	-	8	Thomas, Jr.[3]	Eldra Lee	5/11/2009	40.010	6.680	See [3]	324650	318	24
1207280303	-	9	Thomas	Rita Dale	5/11/2009	40.010	6.680	0.30864%	324651	318	35
1207280303	-	10	Robinson	Gussie Lee	5/11/2009	40.010	6.680	0.30864%	324664	318	179
1207280303	-	11	Thomas	Marquetta Lyvete	5/11/2009	40.010	6.680	0.30864%	324648	318	1
1207280303	-	12	Reliford	Essie Mae Thomas	5/12/2009	40.010	6.680	2.77778%	324662	318	156
1207280303	-	13	Thomas	Oscar Fitzgerald	5/12/2009	40.010	6.680	0.30864%	324728	318	221
1207280303	-	14	Thomas	M. L.	5/13/2009	40.010	6.680	0.30864%	324649	318	12
1207280303	-	15	Jennings	Cassandra	5/13/2009	40.010	6.680	0.20576%	324744	318	397
1207280303	-	16	Morton	Donna Denise	5/13/2009	40.010	6.680	0.20576%	324745	318	408
1207280303	-	17	Thomas	Katrina Rita	5/13/2009	40.010	6.680	0.20576%	324739	318	340
1207280303	-	18	Thomas	Leon Justin	5/15/2009	40.010	6.680	0.61728%	324729	318	232
1207280303	-	19	Demery	Eliza Mae	5/18/2009	40.010	6.680	0.46296%	324751	318	430
1207280303	-	20	Miles	Jackline Demery	5/18/2009	40.010	6.680	0.46296%	324736	318	307
1207280303	-	21	Demery	Bobbye Lynn	5/18/2009	40.010	6.680	0.46296%	324737	318	318
1207280303	-	22	Thomas	Linda Demery	5/18/2009	40.010	6.680	0.46296%	324735	318	296
1207280303	-	23	Bolden	Velma Jean	5/25/2009	40.010	6.680	0.20576%	324795	318	508

FIVE FORKS MINING, LLC, LIGNITE LEASES

Tract - Counterpart			Lessor (original Lessor is noted if different)		Lease Date	Lease Acres	Tract Acres	Good Faith Estimate of Title Ownership	Clerk's Reception	Oil & Gas Records	
										Book	Page
1207280303	-	24	Coaxum	Bonnie Demery	5/26/2009	40.010	6.680	0.46296%	324734	318	284
1207280303	-	25	Conley[2]	Lavelle	5/27/2009	40.010	6.680	3.70370%	324738	318	329
1207280303	-	26	Thomas	Velma Renae	5/27/2009	40.010	6.680	3.70370%	324743	318	386
1207280303	-	27	Thomas, Sr. (original lessor Barbara Thomas Bedford, who sold)	Marvin	5/27/2009	40.010	6.680	3.70370%	324746	318	419
1207280303	-	28	Sharper	Charles Cleo	5/27/2009	40.010	6.680	0.61728%	324742	318	373
1207280303	-	29	Taylor	Gloria Dean	5/27/2009	40.010	6.680	0.61728%	324725	318	190
1207280303	-	30	Thomas, Sr.	Marvin Lance	6/3/2009	40.010	6.680	3.70370%	326901	319	330
1207280303	-	31	Mitchell	Betty Ann	6/3/2009	40.010	6.680	3.70370%	325690	318	868
1207280303	-	32	Criswell	Demetria D.	6/16/2009	40.010	6.680	0.20576%	327019	319	399
1207280303	-	33	Thomas	Gregory Derral	6/18/2009	40.010	6.680	0.30864%	325689	318	857
1207280303	-	34	Demery, Jr.	Nelson	6/22/2009	40.010	6.680	0.46296%	325256	318	679
1207280303	-	35	Thomas, III	Clarence Edward	6/23/2009	40.010	6.680	0.30864%	325255	318	667
1207280303	-	36	Greene	Margaret Thomas	7/2/2009	40.010	6.680	3.70370%	325688	318	846
1207280303	-	37	Parham	Rafilue	7/6/2009	40.010	6.680	3.70370%	326135	319	70
1207280303	-	38	Towner[2]	Pearl Marie	7/8/2009	40.010	6.680	3.70370%	325691	318	880
1207280303	-	39	Richard[1]	Tiffany Denise	7/10/2009	20.010	6.680	0.00000%	326140	319	127
1207280303	-	40	Richard	Willa Ruth	7/10/2009	20.010	6.680	0.15873%	326141	319	140
1207280303	-	41	Richard	Henry David	7/13/2009	20.010	6.680	1.58730%	325924	319	24
1207280303	-	42	Adams	Burla Beatrice	7/13/2009	20.010	6.680	1.58730%	325921	318	900
1207280303		43	Richard[1]	Ebonie Niesha	7/13/2009	20.010	6.680	0.00000%	326138	319	104
1207280303	-	44	Richard	Marilyn	7/14/2009	20.010	6.680	0.15873%	326134	319	59
1207280303	-	45	Richard	Linda Lynette	7/14/2009	20.010	6.680	0.15873%	326136	319	81
1207280303	-	46	Richard	Donald	7/14/2009	20.010	6.680	0.15873%	326137	319	92
1207280303	-	47	Bates	Allie Mae	7/15/2009	20.010	6.680	1.58730%	325922	319	1
1207280303	-	48	Richard	Brenda Ann	7/15/2009	20.010	6.680	0.15873%	325923	319	13
1207280303	-	49	Shirley	Lydia Gale	7/16/2009	40.010	6.680	0.20576%	327020	319	411
1207280303	-	50	Johnson	Sharon Thomas	7/20/2009	40.010	6.680	3.70370%	326139	319	115
1207280303	-	51	Riggins	Catherine Ann	7/20/2009	20.010	6.680	0.52910%	326461	319	202
1207280303	-	52	Richard	Joe Louis	7/25/2009	20.010	6.680	1.58730%	326321	319	153
1207280303	-	53	Abbott	Essie Thomas	7/27/2009	40.010	6.680	5.55556%	326904	319	365
1207280303	-	54	Thomas	David Winton	8/3/2009	40.010	6.680	1.23457%	326465	319	245
1207280303	-	55	Whitson	Annie Lee Thomas	8/4/2009	40.010	6.680	3.70370%	326324	319	187
1207280303	-	56	Richard	Larry	8/5/2009	20.010	6.680	0.15873%	329419	320	416
1207280303		57	Richards[1]	Makeba Sherie	8/7/2009	20.010	6.680	0.00000%	326464	319	233
1207280303	-	58	Richard	Ronald Darryl	8/8/2009	20.010	6.680	0.15873%	327018	319	387

FIVE FORKS MINING, LLC, LIGNITE LEASES

Tract - Counterpart			Lessor (original Lessor is noted if different)		Lease Date	Lease Acres	Tract Acres	Good Faith Estimate of Title Ownership	Clerk's Reception	Oil & Gas Records	
										Book	Page
1207280303	-	59	Drake	Vanessa Richard	8/14/2009	20.010	6.680	0.52910%	326902	319	342
1207280303	-	60	Richard	Louis Joseph	10/1/2009	20.010	6.680	0.52910%	330206	320	643
1207280303	-	61	Richard	Bridgett La Vette	10/2/2009	20.010	6.680	0.15873%	329068	320	382
1207280303	-	62	Wiley	Phyllis Williams	11/16/2009	40.010	6.680	1.23457%	329800	320	550
1207280303	-	63	Richard	Linda Rochell	4/14/2010	20.010	6.680	1.58730%	332515	321	173
1207280303	-	64	Richard-Cross	Rochanda Lynn	8/11/2010	20.010	6.680	0.15873%	336059	321	864
1207280303	-	65	Richard	David	5/6/2010	20.010	6.680	0.15873%	340561	323	70
1207280303	-	72	Thomas	Catherine Diane	1/22/2014	20.010	6.680	0.61728%	367539	325	463
1207280303	-	73	Thomas	Abraham	1/22/2014	20.010	6.680	0.61728%	367540	325	474
1207280304	-	1	Ray[1]	Dexter Bertram (Winnfield Funeral Home interest)	4/10/2009	6.680	6.680	0.00000%	323507	317	545
1207280304	-	2	Ray[1]	Donald Wayne (Winnfield Funeral Home interest)	4/10/2009	6.680	6.680	0.00000%	323506	317	534
1207280304	-	3	Noflin[1]	Lorean R. (Winnfield Funeral Home interest)	4/20/2009	6.680	6.680	0.00000%	323743	317	614
1207280304	-	4	Ray[1]	Otis James (Winnfield Funeral Home interest)	4/27/2009	6.680	6.680	0.00000%	323740	317	594
1207280304	-	5	Deloney[1]	Ruby Ray (Winnfield Funeral Home interest)	5/4/2009	6.680	6.680	0.00000%	324643	317	856
1207280304	-	6	Jackson	Ida Williams	6/6/2009	6.680	6.680	3.33333%	325686	318	827
1207280304	-	7	Johnson[2]	Andrew	6/16/2009	6.680	6.680	2.08333%	325254	318	657
1207280304	-	8	Johnson	Barbara Nell	6/24/2009	6.680	6.680	2.08333%	325687	318	837
1207280304	-	9	Williams[2]	Kelly	8/2/2009	6.680	6.680	3.33333%	326467	319	267
1207280304	-	10	Jackson	Barbara Jeanene	8/7/2009	6.680	6.680	0.27778%	327489	319	730
1207280304	-	11	Johnson	Willie Edward	8/11/2009	6.680	6.680	2.08333%	326466	319	257
1207280304	-	12	Levi	Ricky	8/18/2009	6.680	6.680	1.38889%	327027	319	485
1207280304	-	13	Levi	Renee	8/19/2009	6.680	6.680	1.38889%	327029	319	505
1207280304	-	14	Levi	Myra	8/19/2009	6.680	6.680	1.38889%	327026	319	476
1207280304	-	15	Williams	Larry Glenn	8/19/2009	6.680	6.680	0.27778%	327194	319	523
1207280304	-	16	Williams	Chuckie Lynn	8/19/2009	6.680	6.680	0.27778%	327380	319	641
1207280304	-	17	Williams	Gwen	8/19/2009	6.680	6.680	0.27778%	329900	320	606
1207280304	-	18	Wilson	Shirley Williams	8/25/2009	6.680	6.680	0.27778%	327195	319	532
1207280304	-	19	Jackson	Doretha Wardell	8/25/2009	6.680	6.680	3.33333%	327028	319	496

FIVE FORKS MINING, LLC, LIGNITE LEASES

Tract - Counterpart			Lessor (original Lessor is noted if different)		Lease Date	Lease Acres	Tract Acres	Good Faith Estimate of Title Ownership	Clerk's Reception	Oil & Gas Records	
										Book	Page
1207280304	-	20	Lewis	Yvette	8/25/2009	6.680	6.680	1.85185%	327025	319	466
1207280304	-	21	Moss	Josephine	8/27/2009	6.680	6.680	0.25641%	327198	319	561
1207280304	-	22	Toombs	Don Yenom	8/28/2009	6.680	6.680	0.55556%	327030	319	514
1207280304	-	23	Lewis	Justin Dewayne	9/2/2009	6.680	6.680	0.92593%	327382	319	659
1207280304	-	24	Williams	Lisa Mershell	9/7/2009	6.680	6.680	0.27778%	327197	319	552
1207280304	-	25	Malone	Jonathan Marced	9/8/2009	6.680	6.680	0.09259%	327196	319	542
1207280304	-	26	Tinner	Latrina Diana	9/10/2009	6.680	6.680	1.11111%	327699	319	818
1207280304	-	27	Tinner	Antoinette Levi	9/11/2009	6.680	6.680	1.11111%	327381	319	650
1207280304	-	28	Rivers	Walter Lee	9/14/2009	6.680	6.680	3.33333%	327384	319	678
1207280304	-	29	Malone	Tango Shanelle	9/14/2009	6.680	6.680	0.09259%	327383	319	669
1207280304	-	30	Malone	Margo Michelle	9/16/2009	6.680	6.680	0.09259%	327488	319	721
1207280304	-	31	Tinner	Barbara Ann	9/19/2009	6.680	6.680	1.11111%	327697	319	799
1207280304	-	32	Levi[2]	Kim	9/20/2009	6.680	6.680	1.38889%	328504	320	216
1207280304	-	33	Samuel	Aretha Rivers	9/22/2009	6.680	6.680	3.33333%	327698	319	809
1207280304	-	34	Williams	Kelly James	9/28/2009	6.680	6.680	0.27778%	328027	319	894
1207280304	-	35	Price	Vernes Ray	10/3/2009	6.680	6.680	4.16667%	328052	320	68
1207280304	-	36	Lewis	Silklynne Karavella	10/5/2009	6.680	6.680	0.92593%	328029	320	10
1207280304	-	37	Williams	Renae Gail	10/6/2009	6.680	6.680	0.27778%	328496	320	133
1207280304	-	38	Peters	Dishay Lennae	10/13/2009	6.680	6.680	0.55556%	328497	320	142
1207280304	-	39	Davis[2]	Alice Marie	10/19/2009	6.680	6.680	3.33333%	328500	320	174
1207280304	-	40	Williams	Cheryl Marie	10/31/2009	6.680	6.680	0.83333%	329064	320	339
1207280304	-	41	Craig	Aubrey	11/13/2009	6.680	6.680	3.33333%	329067	320	371
1207280304	-	42	Lewis	Yolanda Elaine	12/7/2009	6.680	6.680	1.85185%	329581	320	485
1207280304	-	43	Ray	Daniel Ezekiel	12/10/2009	6.680	6.680	4.16667%	330384	320	710
1207280304	-	44	Hughes	Michelle Monique Williams	3/20/2010	6.680	6.680	0.83333%	332204	321	83
1207280304	-	45	Rivers	Alton Gene	7/23/2010	6.680	6.680	3.33333%	335516	321	716
1207280304	-	46	Johnson	Derrick Earl	9/13/2010	6.680	6.680	2.08333%	336879	322	143
1207280304	-	47	Nolley[2]	Mary Williams	12/17/2010	6.680	6.680	0.66667%	339548	322	661
1207280304	-	48	ACS Land Company, LLC (Winnfield Funeral Home purchase)		2/1/2011	6.680	6.680	16.66667%	340395	323	30
1207280304	-	52	Williams	Dennis	6/22/2015	6.680	6.680	0.83300%	380874	327	431
1207280304	-	53	Jones	Equilla Evette	4/13/2018	6.680	6.680	0.55556%	403218	329	715
1207280304	-	56	Williams	John Malcolm	6/22/2015	6.680	6.680	0.83300%	380875	327	442
1207280304	-	57	Williams	Linda Gail	6/10/2014	6.680	6.680	0.27778%	370763	326	311
1207280304	-	59	Goins	Ora Jean Johnson	5/25/2018	6.680	6.680	2.08333%	403550	329	744
1207280304	-	60	Williams	Ray Dale	4/1/2011	6.680	6.680	0.27778%	341616	323	519
1207280306	-	1	Ray	Otis James	4/27/2009	40.000	40.000	1.00529%	323759	317	788

FIVE FORKS MINING, LLC, LIGNITE LEASES

Tract - Counterpart	Lessor (original Lessor is noted if different)		Lease Date	Lease Acres	Tract Acres	Good Faith Estimate of Title Ownership	Clerk's Reception	Oil & Gas Records Book	Oil & Gas Records Page
1207280306 - 2	Ray	Donald Wayne	4/28/2009	40.000	40.000	1.00529%	323758	317	779
1207280306 - 3	Ray	Dexter Bertram	5/1/2009	40.000	40.000	1.00529%	323757	317	770
1207280306 - 4	Patterson (original lessor Clarence Patterson,	Ellar	5/8/2009	40.000	40.000	8.33333%	324645	317	874
1207280306 - 5	Deloney[1]	Ruby Ray	5/14/2009	40.000	40.000	3.80950%	324644	317	865
1207280306 - 6	Ray	Sandy Denise	6/10/2009	40.000	40.000	1.50794%	325251	318	627
1207280306 - 7	Ray, II	Oneal	6/26/2009	40.000	40.000	1.50794%	325685	318	818
1207280306 - 8	Thomas	Alex	9/10/2009	40.000	40.000	4.16667%	327487	319	712
1207280306 - 9	Williams	J. D.	9/17/2009	40.000	40.000	4.16667%	329418	320	407
1207280306 - 10	Valentine	Doris Jean	9/18/2009	40.000	40.000	4.16667%	327695	319	778
1207280306 - 11	Raglon	Overa Thomas	9/22/2009	40.000	40.000	4.16667%	327693	319	760
1207280306 - 12	Tyson	Annie Bell	9/25/2009	40.000	40.000	4.16667%	327694	319	769
1207280306 - 13	Hunt	Oretha Thomas	10/5/2009	40.000	40.000	4.16667%	328026	319	885
1207280306 - 14	Levingston	Louella Williams	10/7/2009	40.000	40.000	4.16667%	328028	320	1
1207280306 - 15	McCullough[1]	Viola Reliford	10/14/2009	40.000	40.000	0.00000%	328498	320	151
1207280306 - 16	Tilmon	Tonette Brown	10/15/2009	40.000	40.000	2.08333%	328502	320	195
1207280306 - 17	Waters	Bernadine Juanise	11/3/2009	40.000	40.000	2.08333%	329065	320	348
1207280306 - 18	Richard	Shalonda Renee	1/23/2010	40.000	40.000	1.38889%	330694	320	744
1207280306 - 19	Noflin	Lorean R.	4/7/2010	40.000	40.000	1.00529%	332205	321	93
1207280306 - 20	Patterson (leased as E. T. Johnson)	Ellar	4/8/2010	40.000	40.000	4.16667%	332207	321	103
1207280306 - 21	ACS Land Company, LLC (Juneau & FFE purchases)		2/1/2011	40.000	40.000	27.77778%	340393	323	10
1207280306 - 22	ACS Land Company, LLC (Juneau/Gilder/Carter purchase)		2/1/2011	40.000	40.000	8.33333%	340393	323	10
1207280306 - 23	Guyton	Rosetta Ray	2/2/2011	40.000	40.000	3.80952%	340562	323	81
1207280306 - 24	Stiell	Linda Ray	7/16/2013	40.000	40.000	3.01587%	363217	325	379
1207290101 - 0	Martin Timberlands L.L.C. (leased as Martin Timber Company, L.L.C.		1/12/2011	489.930	260.000	100.00000%	339878	322	774
1207330102 - 0	Weyerhaeuser Company		11/1/2009	864.440	120.000	100.00000%	329280	320	404
1207330103 - 0	Evans Trust	Angela K.	3/15/2013	60.000	60.000	100.00000%	358918	325	217
1207330111 - 1	Gantt Revocable Living Trust		10/15/2012	20.000	20.000	50.00000%	355628	325	56
1207330111 - 2	Lee	Josephine	10/15/2012	20.000	20.000	50.00000%	355628	325	56
1207340101 - 0	Sabine Uplift Mineral Corp.		10/26/2010	20.000	20.000	100.00000%	338417	322	379
1207340103 - 0	Louisiana Minerals, LTD		7/26/2010	468.480	180.000	100.00000%	335532	321	726
1207340112 - 0	Weyerhaeuser Company		11/1/2009	864.440	80.000	100.00000%	329280	320	404

FIVE FORKS MINING, LLC, LIGNITE LEASES

Tract - Counterpart			Lessor (original Lessor is noted if different)		Lease Date	Lease Acres	Tract Acres	Good Faith Estimate of Title Ownership	Clerk's Reception	Oil & Gas Records	
										Book	Page
1207340113	-	0	Weyerhaeuser Company		3/8/2013	79.740	79.740	100.00000%	366301	325	460
1207340114	-	0	Evans Land Management, L.L.C.		10/1/2010	26.667	26.667	100.00000%	338422	322	394
1207340115	-	0	Sabine Uplift Mineral Corp.		10/26/2010	26.667	26.667	100.00000%	338416	322	376
1207340116	-	0	JFKelley Clan, L.L.C.		10/1/2010	26.667	26.667	100.00000%	338430	322	418
1207340304	-	1	Graham	Stuart Clare	1/21/2013	12.420	12.420	20.00000%	359962	325	253
1207340304	-	2	Possoit	Cecilia Graham	1/21/2013	12.420	12.420	20.00000%	359963	325	261
1207340304	-	3	Graham	Edward William	1/21/2013	12.420	12.420	20.00000%	359964	325	264
1207340304	-	4	Graham	Roy Eugene	1/21/2013	12.420	12.420	20.00000%	359965	325	267
1207340304	-	5	Graham Estate	David Cecil	1/21/2013	12.420	12.420	20.00000%	363218	325	376
1207340311	-	1	Scott	Dr. David Alan and Elsie Lenae	9/24/2009	80.000	80.000	50.00000%	327691	319	749
1207340311	-	2	Gore	Charles Steven and Malinda Kay	9/24/2009	80.000	80.000	50.00000%	327691	319	749
1207350101	-	0	Weyerhaeuser Company		11/1/2009	864.440	40.000	100.00000%	329280	320	404

FIVE FORKS MINING, LLC, LIGNITE LEASES

Tract - Counterpart	Lessor (original Lessor is noted if different)	Lease Date	Lease Acres	Tract Acres	Good Faith Estimate of Title Ownership	Clerk's Reception	Oil & Gas Records Book	Oil & Gas Records Page

NOTES

[1] Later title determined that no interest was own

[2] Original Lessor is deceased; payments made to hiers as follows:

1207080206-1	Albert Galloway Hammett, III
1207200309-17	Myra O. Davis, Denecia Lewis & Marisha D. Young
1207200309-18	Nicole DeShannan Thomas & DeCedric Merrell Lewis
1207200309-25	Charles Babers
1207200309-29	Oscar C. Love, Sr., Katie M. Love-Davis & Billy A. Love
1207200309-41	Bertha Holman Welch Estate
1207200309-55	Yolanda Yvette Beavers-Campbell & Joseph Bernard Beavers
1207200309-57	Jerome Paul Beavers Estate
1207210304-5	Patricia Ann Nealy, Trustee of the Amerson Trust
1207210304-7	Nicole DeShannan Thomas & DeCedric Merrell Lewis
1207210304-25 1207280303-25	Yulonda Conley
1207210304-38	Pearl Marie Towner Estate
1207270305-2	Sabrina Edwards, Evelyn D. Thomas, Robert McNeil Trust & Xavier Thomas Trust
1207280304-7	Andret Alisa Rayford & Rodney Johnson
1207280304-9	Jacqueline Williams & LeKisch Mone Williams
1207280304-32	Cecil Lee Laurent
1207280304-39	Tarmaria C. Davis
1207280304-47	Dewayne Williams
1207280306-5	Marcia K. Williams, Rita L. Deloney, Sheila Y. Clark, Vanya Richelle Brooks & Antoine Deloney

[3] Eldra Lee Thomas, Jr. died without issue; his interest went to:

1207200309-21	His 5 siblings Norma Jean Lewis, Gussie Lee Robinson, Rita Dale Thomas & M. L. Thomas

FIVE FORKS MINING, LLC, LIGNITE LEASES

Agreement Date	Clerk's Reception	Conveyance Records		Tract	Grantor	Type of Agreement
		Book	Page			
5/21/2015	377616	694	57	1107040203	Ricky Morris Harper, et ux	Right of Way and Easement
8/31/2009	327378	634	717	1207150101 1207210105	Red River Louisiana I LP	Temporary Servitude of Use for Well Site and Access Road
12/20/2017	Not recorded	NA	NA	1207160101 1207170105	Sibley Lake Realty Corp.	Surface Use, Access and Damage Agreement
5/31/2018	Not recorded	NA	NA	1207170104	Weyerhaeuser Company	Entry Permit
1/31/2018	Not recorded	NA	NA	1207180106, et al	Weyerhaeuser Company	Entry Permit
3/12/2010	331856	639	584	1207210103	Red River Louisiana I LP	Temporary Servitude of Use for Well Site and Access Road
8/24/2010	336519	645	706	1207210105	Red River Louisiana I LP	Temporary Servitude of Use for Roadway
8/24/2010	336520	645	714	1207210105	Red River Louisiana I LP	Temporary Servitude of Use for Roadway
2/4/2016	383825	700	831	1207280105	Five Forks Mining , LLC to Southwestern Electric Power Company	Right of Way and Easement
5/5/2016	385748	702	47	1207280105	Five Forks Mining , LLC to Southwestern Electric Power Company	Right of Way and Easement
9/22/2016	389448	706	271	1207280105	Five Forks Mining , LLC to Southwestern Electric Power Company	Right of Way and Easement
2/7/2017	392208	709	375	1207280105	Five Forks Mining , LLC to Southwestern Electric Power Company	Right of Way and Easement
2/16/2018	400821	718	612	1207280105	Five Forks Mining , LLC to Southwestern Electric Power Company	Right of Way and Easement
5/6/2009	327479	634	838	1207280110	Sabine Uplift Mineral Corporation	Right-of-Way Grant (Roadway)
9/2/2009	327480	634	840	1207280110	Sabine Uplift Mineral Corporation	Right-of-Way Grant (Roadway)
2/5/2010	330688	638	411	1207280301	Sidney B. Evans, III, et al	Right-of-Way Grant (Roadway)

1.
A tract of land in the Northeast Quarter of Section 28 and the Southeast Quarter of Section 21, all lying in Township 12 North, Range 10 West, Red River Parish, Louisiana and being more particularly described as follows:

Commence at a cotton spindle set for corner at the Northeast corner of said Section 28; thence run S0°13'35"W along the East line of said Section 28 to the South Right-of-Way of Red River Parish Road No. 604, a distance of 12.19 feet, to a ½" iron pipe set for corner and also being the Point of Beginning of the tract herein described; thence continue S0°13'35"W along the East line of said Section 28 to SE corner of the NE¼ of the SE¼ of the NE¼ of said Section 28 also being the SW corner of the Johnnie Ruth Williams Glover tract in Section 27, a distance of 1979.67 feet, to a ½" iron pipe set for corner; thence run N90°00'00"W to the intersection of a line parallel and 50 feet Easterly of the centerline of an Exxon pipeline, a distance of 758.84 feet, to a ½" iron pipe set for corner; thence run N27°32'30"W parallel and 50 feet Easterly of the centerline of said Exxon pipeline to the South Right-of-Way of Red River Road No. 604, a distance of 2268.57 feet, to a ½" iron pipe set for corner, said line intersects the North line of said Section 28 at a distance of 2256.58 feet; thence run S88°55'08"E along the South Right-of-Way of Red River Road No. 604 to the intersection of the North line of said Section 28, a distance of 763.25 feet, to a ½" iron pipe set for corner; thence run S89°03'05"E along the South Right-of-Way of Red River Road No. 604, a distance of 1052.67 feet to the Point of Beginning.

2.
Ground Lease by the Natchitoches Parish Port Commission to Crowfoot Supply Company, LLC, beginning January 1, 2009, notice of which is provided by "Notice of Lease" dated January 1, 2009, recorded in Conveyance Book 629, Page 832, Registry No. 321785 of the records of Natchitoches Parish, Louisiana, covering the property described as:

That certain tract or parcel of land located in Sections 47 and 48, Township 10 North, Range 7 West, Natchitoches Parish, Louisiana, containing 6.933 acres, more or less, being shown as Tract 2A on that certain plat of survey of a resubdivision of two tracts of land by Robert Davis dated September 30, 2008, and being described as follows:

Commence at a ½" iron rod at the northwest corner of Section 48, Township 10 North, Range 7 West, Natchitoches Parish, Louisiana, and run thence North 23°23'16" East 811.71 feet to a ½" iron rod on the southeasterly right of way of the former location of Louisiana Highway 486 (now the Natchitoches Parish Port access road) being the point of beginning of the subject tract.

From said point of beginning run along said right of way North 41° 45' 43" 376.02 feet to a ½" iron rod; thence, run along said right of way North 46° 32' 24" East 254.08 feet to a ½" iron rod; thence, run South 41° 01' 53" East 138.21 feet to a ½" iron rod; thence run North 79° 16' 45" East 150.00 feet to a ½" iron rod on the westerly right of way of the present location of Louisiana Highway 486; thence run along said right of way South 7° 10' 36" East 317.61 feet to a ½" iron rod on the northerly right of way of the Natchitoches Parish Port railroad corridor, thence run along said right of way South 48° 59' 42" West 582.00 feet to a ½" iron rod; thence run North 40° 40' 56" West 419.93 feet to the point of beginning, containing 6.9333 acres, more or less.

SCHEDULE 4
IMMATERIAL SUBSIDIARIES

ACS Land Company, LLC
ADA Carbon Solutions (Vortex IP), LLC
ADA Carbon Solutions (Vortex Operations), LLC
ADA-ES Intellectual Property, LLC
ADA Environmental Solutions, LLC
ADA Analytics, LLC
ADA Analytics Israel Ltd.
ADEquity, LLC
BCSI, LLC
Advanced Clean Energy Solutions, LLC

SCHEDULE 4.1(b)
NAMES

(i) - (iv)

Name	Former Names	Jurisdiction of Incorporation	Type of Organization
Advanced Emissions Solutions, Inc.	None	Delaware	Corporation
ADA-ES, Inc.	None	Colorado	Corporation
ADA Carbon Solutions, LLC	None	Delaware	Limited liability company
ADA Carbon Solutions (Operations), LLC	None	Delaware	Limited liability company
Five Forks Mining, LLC	None	Delaware	Limited liability company
ADA Carbon Solutions (Red River), LLC	None	Delaware	Limited liability company
Crowfoot Supply Company, LLC	None	Delaware	Limited liability company
CarbPure Technologies, LLC	None	Delaware	Limited liability company

(v)

Jurisdictions in which each Loan Party is qualified to do business

Entity	Domestic State	Foreign States in which Qualified to do Business
Advanced Emissions Solutions, Inc.	Delaware	Colorado, Delaware, Minnesota
ADA-ES, Inc.	Colorado	Colorado, Georgia, Illinois, Kansas, Louisiana, Maryland, Minnesota, Missouri, Montana, New Hampshire, New Mexico, Pennsylvania, Texas, Utah, Virginia, Wisconsin, Wyoming
ADA Carbon Solutions, LLC	Delaware	Alabama, Colorado, Illinois, Maryland, New Mexico, Pennsylvania, Texas, Virginia
ADA Carbon Solutions (Operations), LLC	Delaware	Colorado
Five Forks Mining, LLC	Delaware	Louisiana
ADA Carbon Solutions (Red River), LLC	Delaware	Alabama, Arizona, Colorado, Florida, Georgia, Kentucky, Louisiana, Massachussets, Mississippi, Texas, Alberta, Nova Scotia
Crowfoot Supply Company, LLC	Delaware	Louisiana, Texas
CarbPure Technologies, LLC	Delaware	Colorado, Louisiana

(vi) - (vii)

Entity	Address of Chief Executive Office	Address of Principal Place of Business
Advanced Emissions Solutions, Inc.	640 Plaza Drive, Suite 270 Highlands Ranch, CO 80129	640 Plaza Drive, Suite 270 Highlands Ranch, CO 80129
ADA-ES, Inc.	640 Plaza Drive, Suite 270 Highlands Ranch, CO 80129	640 Plaza Drive, Suite 270 Highlands Ranch, CO 80129
ADA Carbon Solutions, LLC	640 Plaza Drive, Suite 270 Highlands Ranch, CO 80129	1460 W. Canal Court, Ste 100 Littleton, CO 80120
ADA Carbon Solutions (Operations), LLC	640 Plaza Drive, Suite 270 Highlands Ranch, CO 80129	1460 W. Canal Court, Ste 100 Littleton, CO 80120
Five Forks Mining, LLC	640 Plaza Drive, Suite 270 Highlands Ranch, CO 80129	1460 W. Canal Court, Ste 100 Littleton, CO 80120
ADA Carbon Solutions (Red River), LLC	640 Plaza Drive, Suite 270 Highlands Ranch, CO 80129	1460 W. Canal Court, Ste 100 Littleton, CO 80120
Crowfoot Supply Company, LLC	640 Plaza Drive, Suite 270 Highlands Ranch, CO 80129	1460 W. Canal Court, Ste 100 Littleton, CO 80120
CarbPure Technologies, LLC	640 Plaza Drive, Suite 270 Highlands Ranch, CO 80129	1460 W. Canal Court, Ste 100 Littleton, CO 80120

(viii) - (xi)

Entity	Federal Taxpayer ID number	Organization ID number	Ownership Information	Industry/Nature of Business
Advanced Emissions Solutions, Inc.	27-5472457	4926747	Publicly held	Emissions Control
ADA-ES, Inc.	84-1457385	19971016855	Advanced Emissions Solutions, Inc.	Emissions Control
ADA Carbon Solutions, LLC	26-3345223	4506923	Advanced Emissions Solutions, Inc.	Generation & sale of Activated Carbon
ADA Carbon Solutions (Operations), LLC	36-4770726	5404594	ADA Carbon Solutions, LLC	Operations in support of generation & sale of Activated Carbon
Five Forks Mining, LLC	80-0303198	4619087	ADA Carbon Solutions (Operations), LLC	Feedstock in support of generation & sale of Activated Carbon
ADA Carbon Solutions (Red River), LLC	26-0317601	4347560	ADA Carbon Solutions (Operations), LLC	Processing operations in support of generation & sale of Activated Carbon
Crowfoot Supply Company, LLC	26-3293954	4595176	ADA Carbon Solutions (Operations), LLC	Real Estate dealings in relation to the generation & sale of Activated Carbon
CarbPure Technologies, LLC	38-3985250	5886430	ADA Carbon Solutions (Operations), LLC	Generation & sale of Activated Carbon

SCHEDULE 4.1(c)
PERMITTED LIENS

1.
Liens granted pursuant to 2013 Loan and Security Agreement dated as of September 19, 2013 by and among ADA-ES, Inc., as Borrower, Advanced Emissions Solutions, Inc., as Guarantor, and CoBiz Bank d/b/a Colorado Business Bank, as Lender, as amended or as amended and restated.

2.	Liens granted pursuant to Assignment and Pledge of Bank Deposits for Security Purposes, dated September 16, 2016, by and between KeyBank National Association and Five Forks Mining, LLC.

3.	Liens granted pursuant to Account Control Agreement, dated February 28, 2017, by and between Texas Capital Bank, N.A. and Five Forks Mining, LLC.

4.
Any liens that arise from Master Service Contract No. MSC 4-9118 between American Railcar Leasing LLC and ADA Carbon Solutions (Red River), LLC, dated as of September 20, 2013, as amended by: (i) Rider No. 1, dated August 7, 2013, as further amended by Amendment to Rider No. 1, dated January 15, 2014 (transferred by novation to ARI Leasing LLC); and (ii) Rider No. 2, dated September 15, 2014, as further amended by Amendment to Rider No. 2, dated January 26, 2015. Items 4-50 are the Permitted Liens under the Purchase Agreement

5.
Any liens that arise from Master Service Contract No. ARI 4-9118 between ARI Leasing LLC and ADA Carbon Solutions (Red River), LLC, dated as of June 1, 2017, as amended by Rider No. 1, dated August 7, 2013, as further amended by Amendment to Rider No. 1, dated January 15, 2014 (transferred to ARI Leasing LLC by novation from American Railcar Leasing LLC).

6.	Liens described in the ALTA/ACSM Land Title Survey dated March 14, 2008 by John R. Bowman & Associates Showing a Portion of Sections 21 & 28, T12N, R10W, Red River Parish, LA; Project #6521.

7.	Liens described in First American Title Insurance, Title Policy, Date of Policy August 1, 2008, Policy No. 95-E0006122, in the amount of $158,814.00.

8.	Liens described in First American Title Insurance, Title Policy, Date of Policy August 3, 2009, Policy No. 95-E0010420, in the amount of $654,270.00.

9.	Liens described in First American Title Insurance, Title Policy, Date of Policy March 16, 2010, Policy No. 95-E0012096, in the amount of $15,000.00.

10.	Liens described in First American Title Insurance, Title Commitment effective May 14, 2010, File No. 0410745.9523.

11.	Liens described in First American Title Insurance, Title Commitment effective May 14, 2010, File No. 0410745.9524.

12.	Liens described in First American Title Insurance, Commitment for Title Insurance effective August 9, 2010, File No. 410745.9981.

13.	Liens described in First American Title Insurance, Commitment for Title Insurance effective June 2, 2011, File No. 410745.10114.

14.	Liens described in First American Title Insurance, Commitment for Title Insurance effective January 6, 2015, File No. 410745.12271

15.	Liens described in First American Title Insurance, Commitment for Title Insurance effective September 11, 2013, File No. 566402.2.

16.	Liens described in First American Title Insurance, Commitment for Title Insurance effective September 17, 2013, File No. 566402.2.

17.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts dated May 26, 2011 for Tract 1207160108, Section 16, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

18.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated November 4, 2011 for Tract 1207280109, SE/4 of NW/4 of Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

19.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated November 22, 2011 for Tract 1207290101, Section 29, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

20.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated November 22, 2011 for Tract 1207280110, Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

21.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated November 22, 2011 for Tract 1207280122, Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

22.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated November 22, 2011 for Tract 1207280123, Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

23.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated November 29, 2011 for Tract 1207170108, Section 17, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

24.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated December 11, 2011 for Tract 127200107, Section 20, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

25.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated May 1, 2012 for Tract 1207280306, Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

26.
Liens described in Supplemental Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated July 16, 2012 for Tract 1207280109, SE/4 of NW/4 of Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

27.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated December 11, 2012 for Tract 1207200107, Section 20, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

28.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated December 11, 2012 for Tract 1207280301a, Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

29.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated December 13, 2012 for Tract 1207280202, Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

30.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated December 18, 2012 for Tract 1207200309 Section 20, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

31.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated November 1, 2013 for Tract 1207280304, Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

32.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated February 6, 2014 for Tract 1207280303, Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

33.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated September 30, 2014 for Tract Nos. 1207210103, Section 21; 1207210105, Section 21; 1207270104, Section 27; 1207280107, Section 28; Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

34.
Liens described in Supplemental Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated January 26, 2015 for Tract 1207280306, NW/4 of NE/4 of Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

35.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated August 21, 2015 for Tract 127200108, Section 20, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

36.
Liens described in Revised Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated September 2, 2015 for Tract 127200106, Section 20, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

37.
Liens described in Supplemental Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated October 27, 2015 for Tract 1207200309, Section 20, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

38.
Liens described in Supplemental Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated March 22, 2016 for Tract 1207280110, Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

39.
Liens described in Supplemental Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated March 22, 2016 for Tract 1207280122, Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

40.
Liens described in Supplemental Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated March 22, 2016 for Tract 1207280123, Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

41.
Liens described in Supplemental Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated May 12, 2016 for Tract 1207280301a, Section 28, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

42.
Liens described in Supplemental Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated November 11, 2016 for Tract 1207200107, Section 20, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

43.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated March 6, 2018 for Tract 1207200105, Section 20, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

44.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated March 15, 2018 for Tract 1207200204, Section 20, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

45.
Liens described in Preliminary Title Opinion of Blanchard, Walker, O’Quin & Roberts, dated May 10, 2018 for Tract 1207200203, Section 20, Township 12 North, Range 7 West, Natchitoches Parish, Louisiana.

46.	Notice re Environmental Pump Station, dated July 1, 2009, issued by Red River Parish Communications Direct.

47.
Partial Assignment of Water Servitude and Right of Way Agreement, dated July 15, 2009, granted by Red River Environmental Products, LLC (n/k/a ADA Carbon Solutions (Red River), LLC) to Valley Electric Membership Corporation, recorded in Book 330, Page 79, Registry Number 218728 of the Conveyance Records of Red River Parish, Louisiana, assigning the Driever Water Line Right of Way Agreement dated January 30, 2009 (Registry Number 217353)

48.
Partial Assignment of Servitudes, dated November 30, 2009, granted by Red River Environmental Products, LLC (n/k/a ADA Carbon Solutions (Red River), LLC) to Crosstex LIG, L.L.C., recorded in Book 334, Page 620, Registry Number 220526 of the Conveyance Records of Red River Parish, Louisiana, assigning the Drake, et al Utility Servitude Agreement dated November 10, 2008 (Registry Number 215667) and the RRMC Utility Servitude Agreement dated April 24, 2009 (Registry Number 217677).

49.
Order of Expropriation, State of Louisiana, Department of Transportation and Development v. ADA Carbon Solutions (Red River), LLC, Docket No. 35377, Thirty-Ninth Judicial District Court, Parish of Red River, State of Louisiana, rendered July 14, 2011 and recorded on July 15, 2011, in Book 354, Page 32, Registry Number 227770 of the Conveyance Records of Red River Parish, Louisiana.

50.
Utility Metering Station and Servitude Agreement, dated November 30, 2009, granted by Red River Environmental Products, LLC (n/k/a ADA Carbon Solutions (Red River), LLC) to Crosstex LIG, L.L.C., recorded in Book 334, Page 626, Registry Number 220527 of the Conveyance Records of Red River Parish, Louisiana.

SCHEDULE 4.1(f)(iii)(A)
PLEDGED EQUITY

Entity	Jurisdiction	Ownership/Pledgor	Certificated (Y/N)	Certificate Number/ Number of Shares
ADA-ES, Inc.	Colorado	100% Advanced Emissions Solutions, Inc.	Y	Certificate #1 - 1 Share
ADA Carbon Solutions, LLC	Delaware
100% Advanced Emissions Solutions, Inc.The existing membership interest certificates for ADA Carbon Solutions, LLC (f/k/a Crowfoot Development LLC) will have to be canceled and reissued to Advanced Emissions Solutions, Inc. following consummation of the Purchase
			Y	Certificate #2 [Crowfoot Development LLC] Certificate #3 [Crowfoot Development LLC] Certificate #4 [Crowfoot Development LLC] Certificate #5 [Crowfoot Development LLC]
ADA Carbon Solutions (Operations), LLC	Delaware	100% ADA Carbon Solutions, LLC	Y	Certificate #1
Five Forks Mining, LLC	Delaware	100% ADA Carbon Solutions (Operations), LLC	Y	Certificate #2
ACS Land Company, LLC	Delaware	100% ADA Carbon Solutions (Operations), LLC	Y	Certificate #2
ADA Carbon Solutions (Red River), LLC	Delaware	100% ADA Carbon Solutions (Operations), LLC	Y	Certificate #2
Crowfoot Supply Company, LLC	Delaware	100% ADA Carbon Solutions (Operations), LLC	Y	Certificate #2
ADA Carbon Solutions (Vortex IP), LLC	Delaware	100% ADA Carbon Solutions (Operations), LLC	Y	Certificate #2
CarbPure Technologies, LLC	Delaware	100% ADA Carbon Solutions (Operations), LLC	Y	Certificate #3
ADA Carbon Solutions (Vortex Operations), LLC	Delaware	100% ADA Carbon Solutions (Vortex IP), LLC	Y	Certificate #1
ADA-ES Intellectual Property, LLC	Colorado	100% ADA-ES, Inc.	N	N/A
ADA Environmental Solutions, LLC	Colorado	100% ADA-ES, Inc.	N	N/A
ADA Analytics, LLC	Delaware	100% ADA-ES, Inc.	N	N/A
ADA Analytics Israel Ltd.	Israel	100% ADA Analytics, LLC	N	N/A
BCSI, LLC	Delaware	100% Advanced Emissions Solutions, Inc.	N	N/A
Advanced Clean Energy Solutions, LLC	Delaware	100% Advanced Emissions Solutions, Inc.	N	N/A
ADEquity, LLC	Delaware	100% Advanced Emissions Solutions, Inc.	N	N/A

SCHEDULE 4.1(f)(iii)(B)
PLEDGED INSTRUMENTS, ETC.

1.	Notes (if any) issued pursuant to that certain Intercompany Loan Agreement, dated October 1, 2016, by and between ADA Carbon Solutions (Operations), LLC and CarbPure Technologies, LLC

2.	Promissory Note, dated April 27, 2012, from Christopher D. Wilkerson in favor of ADA Carbon Solutions (Red River), LLC

3.	Promissory Note, dated August 24, 2017, from Christopher McCready in favor of ADA Carbon Solutions (Red River), LLC.

4.	Relocation Authorization, dated February 2, 2017, by and between ADA Carbon Solutions, LLC and Andrew McDowell.

SCHEDULE 4.1(f)(v)
COMMERCIAL TORT CLAIMS

1.
Tort claims asserted in ADA-ES, Inc. v. Big Rivers Electric Corporation, No. 4:18-cv-0016-JHM-HBB, currently pending in the United States District Court, Western District of Kentucky - Owensboro Division.

[The dispute relates to (a) Defendant’s refusal to pay ADA-ES for ADA-ES's design, installation, and delivery of materials and equipment known as a dry sorbent injection system at Defendant’s power plant, and (b) Defendant’s improper draw on an irrevocable standby letter of credit posted by ADA-ES as security for performance under this contract. ADA-ES seeks relief including certain declaratory judgments and damages in the amount of $1,371,033.56, plus attorneys' fees. ADA-ES expects that a trial date will be set for late 2019.]

SCHEDULE 4.1(1)(ii)
EMPLOYEE PLANS

1.
During a recent, informal audit of the ADA Carbon Solutions, LLC 401(k) Plan by the plan's sponsor, ADA Carbon Solutions, LLC ("Sponsor"), the Sponsor discovered that for plan years 2012 and 2013, due to administrative errors, certain deferrals were withheld but not funded to individual accounts. The Sponsor also identified a number of elective deferrals that were funded to the Plan late during the 2014, 2015 and 2016 plan years. The Sponsor has contributed the late deferral amounts, plus interest, to the affected employees’ accounts, has submitted the requisite filings for a prohibited transaction exemption under PTE 2002-51 (the Voluntary Fiduciary Correction Program), and expects the late contributions of employee deferrals to the plan for 2012 through 2016 will be rectified. In addition, the Sponsor has filed IRS Forms 5330 for each year from 2012 - 2018, to report and pay the excise tax due under Section 4975(a) of the Internal Revenue Code for late deposits of elective deferrals.

SCHEDULE 4.1(o)
SUBSIDIARIES

Entity	Jurisdiction	Ownership
ADA-ES, Inc.	Colorado	100% Advanced Emissions Solutions, Inc.
ADA Carbon Solutions, LLC	Delaware	100% Advanced Emissions Solutions, Inc.
ADA Carbon Solutions (Operations), LLC	Delaware	100% ADA Carbon Solutions, LLC
Five Forks Mining, LLC	Delaware	100% ADA Carbon Solutions (Operations), LLC
ACS Land Company, LLC	Delaware	100% ADA Carbon Solutions (Operations), LLC
ADA Carbon Solutions (Red River), LLC	Delaware	100% ADA Carbon Solutions (Operations), LLC
Crowfoot Supply Company, LLC	Delaware	100% ADA Carbon Solutions (Operations), LLC
ADA Carbon Solutions (Vortex IP), LLC	Delaware	100% ADA Carbon Solutions (Operations), LLC
CarbPure Technologies, LLC	Delaware	100% ADA Carbon Solutions (Operations), LLC
ADA Carbon Solutions (Vortex Operations), LLC	Delaware	100% ADA Carbon Solutions (Vortex IP), LLC
ADA-ES Intellectual Property, LLC	Colorado	100% ADA-ES, Inc.
ADA Environmental Solutions, LLC	Colorado	100% ADA-ES, Inc.
ADA Analytics, LLC	Delaware	100% ADA-ES, Inc.
ADA Analytics Israel Ltd.	Israel	100% ADA Analytics, LLC
BCSI, LLC	Delaware	100% Advanced Emissions Solutions, Inc.
Advanced Clean Energy Solutions, LLC	Delaware	100% Advanced Emissions Solutions, Inc.
ADEquity, LLC	Delaware	100% Advanced Emissions Solutions, Inc.

SCHEDULE 4.1(p)
INTELLECTUAL PROPERTY

List of Trademarks

Company	Mark	Filing Date/ Issued Date	Application / Registration Number
ADA Carbon Solutions, LLC	ADA Carbon Solutions	US Filing: 4-8-09 US Registration: 6-28-11 CAN Filing: 10-8-09 CAN Registration: 9-27-12	US Reg. No.: 3,986,235 CAN Reg. No.: TMA833,108
ADA Carbon Solutions, LLC	FastPAC	US Filing: 8-31-11 US Registration: 2-17-15	US Reg. No.: 4,688,986
ADA Carbon Solutions, LLC	FastPAC Premium	US Filing: 10-5-12 US Registration: 8-27-13 CAN Filing: 4-5-13 CAN Registration: 11-3-15	US Reg. No.: 4,393,947 CAN Reg. No.: TMA919,290
ADA Carbon Solutions, LLC	Power PAC Premium	US Filing: 5-5-08 US Registration: 6-1-10	US Reg. No.: 3,796,323
ADA Carbon Solutions, LLC	PowerPAC	US Filing: 5-5-08 US Registration: 8-18-09	US Reg. No.: 3,670,458
ADA Carbon Solutions, LLC	PowerPAC H20	US Filing: 3-4-10 US Registration: 5-14-13	US Reg. No.: 4,335,165
ADA-ES, Inc.	ADA	US Filing: 12-20-11 US Registration: 8-13-13 EU Filing: 9-27-13 EU Registration: 2-19-14	US Reg. No.: 4,382,011 EU Reg. No.: 012176806
ADA-ES, Inc.	ADA	US Filing: 12-20-11 US Registration: 7-23-13	US Reg. No.: 4,372,707
ADA-ES, Inc.	ADA & design	US Filing: 2-13-13 US Registration: 10-15-13	US Reg. No. 4,417,743
ADA-ES, Inc.	ADA Advancing Cleaner Energy & design	US Filing: 2-13-13 US Registration: 10-15-13	US Reg. No. 4,417,744
ADA-ES, Inc.	ADA Environmental Solutions & design	US Filing: 12-20-11 US Registration: 8-13-13	US Reg. No.: 4,382,012

ADA-ES, Inc.	ADA Environmental Solutions & design	US Filing: 12-20-11 US Registration: 7-23-13	US Reg. No.: 4,372,706
ADA-ES, Inc.	RESPOND	US Filing: 4-4-14 US Registration: 11-4-14	US Reg. No.: 4,632,281
CarbPure Technologies, LLC	CARBPURE	US Filing: 2-26-16 US Registration: 12-6-16	US Reg. No.: 5,097,253

Patents Issued

Company	Title	Type/Country	Patent No.	Issue Date
ADA Carbon Solutions, LLC	Multi-Functional Composition of Matter for Rapid Removal of Mercury from a Flue Gas	US Utility	9,539,538	1/10/2017
ADA Carbon Solutions, LLC	Multi-Functional Composition of Matter for Rapid Removal of Mercury from a Flue Gas	CN	ZL201280065337	5/18/2016
ADA Carbon Solutions, LLC	Multi-Functional Composition of Matter for Rapid Removal of Mercury from a Flue Gas	CN	ZL201280058554	4/20/2016
ADA Carbon Solutions, LLC	Sorbent Compositions Having Pneumatic Conveyance Capabilities	US Utility	9,468,904	10/18/2016
ADA Carbon Solutions, LLC	Sorbent Compositions Having Pneumatic Conveyance Capabilities	US Utility	9,314,767	4/19/2016
ADA Carbon Solutions, LLC	Method for Treating a Flue Gas Stream with a Sorbent Composition Having Pneumatic Conveyance Capabilities	US Divisional Utility	9,561,462	2/7/2017
ADA Carbon Solutions, LLC	Activated Carbon Sorbent Composition with Reduced Auto-Ignition Properties	CA Utility	2,926,826	5/1/2018
ADA Carbon Solutions, LLC	Sorbent Compositions Having Pneumatic Conveyance Capabilities	US CIP Utility	10,035,126	7/31/2018
ADA Carbon Solutions, LLC	Method for the Treatment of a Flue Gas Stream	US Divisional Utility	10,137,403	11/27/2018
ADA-ES, Inc.	Hot-Side Method And System	US	10124293	11/13/18
ADA-ES, Inc.	Method And Additive For Controlling Nitrogen Oxide Emissions	US	9957454	05/01/18
ADA-ES, Inc.	Low Sulfur Coal Additive For Improved Furnace Operation	US	9951287	04/24/18

ADA-ES, Inc.	Method To Reduce Mercury, Acid Gas, And Particulate Emissions	US	9889451	02/13/18
ADA-ES, Inc.	Control Of Wet Scrubber Oxidation Inhibitor And Byproduct Recovery	US	9889405	02/13/18
ADA-ES, Inc.	Method And System To Thermally Regenerate A Sorbent	US	9884294	02/06/18
ADA-ES, Inc.	Method And System For Controlling Mercury Emissions From Coal-Fired Thermal Processes	US	9884286	02/06/18
ADA-ES, Inc.	Process To Reduce Emissions Of Nitrogen Oxides And Mercury From Coal-Fired Boilers	US	9850442	12/26/17
ADA-ES, Inc.	Methods For Solidification And Stabilization Of Industrial Byproducts	US	9662630	05/30/17
ADA-ES, Inc.	Hot-Side Method And System	US	9657942	05/23/17
ADA-ES, Inc.	Control Of Wet Scrubber Oxidation Inhibitor And Byproduct Recovery	US	9409123	08/09/16
ADA-ES, Inc.	Method And System For Controlling Mercury Emissions From Coal-Fired Thermal Processes	US	9352275	05/31/16
ADA-ES, Inc.	Fluidized Bed And Method And System For Gas Component Capture	US	9352270	05/31/16
ADA-ES, Inc.	Method To Reduce Mercury, Acid Gas, And Particulate Emissions	US	9308493	04/12/16
ADA-ES, Inc.	Method And System To Reclaim Functional Sites On A Sorbent Contaminated By Heat Stable Salts	US	9278314	03/08/16
ADA-ES, Inc.	Process To Reduce Emissions Of Nitrogen Oxides And Mercury From Coal-Fired Boilers	US	9238782	01/19/16
ADA-ES, Inc.	Method And System For Controlling Mercury Emissions From Coal-Fired Thermal Processes	US	9221013	12/29/15
ADA-ES, Inc.	Air Treatment Process For Dilute Phase Injection Of Dry Alkaline Materials	US	9149759	10/06/15
ADA-ES, Inc.	System And Method For Dense Phase Sorbent Injection	US	9017452	04/28/15

ADA-ES, Inc.	Remote Additive Application	US	8992637	03/31/15
ADA-ES, Inc.	Process To Enhance Mixing Of Dry Sorbents And Flue Gas For Air Pollution Control	US	8974756	03/10/15
ADA-ES, Inc.	Hot-Side Method And System	US	8951487	02/10/15
ADA-ES, Inc.	Low Sulfur Coal Additive For Improved Furnace Operation	US	8919266	12/30/14
ADA-ES, Inc.	Control Of Wet Scrubber Oxidation Inhibitor And Byproduct Recovery	US	8883099	11/11/14
ADA-ES, Inc.	Process To Reduce Emissions Of Nitrogen Oxides And Mercury From Coal-Fired Boilers	US	8845986	09/30/14
ADA-ES, Inc.	Air Treatment Process For Dilute Phase Injection Of Dry Alkaline Materials	US	8784757	07/22/14
ADA-ES, Inc.	Hot-Side Method And System	US	8524179	09/03/13
ADA-ES, Inc.	Method And System For Controlling Mercury Emissions From Coal-Fired Thermal Processes	US	8496894	07/30/13
ADA-ES, Inc.	Additives For Mercury Oxidation In Coal-Fired Power Plants	US	8439989	05/14/13
ADA-ES, Inc.	Process For Dilute Phase Injection Of Dry Alkaline Materials	US	8383071	02/26/13
ADA-ES, Inc.	Method And System For Controlling Mercury Emissions From Coal-Fired Thermal Processes	US	8372362	02/12/13
ADA-ES, Inc.	Additives For Mercury Oxidation In Coal-Fired Power Plants	US	8293196	10/23/12
ADA-ES, Inc.	Additives For Mercury Oxidation In Coal-Fired Power Plants	US	8124036	02/28/12
ADA-ES, Inc.	Apparatus And Process For Preparing Sorbents For Mercury Control At The Point Of Use	US	8034163	10/11/11
ADA-ES, Inc.	Apparatus And Process For Preparing Sorbents For Mercury Control At The Point Of Use	US	7731780	06/08/10
ADA-ES, Inc.	Apparatus And Process For Preparing Sorbents For Mercury Control At The Point Of Use	US	7361209	04/22/08

ADA-ES, Inc.	Low Sulfur Coal Additive For Improved Furnace Operation	US	7332002	02/19/08
ADA-ES, Inc.	Oxidizing Additives For Control Of Particulate Emissions	US	6797035	09/28/04
ADA-ES, Inc.	Low Sulfur Coal Additive For Improved Furnace Operation	US	6773471	08/10/04
ADA-ES, Inc.	Low Sulfur Coal Additive For Improved Furnace Operation	US	6729248	05/04/04
ADA-ES, Inc.	Composition Apparatus And Method For Flue Gas Conditioning	US	6267802	07/31/01
ADA-ES, Inc.	Method For Wet Handling Of Cementitious Fly Ash	US	6221001	01/26/99
ADA-ES, Inc.	Method and System for Controlling Mercury Emissions From Coal-Fired Thermal Processes	AUS	2011212805	07/07/16
ADA-ES, Inc.	Method to Reclaim Functional Sites on a CO2 Sorbent That Have Formed Heat Stable Salts with an Acid Gas	AUS	2013317997	07/21/16
ADA-ES, Inc.	Method to Reclaim Functional Sites on a CO2 Sorbent That Have Formed Heat Stable Salts with an Acid Gas	CN	ZL201380059240.2	05/17/17
ADA-ES, Inc.	Process for Dilute Phase Injection of Dry Alkaline Materials	CAN	2792732	07/31/18
ADA-ES, Inc.	Process for Dilute Phase Injection of Dry Alkaline Materials	GER POL	2545334	05/30/18

Web Domains:

1.	CarbPure.com

2.	Ada-cs.com

3.	ADAcarbonsolutions.com

Material Unregistered Trademarks:

1.	Activated Carbon Users Group

2.	ACUG

3.	ADA-CS

4.	CarbPure Technologies

5.	CarbPure 500

6.	CarbPure 500P

7.	CarbPure 600

8.	CarbPure 800

9.	CarbPure 800 RA

10.	CarbPure GAC 1240

11.	CarbPure GAC 48L

12.	CarbPure GAC 830

13.	CarbPure GAC 830D

14.	CarbPure GAC 830L

15.	CarbPure GAC AP4

16.	CarbPure GAC H2S

17.	CarbPure WW

18.	ComplianceCampus

19.	Contact. Convert. Capture

20.	DMI

21.	Dynamic Mercury Index

22.	Expertise. Reliability. Compliance

23.	FastPAC NH

24.	FastPAC Platinum 80

25.	FastPAC Platinum Plus

26.	FastPAC Platinum TR

27.	FastPAC Premium -80

28.	FastPAC Premium X

29.	FastPAC X

30.	PowerGAC 830

31.	PowerGAC 830D

32.	PowerPAC Agro

33.	PowerPAC H20 Plus

34.	PowerPAC H2O 600

35.	PowerPAC H2O 800

36.	PowerPAC H2O 1000

37.	PowerPAC H2O WW

38.	PowerPAC NH

39.	PowerPAC Premium Plus

40.	PowerPAC Premium SF

41.	PowerPAC Premium X

42.	PowerPAC WS

43.	PowerPAC WW

44.	PowerPAC X

45.	PowerGAC 1240

46.	PowerGAC 48L

47.	PowerGAC 830

48.	PowerGAC 830D

49.	PowerGAC 830L

50.	PowerGAC 840L

51.	PowerGAC AP4

52.	PowerGAC H2S

53.	S PAC

54.	The following slogans:

a.	“We provide peace of mind”

b.	“No regret solution”

c.	“Compliance that is reliable and cost effective, today and tomorrow”

List of Pending Trademarks

Company	Mark	Filing Date	Application / Registration Number
ADA Carbon Solutions, LLC	FASTPAC PLATINUM	CAN Filing: 10-13-16	CAN App. No.: 1,804,534
ADA Carbon Solutions, LLC	PowerGAC	US Filing: 8-7-17	US Serial No.: 87/558,536
CarbPure Technologies, LLC	CARBPURE	CAN Filing: 8-25-16	CAN App. No.: 1,797,590

List of Pending Patents

Company	Title	Type/Country	Application No.	Filing Date
ADA Carbon Solutions, LLC	Sorbent Composition For Treatment Of A Flue Gas At High Temperatures	US CIP Utility	14/498,542	09/26/2014
ADA Carbon Solutions, LLC	Multi-Functional Composition Of Matter For Rapid Removal Of Mercury From A Flue Gas	US Divisional Utility	15/401,824	01/09/2017
ADA Carbon Solutions, LLC	Method For Treating A Flue Gas Stream With A Sorbent Composition Having Pneumatic Conveyance Capabilities	US Divisional Utility	15/426,627	02/07/2017
ADA Carbon Solutions, LLC	Sorbent Compositions For Use In A Wet Scrubber Unit	US Utility	14/696,409	04/25/2015

ADA Carbon Solutions, LLC	Methods For Treating A Flue Gas Stream Using A Wet Scrubber Unit	US Divisional Utility	15/729,272	10/10/2017
ADA Carbon Solutions, LLC	Catalytically Enhanced Compositions For Efficient Removal Of Contaminants In Flue Gas Streams	US Utility	14/721,623	05/26/2015
ADA Carbon Solutions, LLC	Methods For The Treatment Of A Flue Gas Stream Using Catalytically-Enhanced Sorbent Compositions	US Divisional Utility	15/729,308	10/10/2017
ADA Carbon Solutions, LLC	Methods For The Manufacture Of A Sorbent Composition Having ACatalyst Component	US Divisional Utility	15/729,414	10/10/2017
ADA Carbon Solutions, LLC	Sorbent Compositions Having Highly Reactive Halogen Species	US Utility	14/826,872	08/14/2015
ADA Carbon Solutions, LLC	Sorbent Compositions Having Amorphous Halogen Species For The Sequestration Of Contaminants	US CIP Utility	15/237,089	08/15/2016[1]
ADA Carbon Solutions, LLC	Methods For The Treatment Of A Flue Gas Stream Using Sorbent Compositions Having Amorphous Halogen Species	US Divisional Utility	15/729,347	10/10/2017
ADA Carbon Solutions, LLC	Sorbent Compositions Having Amorphous Halogen Species For The Sequestration Of Contaminants	CA	2,939,597	08/15/2016
ADA Carbon Solutions, LLC	Sorbent Compositions Having Amorphous Halogen Species For The Sequestration Of Contaminants	CN	201610671310.5	08/15/2016
ADA Carbon Solutions, LLC	Sorbent Compositions For Use In A Flue Gas Train Including A Bag House	US Utility	14/957,552	12/02/2015
ADA Carbon Solutions, LLC	Methods For The Treatment Of A Flue Gas Stream In A Flue Gas Train Including A Bag House	US Divisional Utility	15/729,364	10/10/2017
ADA Carbon Solutions, LLC	Sorbent Compositions For Use In A Flue Gas Train Including A Bag House	CA	2,913,938	12/02/2015
ADA Carbon Solutions, LLC	Activated Carbon With Reduced Auto-Ignition Properties	US Utility	15/093,414	04/07/2016

ADA Carbon Solutions, LLC	Methods For The Treatment Of Flue Gas Streams Using Sorbent Compositions With Reduced Auto-Ignition Properties	US Divisional Utility	15/729,392	10/10/2017
ADA Carbon Solutions, LLC	Sorbent Compositions For The Removal Of Boron From Aqueous Mediums	US Utility	15/844,074	12/15/2017
ADA Carbon Solutions, LLC	Sorbent Compositions For The Removal Of Contaminants From A Gas Stream	US Provisional	62/674,467	05/21/2018
ADA-ES, Inc.	Low Sulfur Coal Additive For Improved Furnace Operation	US	15934571 20180208865	03/23/18
ADA-ES, Inc.	Method And System For Controlling Mercury Emissions From Coal-Fired Thermal Processes	US	15850780 20180169575	12/21/17
ADA-ES, Inc.	Control Of Wet Scrubber Oxidation Inhibitor And Byproduct Recovery	US	15694536 20170368502	09/01/17
ADA-ES, Inc.	Methods To Substantially Optimize Concentration Of Materials In An Output Stream	US	14738309 20150360234	06/12/15
ADA-ES, Inc.	Low Pressure Drop Static Mixing System	US	14951211	11/24/15
ADA-ES, Inc.	Method and System for Controlling Mercury Emissions From Coal-Fired Thermal Processes	CN	201710991252.9	2/04/11
ADA-ES, Inc.	Method to Reclaim Functional Sites on a CO2 Sorbent That Have Formed Heat Stable Salts with an Acid Gas	IN	2082/DELNP/2015	9/19/13
ADA-ES, Inc.	Method to Reduce Emissions of Nitrous Oxides From Coal-Fired Boilers	US	15941522	3/30/18
ADA-ES, Inc.	Method to Reduce Mercury, Acid Gas, and Particulate Emissions	US	15842636	12/14/17
ADA-ES, Inc.	Methods for Solidification and Stabilization of Industrial Byproducts	US	15205766	7/8/16
ADA-ES, Inc.	Process to Reduce Emissions of Nitrogen Oxides and Mercury From Coal-Fired Boilers	US	15812993	11/14/17
ADA-ES, Inc.	Staged Fluidized Beds for CO2 Capture	IN	9082/DELNP/2013	04/11/12
ADA-ES, Inc.	Control Of Wet Scrubber Oxidation Inhibitor And Byproduct Recovery	US	16188785	11/13/18

ADA-ES, Inc.	Method And System For Controlling Mercury Emissions From Coal-Fired Thermal Processes	US	16186187	11/13/18
ADA-ES, Inc.	Dry-Application Flue Gas Conditioning Additive And Methods Of Application For Improved Electrostatic Precipitator Performance	US	62655596	04/10/18
ADA-ES, Inc.	Method To Mitigate Iodine Contribution To DBP Formation	US	62648176	03/26/18
ADA-ES, Inc.	Method To Mitigate Iodine Contribution To DBP Formation	US	62632932	02/26/18
ADA-ES, Inc.	Method And System To Identify Coal Characteristics At The Mine	US	15262933 20170076120	09/12/16
1U.S. Patent Application No. 15/237,089 is currently abandoned and is in the process of being revived

SCHEDULE 4.2(r)
POST-CLOSING OBLIGATIONS

Description:	To Be Accomplished By:

1.Delivery to the Administrative Agent with respect to the real property set forth on Schedule 3: (a) Real Property Security Documents from the applicable Loan Parties in a form reasonably satisfactory to the Administrative Agent and the Required Lenders; and (b) any other Real Property Deliverable with respect to each such Real Property reasonably requested by the Administrative Agent (at the written direction of the Required Lenders).
February 7, 2019 (or such later date as agreed by the Required Lenders)

2.Delivery to the Administrative Agent of property insurance and liability insurance certificates (and the related endorsements) in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.
January 7, 2019 (or such later date as agreed by the Required Lenders)

3.Delivery to the Administrative Agent of deposit account control agreements for each Pledged Account (other than the CoBiz Bank Account Number xxx9315), in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.
December 14, 2019 (or such later date as agreed by the Required Lenders)

4.Delivery to the Administrative Agent of executed intellectual property releases terminating the filings made in favor of Babson Capital Finance, LLC, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.
December 14, 2019 (or such later date as agreed by the Required Lenders)

SCHEDULE 4.3(c)
TRANSACTIONS WITH AFFILIATES

Licenses granted pursuant to License Agreement dated November 3, 2006 between ADA-ES, Inc., as Licensor, and ADA-NexCoal, LLC, as Licensee, as the same has from time to time been amended.

Licenses granted pursuant to Technology License Agreement dated as of July 27, 2012 between ADA-ES, Inc., as Licensor, and Clean Coal Solutions, LLC, as Licensee, as the same has from time to time been amended.

Transactions contemplated by the Intercompany Loan Agreement, dated October 1, 2016, by and between ADA Carbon Solutions (Operations), LLC and CarbPure Technologies, LLC, as amended by the First Amendment to the Intercompany Loan Agreement, dated October 1, 2018.

SCHEDULE 4.3(e)
PERMITTED INDEBTEDNESS

1.
2013 Loan and Security Agreement dated as of September 19, 2013 by and among ADA-ES, Inc., as Borrower, Advanced Emissions Solutions, Inc., as Guarantor, and CoBiz Bank d/b/a Colorado Business Bank, as Lender, as amended or amended and restated (the "CoBiz Debt"). Any refinancing of the CoBiz Debt may include an increase in the amount of such debt up to a maximum of $10,000,000 with CoBiz or with another financial institution provided that no additional collateral is required to be pledged.

2.	Collectively, the following finance leases by and between Caterpillar Financial Services Corp. and the Loan Parties described (together with guaranties of obligations by certain other Loan Parties):

a.	Finance Lease, dated on or about May 16, 2013, between Five Forks Mining, LLC and Caterpillar Financial Services Corporation, as amended by the Amendment to Finance Lease, dated May 16, 2013.

b.
Finance Lease, dated on or about January 8, 2015, between Five Forks Mining, LLC and Caterpillar Financial Services Corporation, as amended by the Amendment to Finance Lease, dated January 8, 2015 and the Amendment to Finance Lease, dated January 27, 2015.

c.	Finance Lease, dated on or about July 28, 2015, between Five Forks Mining, LLC and Caterpillar Financial Services Corporation, as amended by the Amendment to Finance Lease, dated July 28, 2015.

d.
Finance Lease, dated on or about September 24, 2015, between Five Forks Mining, LLC and Caterpillar Financial Services Corporation, as amended by the Amendment to Finance Lease, dated September 24, 2015.

e.	Finance Lease, dated on or about March 16, 2017, between Five Forks Mining, LLC and Caterpillar Financial Services Corporation, as amended by the Amendment to Finance Lease, dated March 16, 2017.

f.	Finance Lease, dated on or about April 14, 2017, between Five Forks Mining, LLC and Caterpillar Financial Services Corporation, as amended by the Amendment to Finance Lease dated April 14, 2017.

g.	Finance Lease, dated on or about September 28, 2018, between Five Forks Mining, LLC and Caterpillar Financial Services Corporation (3544016).

h.	Finance Lease, dated on or about September 28, 2018, between Five Forks Mining, LLC and Caterpillar Financial Services Corporation (3544018).

i.	Finance Lease, dated on or about September 28, 2018, between Five Forks Mining, LLC and Caterpillar Financial Services Corporation (3544015).

j.	Two Finance Leases, dated on or about September, October, or November, 2018, as amended, between Five Forks Mining, LLC and Caterpillar Financial Services Corporation.

3.	Equipment Lease Agreement, dated January 11, 2017, by and between Demery Resources Company, L.L.C. and Five Forks Mining, LLC.

4.	Equipment Lease Agreement, dated March 31, 2014, by and between Demery Resources Company, L.L.C. and Five Forks Mining, LLC.

5.
Equipment Lease Schedule 9799691001, dated March 1, 2015, by and between Deep South Equipment Company and ADA Carbon Solutions (Red River), LLC, as amended by the Amendment to Master Lease Agreement, dated March 5, 2015.

6.	Vectra Bank Credit Card account with credit limit of $100,000.

SCHEDULE 4.3(k)
PERMITTED INVESTMENTS
None.

EXHIBIT A
FORM OF TERM NOTE
THIS TERM NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.
THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS TERM NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “IRC”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE IRC. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTE BY CONTACTING DEBTOR AT ADVANCED EMISSIONS SOLUTIONS, INC., 640 PLAZA DRIVE, SUITE 270, HIGHLANDS RANCH, CO 80129.
TERM NOTE
$[    ]    December [__], 2018
FOR VALUE RECEIVED, ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation (the “Debtor”), hereby promises to pay to of [___________________________] (the “Specified Lender”) the principal amount of [________________________] ($[_____]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loan held by the Specified Lender under the Term Loan Agreement referred to below) pursuant to the terms of the Term Loan and Security Agreement, dated as of December [__], 2018, by and among Debtor, each Person listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined in the Term Loan Agreement), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and The Bank of New York Mellon, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Term Loan Agreement”). This Term Note is one of the promissory notes referred to in the Term Loan Agreement. Terms capitalized but not defined herein shall have the meanings given to them respectively in the Term Loan Agreement. Reference is made to the Term Loan Agreement for a statement of the terms and conditions under which the Loan evidenced hereby has been made, is secured, and may be prepaid or accelerated.

Until maturity (whether by acceleration or otherwise), interest shall accrue and be payable on the outstanding principal balance hereof at the applicable rates of interest set forth in the Term Loan Agreement. In accordance with the provisions of Section 2.3 of the Term Loan Agreement, upon the occurrence and during the continuance of an Event of Default interest may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Term Loan Agreement. Outstanding principal and accrued and unpaid interest shall be payable in accordance with the terms and conditions of the Term Loan Agreement.
All amounts payable by Debtor hereunder shall be paid in accordance with the Term Loan Agreement in immediately available funds (except as otherwise expressly provided in the Loan Documents).
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.
[signature page follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Debtor has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

ADVANCED EMISSIONS SOLUTIONS, INC.,

By:
Name:
Title:

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: [________, ____]

TO:        THE BANK OF NEW YORK MELLON, as Administrative Agent

RE:
TERM LOAN AND SECURITY AGREEMENT, dated as of December [__], 2018, by and among ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation (the “Debtor”), the Guarantors, the Lenders and THE BANK OF NEW YORK MELLON, as Administrative Agent (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Term Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Term Loan Agreement)

DATE:        [Date]

The undersigned Authorized Officer hereby certifies as of the date hereof that [he/she] is the [_____________________] of Debtor, and that, as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Debtor and the other Loan Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.    Debtor has delivered the year-end audited financial statements required by Section 4.2(c)(i) of the Term Loan Agreement for the fiscal year of Debtor ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.    Debtor has delivered the unaudited financial statements required by Section 4.2(c)(ii) of the Term Loan Agreement for the fiscal quarter of Debtor ended as of the above date. Such consolidated financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of Debtor and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.    The undersigned has reviewed and is familiar with the terms of the Term Loan Agreement and has made, or has caused to be made under [his/her] supervision, a detailed review of the transactions and condition (financial or otherwise) of Debtor and its Subsidiaries during the accounting period covered by such financial statements.

3.    A review of the activities of Debtor and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Debtor and each of the other Loan Parties performed and observed all its obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each of the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default or Event of Default has occurred and is continuing.]

--or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

4.    The representations and warranties of Debtor and each other Loan Party contained in Section 4.1 of the Term Loan Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the date hereof and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the date hereof, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Sections 4.1(h) of the Term Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (i) and (ii), respectively, of Section 4.2(c) of the Term Loan Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.    The calculations of the covenants in Section 4.4 of the Term Loan Agreement (and the analyses and information related thereto) set forth on Schedule A attached hereto are true and accurate on and as of the date of this Certificate.

6.    [Attached hereto as Schedule B are confirmation that there have been no changes to the information contained in schedules to this Agreement delivered on the Closing Date or the date of the most recently updated schedules delivered pursuant to Section 4.2(d)(iii) of the Credit Agreement and/or attaching updated schedules identifying any such changes to the information contained therein.]

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ADVANCED EMISSIONS SOLUTIONS, INC.,
a Delaware corporation

By:
Name:
Title:

Schedule A

Financial Statement Date: [________, ____] (“Statement Date”)

Covenant Calculations
[to be provide by Debtor]

Schedule B

Insurance and Updated Schedules

[to be provide by Debtor]

EXHIBIT C
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of __________ __, 20__ (this “Agreement”), to the Term Loan Agreement referred to below is entered into by and among [NAME OF ADDITIONAL GUARANTOR], a ____________ (the “Additional Guarantor”), Debtor (as defined below), the Guarantors (as defined below), and The Bank of New York Mellon, a New York banking corporation, as administrative agent for the Lenders (as defined below) (in such capacity, together with any successors and assigns, if any, the “Administrative Agent”).
WHEREAS, Advanced Emission Solutions, Inc., a Delaware corporation (the “Debtor”), each Person listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as thereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and the Administrative Agent have entered into that certain Term Loan and Security Agreement, dated as of December 7, 2018 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the “Term Loan Agreement”), pursuant to which the Lenders have agreed to make loans to Debtor (each a “Loan” and collectively the “Loans”) in an aggregate principal amount set forth therein;
WHEREAS, pursuant to each Guaranty entered into in connection with the Term Loan Agreement, Debtor’s obligation to repay the Loans and all other Obligations are guaranteed by the Guarantors;
WHEREAS, pursuant to Section 4.2(j) of the Term Loan Agreement, the Additional Guarantor is required to become a Guarantor by, among other things, executing and delivering this Agreement to the Administrative Agent and the Lenders; and
WHEREAS, the Additional Guarantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of, the Additional Guarantor.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions. Reference is hereby made to the Term Loan Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined therein and not otherwise defined herein shall have the same meanings herein as set forth therein.
SECTION 2. Joinder of Additional Guarantor.
(a)    Pursuant to Section 4.2(j) of the Term Loan Agreement, by its execution of this Agreement, the Additional Guarantor hereby (i) confirms that, as to the Additional Guarantor,

the representations and warranties contained in Section 4.1 of the Term Loan Agreement and in each other Loan Document, certificate or other writing delivered to the Administrative Agent or any Lender pursuant to any Loan Document on or prior to the date hereof are true and correct in all material respects as of the effective date of this Agreement (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and (ii) agrees that, from and after the effective date of this Agreement, the Additional Guarantor shall be a party to the Term Loan Agreement and shall be bound, as a “Guarantor”, by all the provisions thereof and shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth therein and applicable to the Guarantors, including, without limitation, the guaranty of the Obligations made by the Guarantors jointly and severally, in favor of the Administrative Agent and the Lenders pursuant to the Guaranty in Article X of the Term Loan Agreement. The Additional Guarantor hereby agrees that from and after the effective date of this Agreement each reference to a “Guarantor” or a “Loan Party” and each reference to the “Guarantors” or the “Loan Parties” in the Term Loan Agreement and any other Loan Document shall include the Additional Guarantor. The Additional Guarantor acknowledges that it has received a copy of the Term Loan Agreement and each other Loan Document and that it has read and understands the terms thereof.
(b)    Attached hereto are updated copies of each Schedule to the Term Loan Agreement as required to be revised to include all information required to be provided therein with respect to, and only with respect to, the Additional Guarantor. The Schedules to the Term Loan Agreement shall, without further action, be amended to include the information contained in each such update.
SECTION 3. Effectiveness. This Agreement shall become effective upon its execution by the Administrative Agent and receipt by the Administrative Agent of the following:
(i)    counterparts to this Agreement, duly executed by Debtor, each Guarantor, the Additional Guarantor and the Administrative Agent, together with the Schedules referred to in Section 2(b) hereof;
(ii)    a pledge supplement in the form attached hereto as Annex A to which the parent company of the Additional Guarantor is a party, duly executed by such parent company and providing for all Equity Interests of the Additional Guarantor to be pledged to the Administrative Agent pursuant to the terms thereof;
(iii)    (A) certificates, if any, representing 100% of the issued and outstanding Equity Interests of the Additional Guarantor required to be pledged pursuant to the Term Loan Agreement and each Subsidiary of the Additional Guarantor and (B) all original promissory notes of such Additional Guarantor, if any, that are required to be delivered under the Loan Documents, in each case, accompanied by instruments of assignment and transfer;

(v)    to the extent required under Section 4.2(n) of the Term Loan Agreement (A) a Mortgage, in form and substance satisfactory to the Required Lenders (the “Additional Mortgage”), duly executed by the Additional Guarantor, with respect to the real property owned by the Additional Guarantor, and (B) a Title Insurance Policy covering such real property, together with such other agreements, instruments and documents as the Required Lenders may reasonably require comparable to the documents required under Section 4.2(n) of the Term Loan Agreement;
(vi)    appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or desirable to perfect the security interests purported to be created by any Joinder Agreement and any Mortgage;
(vii)    to the extent reasonably requested by the Required Lenders, a written opinion of counsel to the Loan Parties as to such matters as the Required Lenders may reasonably request; and
(viii)     such other agreements, instruments or other documents reasonably requested by the Required Lenders in order to create, perfect, or establish the first priority (subject to Permitted Liens) of or otherwise protect any Lien purported to be covered by any such pledge supplement or Additional Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations free and clear of all Liens other than Permitted Liens.
SECTION 4. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered by hand, Federal Express or other reputable overnight courier, if to the Additional Guarantor, to it at its address set forth below its signature to this Agreement, and if to any Debtor, any Guarantor, any Lender or the Administrative Agent, to it at its address specified in the Term Loan Agreement; or as to any such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 4. All such notices and other communications shall be effective, (a) if mailed (certified mail, postage prepaid and return receipt requested), when received or 3 days after deposited in the mails, whichever occurs first, (b) if telecopied, when transmitted and confirmation received, or (c) if delivered by hand, Federal Express or other reputable overnight courier, upon delivery, except that notices to the Administrative Agent pursuant to Article II of the Term Loan Agreement shall not be effective until received by the Administrative Agent.
SECTION 5. General Provisions. (a) Each of Debtor, each Guarantor, and the Additional Guarantor, hereby confirms that each representation and warranty made by it under the Loan Documents is true and correct as of the date hereof in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and that no Default or Event of Default has occurred or is continuing under the Term Loan Agreement. Each of Debtor and each Guarantor, including the Additional Guarantor, hereby represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to their respective obligations under the Term Loan Agreement or any other Loan Document.
(b)    Except as supplemented hereby, the Term Loan Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Term Loan Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Term Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.
(c)    The Additional Guarantor hereby expressly (i) authorizes the Administrative Agent to file (in the event the Additional Guarantor fails to do so in the first instance) appropriate financing statements on or continuation statements, and amendments thereto, (including without limitation, any such financing statements that indicate the Collateral as “all assets” or words of similar import) in such office or offices as may be necessary or desirable to perfect the Liens to be created by this Agreement and each of the Loan Documents and (ii) ratifies such authorization to the extent that the Administrative Agent has filed any such financing or continuation statements or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
(d)    Debtor agrees to pay or reimburse the Administrative Agent and the Lenders for all of their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement, including, without limitation, the reasonable and documented out of pocket fees and disbursements of counsel.
(e)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.
(f)    Section headings in this Agreement are included herein for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
(g)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE ADDITIONAL GUARANTOR AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND

UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE ADDITIONAL GUARANTOR AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO DEBTOR AT ITS ADDRESS FOR NOTICES AS SET FORTH IN THE TERM LOAN AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE ADDITIONAL GUARANTOR AND EACH OTHER LOAN PARTY AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ADDITIONAL GUARANTOR AND EACH OTHER LOAN PARTY IN ANY OTHER JURISDICTION. THE ADDITIONAL GUARANTOR AND EACH OTHER LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE ADDITIONAL GUARANTOR OR ANY OTHER LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.
(h)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.
(i)    THE ADDITIONAL GUARANTOR AND EACH OTHER LOAN PARTY AND THE ADMINISTRATIVE AGENT HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
(j)    This Agreement, together with the Term Loan Agreement and the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DEBTOR:

ADVANCED EMISSIONS SOLUTIONS, INC.

By:
Name:
Title:

GUARANTORS

ADA-ES, INC.

By:
Name:
Title:

ADA CARBON SOLUTIONS, LLC

By:
Name:
Title:

ADA CARBON SOLUTIONS (OPERATIONS), LLC

By:
Name:
Title:

FIVE FORKS MINING, LLC

By:
Name:
Title:

ADA CARBON SOLUTIONS (RED RIVER), LLC

By:
Name:
Title:

CROWFOOT SUPPLY COMPANY, LLC

By:
Name:
Title:

CARBPURE TECHNOLOGIES, LLC

By:
Name:
Title:

ADMINISTRATIVE AGENT:

THE BANK OF NEW YORK MELLON,
as Administrative Agent

By:
Name:
Title:

ADDITIONAL GUARANTOR:

[________________________]

By:
Name:
Title:

Address:

Annex A

Form of

PLEDGE SUPPLEMENT

PLEDGE SUPPLEMENT, dated as of [_____ __], 20[__] (this “Supplement”), made by [__________], a [corporation] [limited liability company] (the “Specified Pledgor”), in favor of The Bank of New York Mellon, as administrative agent (in such capacity, the “Administrative Agent”) for the benefit of the holders of the Obligations under that certain Term Loan and Security Agreement dated as of December [__], 2018 (the “Term Loan Agreement”), among Advanced Emission Solutions, Inc., a Delaware corporation (the “Debtor”), each Person listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as thereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and the Administrative Agent.

1.    Terms defined in the Term Loan Agreement are used herein as therein defined.

2.    The Specified Pledgor hereby confirms and reaffirms the security interest granted by it in the Collateral granted to the Administrative Agent for the benefit of the holders of the Obligations under the Term Loan Agreement, and, as additional collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and in order to induce the Lenders to continue to make their Loans under the Credit Agreement and the other Loan Documents, the Specified Pledgor hereby delivers to the Administrative Agent, for the benefit of the holders of the Obligations, all of the Equity Interests of [INSERT NAME OF NEW ISSUER], a [__________] [corporation] [limited liability company] (the “New Issuer”) listed in Schedule I hereto, together with all stock certificates, options, or rights of any nature whatsoever which may be issued or granted by the New Issuer in respect of such Equity Interests while the Term Loan Agreement, as supplemented hereby, is in force (the “Additional Pledged Equity”) and hereby grants to the Administrative Agent, for the benefit of the holders of the Obligations a first priority security interest in the Additional Pledged Equity and all Proceeds thereof. From and after the date of this Supplement, as used in the Term Loan Agreement as supplemented by this Supplement and for all purposes of the Term Loan Agreement as so supplemented, “Pledged Equity” shall be deemed to include the Additional Pledged Equity.

4.    The Specified Pledgor hereby represents and warrants that the representations and warranties contained in Section 4.1 of the Term Loan Agreement are true and correct on the date of this Supplement with references therein to the “Pledged Equity” to include the Additional Pledged Equity and with references to the Term Loan Agreement to mean the Term Loan Agreement as supplemented hereby.

5.    This Supplement is supplemental to the Term Loan Agreement, forms a part thereof and is subject to the terms thereof. From and after the date of this Supplement, Schedule 4.1(f)(iii)

CHAR1\1629750v3

(A) to the Term Loan Agreement shall be deemed to include each item listed on Schedule I to this Supplement. This Supplement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[Name of Specified Pledgor]

By:
Name:
Title:

SCHEDULE I to
Supplement

DESCRIPTION OF ADDITIONAL PLEDGED EQUITY

Name of Pledgor	Name of Issuer	Class of Stock	Stock Certificate No.	No. of Shares

ANNEX I to Supplement

ACKNOWLEDGMENT AND CONSENT

The undersigned, the New Issuer referred to in the foregoing Pledge Supplement, hereby acknowledges receipt of a copy thereof and of the Term Loan Agreement referred to therein and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The undersigned agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.1 of the Term Loan Agreement. The undersigned further agrees that the terms of Article VII of the Term Loan Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Article VII of the Pledge Agreement.

[NAME OF NEW ISSUER]

By:
Name:
Title:
Date:

EXHIBIT D
FORM OF ASSIGNMENT AND ACCEPTANCE
This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of _____ __, 20__ between __________ (“Assignor”) and _________ (“Assignee”). Reference is made to the agreement described in Item 2 of Annex I annexed hereto (as amended, restated, modified or otherwise supplemented from time to time, the “Term Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Term Loan Agreement.
1.    In accordance with the terms and conditions of Section 9.7 of the Term Loan Agreement, the Assignor hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein) to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and the Assignor’s portion of the Term Loan Commitments and Loans as specified on Annex I.
2.    The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.
3.    The Assignee (a) confirms that it has received copies of the Term Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) confirms that it is eligible as an assignee under the terms of the Term Loan Agreement; (d) appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Term Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.
4.    Following the execution of this Assignment Agreement by the Assignor and the Assignee, it will be delivered by the Assignor to the Administrative Agent for recording by the Administrative Agent. The effective date of this Assignment Agreement (the “Settlement Date”) shall be the latest of (a) the date of the execution hereof by the Assignor and the Assignee, (b) the date this Assignment Agreement has been acknowledged by the Administrative Agent and recorded in the Register by the Administrative Agent, (c) the date of receipt by the Administrative Agent of a processing and recordation fee in the amount of $3,5005, (d) the settlement date specified on Annex I, and (e) the receipt by Assignor of the Purchase Price specified in Annex I.
5.    As of the Settlement Date (a) the Assignee shall be a party to the Term Loan Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Term Loan Agreement and the other Loan Documents.
6.    Upon recording by the Administrative Agent, from and after the Settlement Date, the Administrative Agent shall make all payments under the Term Loan Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Term Loan Agreement and the other Loan Documents for periods prior to the Settlement Date directly between themselves on the Settlement Date.
7.    THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8.    EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS ASSIGNMENT AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
9.    This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.
5The payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:
Date:

NOTICE ADDRESS FOR ASSIGNOR

[INSERT ADDRESS]

Telephone No.:
Telecopy No.:

[ASSIGNEE]

By:
Name:
Title:
Date:

NOTICE ADDRESS FOR ASSIGNEE

[INSERT ADDRESS]

Telephone No.:
Telecopy No.:

[Signature Page to Assignment and Acceptance Agreement]

ACKNOWLEDGED this ___ day
of    , 20__

THE BANK OF NEW YORK MELLON,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Assignment and Acceptance Agreement]

ANNEX FOR ASSIGNMENT AND ACCEPTANCE
ANNEX I
1.    Debtor: Advanced Emissions Solutions, Inc., a Delaware corporation (the “Debtor”).
2.    Name and Date of Term Loan Agreement: Term Loan Agreement, dated as of December [__], 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Debtor, each Person listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as thereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and The Bank of New York Mellon, a New York banking corporation, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).
3.    Date of Assignment Agreement:
4.    Amount of Term Loan Assigned:
5.    Purchase Price:
6.    Settlement Date:
7.    Wire Instructions and Notice Information:

Assignee:	Assignor:

Attn:	Attn:
Fax No.:	Fax No.:

Bank Name:	Bank Name:
ABA Number:	ABA Number:
Account Name:	Account Name:
Account Number:	Account Number:
Sub-Account Name:	Sub-Account Name:
Sub-Account Number:	Sub-Account Number:
Reference:	Reference:
Attn:	Attn: